                                                                    EXHIBIT 10.1

                          SECOND AMENDED AND RESTATED
                               CREDIT AGREEMENT


                             made and entered into

                            as of February 27, 2001

                                 by and among



                             CELLSTAR CORPORATION,



                  EACH OF THE FINANCIAL INSTITUTIONS WHICH IS
                             A SIGNATORY HERETO OR
                          WHICH MAY FROM TIME TO TIME
                            BECOME A PARTY HERETO,

                                      and

                           THE CHASE MANHATTAN BANK
      (successor by merger to Chase Bank of Texas, National Association, formerly known as Texas Commerce Bank National Association), as agent for such Financial Institutions

                               Table of Contents
                               -----------------

                                                                                                               Page
                                                                                                               ----
1.     Definitions........................................................................................       2

       1.1      Certain Defined Terms.....................................................................       2
       1.2      Accounting Terms and Determinations.......................................................      31
       1.3      UCC Changes...............................................................................      29
       1.4      Asia Financing Transactions...............................................................      29

2.     Advances; Letters of Credit; Notes; Payments; Prepayments; Interest Rates..........................      32

       2.1      Commitments...............................................................................      32
       2.2      Advances..................................................................................      32
       2.3      Commitment and Amendment Fees.............................................................      34
       2.4      Termination and Reductions of Commitments.................................................      35
       2.5      Mandatory and Voluntary Prepayments.......................................................      36
       2.6      Notes; Payments...........................................................................      37
       2.7      Application of Payments and Prepayments...................................................      37
       2.8      Interest Rates for Advances...............................................................      38
       2.9      Special Provisions Applicable to LIBOR Borrowings.........................................      40
       2.10     Letters of Credit.........................................................................      43
       2.11     Pro-Rata Treatment........................................................................      47
       2.12     Sharing of Payments, Etc..................................................................      48
       2.13     Recapture.................................................................................      49

3.     Collateral.........................................................................................      49

       3.1      Security Documents........................................................................      49
       3.2      Filing and Recording......................................................................      50

4.     Conditions.........................................................................................      50

       4.1      All Advances..............................................................................      50
       4.2      Closing...................................................................................      51

5.     Representations and Warranties.....................................................................      54

       5.1      Organization..............................................................................      54
       5.2      Financial Statements......................................................................      55
       5.3      Enforceable Obligations; Authorization....................................................      55
       5.4      Other Debt................................................................................      55
       5.5      Litigation................................................................................      56
       5.6      Taxes.....................................................................................      56
       5.7      No Material Misstatements.................................................................      56
       5.8      Subsidiaries..............................................................................      56
       5.9      Representations by Others.................................................................      56

                               Table of Contents
                               -----------------
                                 (continued)

                                                                                                             Page
                                                                                                             ----
       5.10     Permits, Licenses, Etc..................................................................       56
       5.11     ERISA...................................................................................       57
       5.12     Title to Properties; Possession Under Leases............................................       57
       5.13     Assumed Names...........................................................................       57
       5.14     Investment Company Act..................................................................       57
       5.15     Public Utility Holding Company Act......................................................       58
       5.16     Agreements..............................................................................       58
       5.17     Environmental Matters...................................................................       58
       5.18     No Change in Credit Criteria or Collection Policies.....................................       59
       5.19     Solvency................................................................................       59
       5.20     Status of Receivables and Other Collateral..............................................       60
       5.21     Convertible Subordinated Debt Documents.................................................       61
       5.22     Transactions with Related Parties.......................................................       61
       5.23     Patents, Trademarks and Copyrights......................................................       61
       5.24     Foreign Employee Benefit Matters........................................................       62
       5.25     Compliance with Laws and Agreements.....................................................       62

6.     Affirmative Covenants............................................................................       62

       6.1      Businesses and Properties...............................................................       62
       6.2      Taxes...................................................................................       63
       6.3      Financial Statements and Information....................................................       63
       6.4      Inspections; Field Examinations; Inventory Appraisals...................................       64
       6.5      Further Assurances......................................................................       65
       6.6      Books and Records.......................................................................       65
       6.7      Insurance...............................................................................       65
       6.8      ERISA...................................................................................       66
       6.9      Use of Proceeds.........................................................................       66
       6.10     Guarantors, Joinder Agreements..........................................................       67
       6.11     Notice of Events........................................................................       67
       6.12     Environmental Matters...................................................................       67
       6.13     End of Fiscal Year......................................................................       68
       6.14     Pay Obligations and Perform Other Covenants.............................................       68
       6.15     Collection of Receivables; Application of Lockbox Agreement Proceeds....................       68
       6.16     Additional Receivables Documentation....................................................       69
       6.17     Foreign Employee Benefit Compliance.....................................................       69
       6.18     Fee Agreements..........................................................................       69
       6.19     Agreements..............................................................................       69

7.     Negative Covenants...............................................................................       70

       7.1      Indebtedness............................................................................       70
       7.2      Liens...................................................................................       71
       7.3      Contingent Liabilities..................................................................       73

                               Table of Contents
                               -----------------
                                 (continued)

                                                                                                             Page
                                                                                                             ----
       7.4      Mergers, Consolidations and Dispositions and Acquisitions of Assets.....................       73
       7.5      Nature of Business......................................................................       75
       7.6      Transactions with Related Parties.......................................................       75
       7.7      Investments, Advances...................................................................       75
       7.8      ERISA Compliance........................................................................       77
       7.9      Credit Extensions.......................................................................       77
       7.10     Change in Accounting Method.............................................................       77
       7.11     Redemption, Dividends, Distributions and Payments.......................................       77
       7.12     Consolidated Tangible Net Worth.........................................................       78
       7.13     Consolidated Interest Coverage Ratio....................................................       78
       7.14     Companies Interest Coverage Ratio.......................................................       78
       7.15     Minimum Turnover Ratio..................................................................       78
       7.16     Consolidated Funded Debt to Consolidated EBITDA Ratio...................................       79
       7.17     Consolidated Senior Debt to Consolidated EBITDA Ratio...................................       79
       7.18     Minimum EBITDA..........................................................................       79
       7.19     Capital Expenditures....................................................................       79
       7.20     Sale of Receivables.....................................................................       79
       7.21     Sale and Lease-Back Transactions........................................................       79
       7.22     Change of Name or Place of Business.....................................................       80
       7.23     Availability............................................................................       80
       7.24     Restrictive Agreements..................................................................       80
       7.25     Modification or Waiver of Subordinated Indebtedness.....................................       80
       7.26     Synthetic Repurchases...................................................................       76

8.     Events of Default and Remedies...................................................................       80

       8.1      Events of Default.......................................................................       80
       8.2      Remedies Cumulative.....................................................................       84

9.     The Agent........................................................................................       84

       9.1      Appointment, Powers and Immunities......................................................       84
       9.2      Reliance................................................................................       85
       9.3      Defaults................................................................................       85
       9.4      Rights as a Bank........................................................................       85
       9.5      Indemnification.........................................................................       85
       9.6      Non-Reliance on Agent and Other Banks...................................................       86
       9.7      Failure to Act..........................................................................       86
       9.8      Resignation or Removal of Agent.........................................................       86

10.    Miscellaneous....................................................................................       87

       10.1     No Waiver...............................................................................       87
       10.2     Notices.................................................................................       87

                               Table of Contents
                               -----------------
                                  (continued)

                                                                                                             Page
                                                                                                             ----
       10.3     Governing Law...........................................................................       87
       10.4     Hedging Obligations; Cash Management Obligations........................................       88
       10.5     Survival; Parties Bound.................................................................       90
       10.6     Counterparts............................................................................       90
       10.7     Limitation of Interest..................................................................       90
       10.8     Survival................................................................................       91
       10.9     Captions................................................................................       91
       10.10    Expenses, Etc...........................................................................       91
       10.11    Indemnification.........................................................................       91
       10.12    Amendments, Waivers, Etc................................................................       92
       10.13    Successors and Assigns..................................................................       93
       10.14    ENTIRE AGREEMENT........................................................................       96
       10.15    Severability............................................................................       96
       10.16    Disclosures.............................................................................       96
       10.17    Capital Adequacy........................................................................       96
       10.18    Taxes...................................................................................       97
       10.19    Release of Claims.......................................................................       96
       10.20    Right of Setoff.........................................................................       98
       10.21    Non-Application of Chapter 346 of Texas Finance Code....................................       99
       10.22    Waiver of Right to Jury Trial...........................................................       99
       10.23    Additional Provisions Regarding Collection of Receivables:
                Control Inventory and other Collateral..................................................       99
       10.24    Limitation of Liability.................................................................      101
       10.25    No Fiduciary Relationship...............................................................      101
       10.26    Construction............................................................................      101
       10.27    Joint and Several Obligations...........................................................      101

Exhibits

Exhibit A       -    Form of Note
Exhibit B       -    Lockbox Agreement
Exhibit C       -    Compliance Certificate

Exhibit D       -    Request for Extension of Credit
Exhibit E       -    Rate Selection Notice
Exhibit F       -    Borrowing Base Certificate
Exhibit G       -    Weekly Collateral Report
Exhibit H       -    Inventory Designation Report
Exhibit I-1     -    Form of Landlord's Waiver
Exhibit I-2     -    Form of Landlord's Subordination

                               Table of Contents
                               -----------------
                                  (continued)

                                                                            Page
                                                                            ----

Schedules
---------

Schedule 1.1    -    Banks and Commitments
Schedule 1.4    -    Asia Financing Transactions
Schedule 5.5    -    Litigation
Schedule 5.8    -    Subsidiaries and Foreign Affiliates
Schedule 5.12   -    Real Property Leases
Schedule 5.13   -    Assumed Names
Schedule 5.16   -    Existing Indebtedness and Agreements
Schedule 5.17   -    Environmental Matters
Schedule 5.23   -    Patents, Trademarks and Copyrights
Schedule 6.18   -    Fee Agreements
Schedule 7.2    -    Existing Liens

                 SECOND AMENDED AND RESTATED CREDIT AGREEMENT
                 --------------------------------------------


     THIS SECOND AMENDED AND RESTATED CREDIT AGREEMENT (together with all amendments, modifications and supplements hereto and restatements hereof, this "Agreement") is made and entered into as of February 27, 2001, by and among
 ---------
CELLSTAR CORPORATION, a Delaware corporation ("Borrower"), EACH OF THE BANKS OR
                                               --------
OTHER FINANCIAL INSTITUTIONS WHICH IS A SIGNATORY HERETO OR WHICH MAY FROM TIME TO TIME BECOME A PARTY HERETO (individually, a "Bank" and collectively, the
                                                ----
"Banks"), BANK ONE, NA (formerly known as The First National Bank of Chicago),
 -----
as syndication agent (the "Syndication Agent"), NATIONAL CITY BANK, as
                           -----------------
documentation agent (the "Documentation Agent"), and THE CHASE MANHATTAN BANK
                          -------------------
(successor by merger to Chase Bank of Texas, National Association, formerly known as Texas Commerce Bank National Association), a New York banking corporation ("Chase"), as agent for the Banks and as issuer of Letters of Credit
              -----
(in such capacity, together with its successors in such capacity, the "Agent").
                                                                       -----

                               R E C I T A L S:
                               ---------------

     A. The Borrower, the Banks, the Syndication Agent, the Documentation Agent, and Chase as administrative agent, alternate currency agent, issuer of letters of credit and swing line lender are parties to that certain Amended and Restated Credit Agreement dated as of August 2, 1999, as amended by that certain First Amendment to Amended and Restated Credit Agreement dated as of November 23, 1999, as further amended by that certain Second Amendment to Amended and Restated Credit Agreement dated as of July 12, 2000, as further amended by that certain Third Amendment to Amended and Restated Credit Agreement dated as of November 10, 2000, as further amended by that certain Fourth Amendment to Amended and Restated Credit Agreement dated as of December 20, 2000, and as further amended by that certain Fifth Amendment to Amended and Restated Credit Agreement dated as of January 30, 2001 (as amended, the "Existing Credit
                                                         ---------------
Agreement"), pursuant to which the Banks extended credit to Borrower in the form
---------
of a revolving credit facility, including (i) a sub-facility for the issuance of letters of credit, (ii) a swing line facility and (iii) a sub-facility for alternate currency advances.

     B. The Existing Credit Agreement amended and restated that certain Credit Agreement dated as of October 15, 1997, among Borrower, the Banks, Bank One, NA (formerly known as The First National Bank of Chicago) and National City Bank, as Co-Agents, and Chase as administrative agent, issuer of letters of credit and swing line lender, as amended by that certain First Amendment to Credit Agreement dated as of February 20, 1998, as further amended by that certain Second Amendment to Credit Agreement dated as of July 24, 1998, as further amended by that certain Third Amendment to Credit Agreement dated as of September 11, 1998, as further amended by that certain Fourth Amendment to Credit Agreement dated as of March 5, 1999, and as further amended by that certain Fifth Amendment to Credit Agreement dated as of April 8, 1999 (as amended, the "Original Credit Agreement"), pursuant to which the Banks extended
              -------------------------
credit to the Borrower in the form of a revolving credit facility, including (i) a sub-facility for the issuance of letters of credit, (ii) a swing line facility and (iii) a sub-facility for alternate currency.

     C. The Banks are willing to renew and modify, but not extinguish, the indebtedness outstanding under the Existing Credit Agreement pursuant to the terms of this Agreement and are willing to continue to extend credit to the Borrower in the form of a revolving credit facility not to exceed an aggregate principal amount of $85,000,000 (as such amount is reduced in accordance with the terms of this Agreement), including a $10,000,000 (subject to the further limitations specified herein) sub-facility for the issuance of letters of credit, and Chase is willing to serve as Agent upon and subject to the terms and conditions set forth herein.

     D. The parties hereto desire to amend the Existing Credit Agreement as hereinafter provided and have agreed for purposes of clarity and ease of administration, to amend the Existing Credit Agreement and then restate the Existing Credit Agreement in its entirety by means of this Agreement.

     NOW THEREFORE, in consideration of the mutual covenants, agreements and undertakings herein contained, the parties hereto agree as follows, and the Existing Credit Agreement is hereby amended and restated in its entirety as follows:

1.   Definitions.


     1.1 Certain Defined Terms. Unless a particular word or phrase is
         ---------------------
otherwise defined or the context otherwise requires, capitalized words and phrases used in the Loan Documents have the meanings provided below.

     Adjusted LIBOR Rate shall mean, with respect to any LIBOR Borrowing for any
     -------------------
Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the sum of (a) the product of (i) the LIBOR Rate in effect for such Interest Period and (ii) Statutory Reserves and (b) the Applicable Margin (computed on the basis of the actual number of days elapsed over a 360-day year).

     Advances shall mean an advance of funds by the Agent or the Banks or any
     --------
one of them to the Borrower pursuant to Section 2.1 hereof. Advance shall mean
                                        -----------         -------
any one of the Advances.

     Affiliate of any Person shall mean any other Person which controls or is
     ---------
controlled by or under common control with such Person. For purposes of this definition, "control" (including "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of securities, by contract or otherwise. Without limiting the generality of the foregoing, beneficial ownership of five percent (5%) or more of any class of voting securities of a Person or five percent (5%) of the outstanding equity interests in such Person shall be deemed to be control for purposes of compliance with the provisions of Section 7.6 hereof.
                                              -----------
Notwithstanding the foregoing, in no event shall the Agent or any Bank be deemed an Affiliate of the Borrower, any of its Subsidiaries, or any of the Foreign Affiliates.

     Agent shall have the meaning specified in the preamble to this Agreement.
     -----

     Alternate Base Rate shall mean, for any day, a rate per annum (rounded
     -------------------
upwards to the nearest 1/16 of 1%) equal to the sum of (a) the greater of (i) the Prime Rate (computed on the basis of the actual number of days elapsed over a 360-day year) in effect on such day, or (ii) the Federal Funds Effective Rate (computed on the basis of the actual number of days elapsed over a 360-day year) in effect for such day plus 1/2 of 1%, and (b) the Applicable Margin. For purposes of this Agreement, any change in the Alternate Base Rate due to a change in the Prime Rate or Federal Funds Effective Rate shall be effective on the effective date of such change in the Prime Rate or Federal Funds Effective Rate, respectively. If for any reason the Agent shall have determined (which determination shall be conclusive and binding, absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate for any reason, including the inability or failure after diligent effort of the Agent to obtain sufficient quotations in accordance with the terms hereof, the Alternate Base Rate shall be determined without regard to clause (a)(ii) until the circumstances giving rise to such inability no longer exist.

     Alternate Base Rate Borrowing shall mean, as of any date, that portion of
     -----------------------------
the principal balance of the Advances bearing interest at the Alternate Base Rate as of such date.

     Amendment Fee, with respect to any Bank, shall have the meaning specified
     -------------
in Section 2.3(b).
   --------------

     Amendment, Ratification and Confirmation shall mean that certain Amendment,
     ----------------------------------------
Ratification and Confirmation of even date herewith, in form and substance satisfactory to the Agent, executed by the parties thereto, pursuant to which, among other things, the Borrower and Current Guarantors ratify and confirm the existing Security Agreements, each Guarantor consents to this Agreement and ratifies and confirms its existing Guaranty, and the Security Agreements are amended as provided therein.

     Annual Audited Financial Statements shall mean (a) the annual financial
     -----------------------------------
statements of the Borrower and its Subsidiaries, including all notes thereto, which statements shall include on a Consolidated basis a balance sheet as of the end of such fiscal year and a statement of operations, a retained earnings statement and a statement of cash flows for such fiscal year, all setting forth in comparative form the corresponding figures from the previous fiscal year and accompanied by a report and opinion of independent certified public accountants with a "Big 5" accounting firm or other accounting firm of similar national standing and reputation, which report shall not contain any qualification except with respect to new accounting principles mandated by the Financial Accounting Standards Board or successor organization and shall state that such financial statements, in the opinion of such accountants, present fairly, in all material respects, the financial position of such Person as of the date thereof and the results of its operations and cash flows for the period covered thereby in conformity with GAAP, and (b) annual consolidating financial statements of the Borrower and its Subsidiaries, containing a balance sheet as of the end of such fiscal year and a statement of operations for such fiscal year, all in reasonable detail.

     Applicable Commitment Fee Percentage shall mean with respect to any Unused
     ------------------------------------
Commitment, except as otherwise provided below, a rate per annum of (a) 0.50% during the period from and including the Closing Date to and including March 31, 2001, (b) 1.0% per annum during the period from and including April 1, 2001 to and including July 31, 2001, and (c) 1.5% per annum during the period from and including August 1, 2001 and at all times thereafter; provided, however, that at all times when the Total Commitment is $50,000,000 or less the Applicable Commitment Fee percentage shall be subject to adjustment, based on the ratio of Consolidated Funded Debt to Consolidated EBITDA, as follows:


                   Ratio of
           Consolidated Funded Debt                     Per Annum
            to Consolidated EBITDA                    Percentage Rate
           ------------------------                   ---------------
          -----------------------------------------------------------
          Less than 1.00 to 1.00                         0.250%

          -----------------------------------------------------------
          Greater than or equal to
          1.00 to 1.00, but less than
          1.50 to 1.00                                   0.250%
          -----------------------------------------------------------
          Greater than or equal to
          1.50 to 1.00, but less than
          2.25 to 1.00                                   0.375%
          -----------------------------------------------------------
          Greater than or equal to
          2.25 to 1.10, but less than
          3.00 to 1.00                                   0.375%
          -----------------------------------------------------------
          Greater than or equal to
          3.00 to 1.00, but less than
          3.50 to 1.00                                   0.500%
          -----------------------------------------------------------
          Greater than or equal to
          3.50 to 1.00                                   0.500%
          ===========================================================

Any adjustment in the respective amounts of the Applicable Commitment Fee Percentage, whether upward or downward, shall be effective ten (10) Business Days after the applicable Annual Audited Financial Statements or Quarterly Unaudited Financial Statements of the Borrower and related Compliance Certificate have been delivered to and received by the Agent in accordance with the terms of Sections 6.3(a), (b) and (d) hereof. The ratio of Consolidated
             ---------------------------
Funded Debt to Consolidated EBITDA for purposes of this definition of "Applicable Commitment Fee Percentage" shall be computed for the most recent four consecutive fiscal quarters of the Borrower ending on or immediately prior to the applicable date of determination, based on the Agent's review of the Borrower's most recent Quarterly Unaudited Financial Statements or Annual Audited Financial Statements, as applicable, and related Compliance Certificate which are delivered to and received by the Agent in accordance with Sections
                                                                    --------
6.3(a), (b) and (d) hereof. Notwithstanding any foregoing provision to the
------------------
contrary set forth in this paragraph, upon the occurrence of any Event of Default, any adjustment downward in the Applicable Commitment Fee Percentage from the initial 0.50%, 1.0% or 1.5% per annum percentage rate shall automatically cease and the Applicable Commitment Fee Percentage shall automatically revert to the 0.50%, 1.0% or 1.5% per annum percentage rate amount, as applicable, unless and until such Event of Default is cured to the satisfaction of the Agent and the Required Banks or is waived in writing by the Agent and the Required Banks, as applicable.

     Applicable Lending Office shall mean, with respect to each Bank, such
     -------------------------
Bank's Domestic Lending Office in the case of an Alternate Base Rate Borrowing and such Bank's LIBOR Lending Office in the case of a LIBOR Borrowing.

     Applicable Margin shall mean with respect to any Advance, a rate per annum
     -----------------
of 3.00% for LIBOR Borrowings and a rate per annum of 1.50% for Alternate Base Rate Borrowings. The Applicable Margin shall be subject to adjustment, based on the ratio of Consolidated Funded Debt to Consolidated EBITDA, as follows:


           Ratio of             Per Annum Percentage       Per Annum Percentage
   Consolidated Funded Debt         for LIBOR                  for Alternate
    to Consolidated EBITDA          Borrowings              Base Rate Borrowing
   ------------------------         ----------              -------------------
  ------------------------------------------------------------------------------
   Less than 1.00 to 1.00             1.500%                       0.00%

  ------------------------------------------------------------------------------
   Greater than or equal to
   1.00 to 1.00, but less than
   1.50 to 1.00                       2.000%                       0.50%
  ------------------------------------------------------------------------------
   Greater than or equal to
   1.50 to 1.00, but less than
   2.25 to 1.00                       2.250%                       0.75%
  ------------------------------------------------------------------------------
   Greater than or equal to
   2.25 to 1.00, but less than
   3.00 to 1.00                       2.500%                       1.00%
  ------------------------------------------------------------------------------
   Greater than or equal to
   3.00 to 1.00, but less than
   3.50 to 1.00                       2.750%                       1.25%
  ------------------------------------------------------------------------------
   Greater than or equal to
   3.50 to 1.00                       3.000%                       1.50%
  ==============================================================================

Any adjustment in the respective amounts of the Applicable Margin, whether upward or downward, shall be effective ten (10) Business Days after the applicable Annual Audited Financial Statements or Quarterly Unaudited Financial Statements of the Borrower and related Compliance Certificate have been delivered to and received by the Agent in accordance with the terms of Sections
                                                                       --------
6.3(a), (b) and (d) hereof. The ratio of Consolidated Funded Debt to
------------------
Consolidated EBITDA for purposes of this definition of "Applicable Margin" shall be computed for the most recent four consecutive fiscal quarters of the Borrower ending on or immediately prior to the applicable date of determination, based on the Agent's review of the Borrower's most recent Quarterly Unaudited Financial Statements or Annual Audited Financial Statements, as applicable, and related Compliance Certificate which are delivered to and received by the Agent in accordance with Sections 6.3(a), (b) and (d) hereof. Notwithstanding any
                ---------------------------
provision to the contrary set forth in this paragraph, upon the occurrence of Event of Default, any adjustment downward in the Applicable Margin from the initial 3.00% per annum percentage rate for LIBOR Borrowings and the initial 1.50% per annum percentage rate for Alternate Base Rate Borrowings shall automatically cease and the Applicable Margin shall automatically revert to the 3.00% per annum percentage rate amount for LIBOR Borrowings and the 1.50% per annum percentage rate amount for Alternate Base Rate Borrowings unless and until such Event of Default is cured to the satisfaction of the Agent and the Required Banks or is waived in writing by the Agent and the Required Banks, as applicable.

     Applications shall mean all applications and agreements for Letters of
     ------------
Credit, or similar instruments or agreements, in Proper Form, now or hereafter executed by any Person in connection with any Letter of Credit now or hereafter issued or to be issued under the terms hereof at the request of any Person.

     Asia Financing Transactions shall mean the letters of credit, lines of
     ---------------------------
credit and other credit facilities described in Schedule 1.4 hereto.
                                                ------------

     Asia Pacific Subsidiary shall mean a Foreign Subsidiary organized,
     -----------------------
domiciled or conducting business in any country located in the Asia Pacific region.

     Assignment and Acceptance shall have the meaning specified in Section
                                                                   -------
10.13(c) hereof.
-------

     Availability shall mean at any time (a) the lesser at such time of (i) the
     ------------
Borrowing Base and (ii) the Total Commitment (as such amount may be reduced in accordance with the provisions of this Agreement), less (b) the sum of (i) the
                                                   ----
aggregate amount of each Bank's Current Sum at such time, (ii) the aggregate amount of accrued interest outstanding under the Advances at such time, (iii) the aggregate amount of all net liabilities of the Borrower or any of its Subsidiaries or Foreign Affiliates in respect of all Hedging Obligations of the Borrower or any of its Subsidiaries or Foreign Affiliates to Agent, Chase or any other Bank (which net liabilities shall be calculated on a basis satisfactory to the Agent and in accordance with accepted practice), provided that such other Bank notifies the Agent of the amount of such net liabilities in respect of its Hedging Obligations, (iv) all other outstanding Obligations, including without limitation Commitment Fees, fees related to any Letters of Credit, fees payable to the Agent under any fee letter, legal fees and other amounts payable under
Section 10.10 hereof, and (v) Reserves; provided however that for purposes of
-------------
Sections 6.3(f) and (i) hereof, Availability shall be calculated based on the
----------------------
Borrowing Base regardless of the amount of the Total Commitment.

     Bank or Banks shall have the meaning assigned to such terms in the preamble
     ----    -----
of this Agreement.

     Borrower shall have the meaning specified in the preamble of this
     --------
Agreement.

     Borrowing Base shall mean, as of any date, the amount of the then most
     --------------
recent computation of the Borrowing Base, determined by calculating the amount equal to:

             (a) 80% of the Net Amount of Eligible Receivables (except Topp Product Receivables) at such date;


     plus
     ----

             (b) during the first 90 days after and including the Closing Date only, 40% of the Net Amount of Eligible Receivables that are Topp Product Receivables, after which time no Topp Product Receivables shall be included in the Borrowing Base;


     plus
     ----

             (c) the lesser of (i) the Inventory Cap and (ii) the sum of (1) 50% of the amount of Eligible Digital Handset Inventory at said date, calculated as hereinafter specified, plus (2) 40% of the amount of Eligible Analog Handset Inventory at such date, calculated as hereinafter specified, plus (3) 15% of the amount of Eligible Accessories Inventory at such date, calculated as hereinafter specified, in each case calculated at the lower of (A) actual cost for the purchase of such inventory from the original wholesale supplier or (B) fair market value;

Notwithstanding anything to the contrary set forth in the immediately preceding sentence, the Agent reserves the right to adjust downward to a level acceptable to the Agent in its reasonable discretion the eighty percent (80%) advance rate set forth above for the Net Amount of Eligible Receivables if the average dilution percentage for all Receivables of the Companies ever exceeds five percent (5%), based upon any field examination hereafter conducted by the Agent. For purposes hereof, "average dilution percentage" shall mean for each dollar of gross sales by the Borrower, the average percentage of such dollar of gross sales that is not collected by the Borrower for any reason, including without limitation, any credits, rebates, refunds, returns, discounts or any other reason. The Borrowing Base will be computed by the Agent on a daily basis (based on all information reasonably available to the Agent, including without limitation, the periodic reports and listings delivered to the Agent in accordance with Sections 6.3(f), (g), (h) and (i) hereof).
                --------------   ---  ---     ---

     Business Day shall mean a day when the principal office in New York City of the Agent is open for business and the Banks' Applicable Lending Offices are generally open for business; provided, however, that with respect to LIBOR
                             --------
Borrowings, Business Day shall also mean a day on which transactions in dollar
            ------------
deposits between lenders may be carried on in the London eurodollar interbank market.

     Business Entity shall mean corporations, partnerships, joint ventures,
     ---------------
joint stock associations, business trusts and other business entities.

     Capital Expenditures shall mean, for any Person, capital expenditures
     --------------------
(including without limitation, the aggregate amount of Capital Lease Obligations incurred during such period which are required to be capitalized and reported as a liability on the balance sheet of such Person), determined in accordance with GAAP, consistently applied.

     Capital Lease Obligations shall mean the obligations of a Person to pay
     -------------------------
rent or other amounts under a lease of (or other agreement conveying the right to use) real and/or personal Property which obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP (including Statement of Financial Accounting Standards No. 13 of the Financial Accounting Standards Board, as amended) and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP (including such Statement No. 13).

     Cash Management Obligations shall mean any and all obligations and
     ---------------------------
liabilities of Borrower, any of its Subsidiaries or any of the Foreign Affiliates to the Agent, Chase, any other Bank or any of their respective Affiliates, now existing or hereafter arising, whether direct, indirect, joint, several, or joint and several, arising under or in any way relating to or incurred in connection with (a) any deposit accounts maintained by Borrower, any of its Subsidiaries or any of the Foreign Affiliates with the Agent, Chase, any other Bank or any of their respective Affiliates, (b) any cash management services or treasury administration services provided by Agent, Chase, any other Bank or any of their respective Affiliates, (c) any documentation relating thereto, or (d) any services or transactions relating thereto, including without limitation daylight overdraft exposure.

     CellStar Asia shall mean CellStar (Asia) Corporation Ltd., a Hong Kong
     -------------
corporation and a wholly-owned Subsidiary of the Borrower.

     CellStar Netherlands shall mean CellStar Netherlands B.V., a Netherlands
     --------------------
corporation and a wholly-owned Subsidiary of the Borrower.

     CellStar Shanghai shall mean Shanghai CellStar International Trading Co.,
     -----------------
Ltd., a People's Republic of China company and a wholly-owned Subsidiary of the Borrower.

     Celular Express shall mean Celular Express S.A. de C.V., a Mexico
     ---------------
corporation and a wholly-owned Subsidiary of the Borrower.

     Change of Control shall mean any of the following:
     ------

           (a) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), other than an Excluded Person, is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, as amended, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 30% or more of the combined voting stock of Borrower ordinarily having the right to vote at an election of directors; provided that no Change of Control shall be deemed to have occurred from a transfer of the Borrower's voting securities by Goldfield to (i) a member of Goldfield's immediate family (determined in accordance with Rule l6a-1(e) of the Securities Exchange Act of 1934, as amended) either during Goldfield's lifetime or by will or the laws of descent and distribution; (ii) any trust as to which Goldfield or a member of (or members) of his immediate family is the sole beneficiary; (iii) any trust as to which Goldfield is the settlor and the sole trustee with sole power to revoke;
(iv) any entity over which Goldfield has the power, directly or indirectly, to direct or cause the direction of the management and policies of the entity, whether through the ownership of voting securities, by contract or otherwise; or
(v) any charitable trust, foundation or corporation under Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, that is funded and controlled by Goldfield; provided, further, that any further transfer by any of the foregoing Persons is not excluded from being deemed a Change of Control if such further transfer is to a person or group other than those specified in clauses (i)
                                                               ----------
through (v) above;
        ---

           (b) during any period of 12 consecutive calendar months, individuals:

           (i) who were directors of Borrower on the first day of such period, or

           (ii) whose election or nomination for election to the board of directors of Borrower was recommended or approved by at least a majority of the directors then still in office who were directors of Borrower on the first day of such period, or whose election or nomination for election was so approved, shall cease to constitute a majority of the board of directors of Borrower;

           (c) Goldfield and Dale H. Allardyce shall at any time cease to be involved in the management of the Borrower (other than temporary absences for any period of time not longer than 60 days); or

           (d) the occurrence of a Change of Control (as defined in the Convertible Subordinated Debt Documents).

     Chase shall have the meaning specified in the preamble of this Agreement.
     -----

     Closing Date shall mean February 27, 2001.
     ------------

     Code shall mean the Internal Revenue Code of 1986, as amended, as now or
     ----
hereafter in effect, together with all regulations, rulings and interpretations thereof or thereunder by the Internal Revenue Service.

     Collateral shall mean all collateral and security as described in the
     ----------
Security Documents.

     Commitment shall mean, as to any Bank, the obligation of such Bank to make
     ----------
Advances and incur liability for the Letter of Credit Exposure Amount in an aggregate principal amount at any one time outstanding up to, but not exceeding, the amount set forth as such Bank's Commitment in Schedule 1.1 attached hereto
                                                  ------------
(as the same may be reduced from time to time pursuant to Section 2.4 hereof).
                                                          -----------

     Commitment Fee, with respect to any Bank, shall have the meaning assigned
     --------------
to it in Section 2.3(a).
         -------------

     Commitment Percentage shall mean, with respect to any Bank, (a) prior to
     ---------------------
the termination of the Commitments, the ratio, expressed as a percentage, of such Bank's

Commitment to the Total Commitment, and (b) after the termination of the Commitments, the ratio, expressed as a percentage, of the amount of such Bank's outstanding Advances and its portion of the Letter of Credit Exposure Amount to the aggregate amount of all outstanding Advances and the total Letter of Credit Exposure Amount.

     Companies shall mean, collectively, the wholly-owned Domestic Subsidiaries
     ---------
that own accounts and inventory in which Agent has a first priority perfected security interest.

     Compliance Certificate shall mean a certificate substantially in the form
     ----------------------
of Exhibit C attached hereto.
   ---------

     Consequential Loss shall mean, with respect to (a) the Borrower's payment
     ------------------
of principal of or interest on a LIBOR Borrowing on a day other than the last day of the applicable Interest Period, (b) the Borrower's failure to borrow or convert a LIBOR Borrowing on the date specified by the Borrower for any reason, or (c) any cessation of the Adjusted LIBOR Rate to apply to the Advances or any part thereof pursuant to Section 2.9 hereof, in each case whether voluntary or
                         -----------
involuntary, any loss, expense, penalty, premium or liability incurred by any of the Banks or the Agent as a result thereof, including without limitation, any interest paid by any of the Banks to lenders of funds borrowed by it to make or carry the Advances and any other costs and expenses sustained or incurred in liquidating or employing deposits from third parties acquired to effect or maintain the Advances.

     Consolidated shall mean, for any Person, as applied to any financial or
     ------------
accounting term, such term determined on a consolidated basis in accordance with GAAP (except as otherwise required herein) for such Person and all Subsidiaries thereof.

     Consolidated Average Inventory shall mean, as of the end of each fiscal
     ------------------------------
quarter of the Borrower, the average inventory of the Borrower and its Subsidiaries on a Consolidated basis for the period of the four fiscal quarters then ended, calculated as follows: (a) the sum obtained by adding together the Consolidated Average Inventory Per Quarter for each of such four fiscal quarters, divided by (b) four.

     Consolidated Average Inventory Per Quarter shall mean, for any fiscal
     ------------------------------------------
quarter of the Borrower, the following for the Borrower and its Subsidiaries on a Consolidated basis: (a) the sum of (i) the beginning inventory amount for such quarter, plus (ii) the ending inventory amount for such quarter, divided by
(b) two.

     Consolidated Cost of Goods Sold shall mean, as of the end of each fiscal
     -------------------------------
quarter of the Borrower, the cost of goods sold for the Borrower and its Subsidiaries on a Consolidated basis in the period of the four fiscal quarters then ended.

     Consolidated EBITDA shall mean EBITDA of the Borrower and its Subsidiaries
     -------------------
on a Consolidated basis.

     Consolidated Funded Debt shall mean at any particular time, the sum of the
     ------------------------
following, calculated on a Consolidated basis for the Borrower and its Subsidiaries in accordance with GAAP:

          (a) all obligations for borrowed money (whether as a direct obligor on a promissory note, bond, debenture or other similar instrument, as a reimbursement obligor with respect to an issued letter of credit or similar instrument, as an obligor under a Contingent Obligation in respect of borrowed money, or as any other type of direct or contingent obligor), plus (but without duplication)

          (b) all Capital Lease Obligations (other than the interest component of such obligations).

     Consolidated Interest Coverage Ratio shall mean, for any period of
     ------------------------------------
determination, the ratio of (a) Consolidated EBITDA to (b) Interest Expense of the Borrower and its Subsidiaries, on a Consolidated basis.

     Consolidated Senior Debt shall mean Consolidated Funded Debt other than
     ------------------------
Subordinated Indebtedness.

     Consolidated Tangible Net Worth shall mean, at any particular time, all
     -------------------------------
amounts which, in conformity with GAAP, would be included as stockholders' or owners' equity on a consolidated balance sheet of the Borrower and its Subsidiaries; provided, however, there shall be excluded therefrom: (a) any amount at which shares of Stock of any Person appear as an asset on the balance sheet of such Person, (b) goodwill, including any amounts, however designated, that represent the excess of the purchase price paid for assets or Stock over the value assigned thereto, (c) patents, trademarks, trade names, and copyrights, (d) deferred expenses, (e) loans and advances to any stockholder, director, officer, partner, or employee of the Borrower, any of its Subsidiaries, or any Affiliate of the Borrower or any of its Subsidiaries, and
(f) all other assets which are properly classified as intangible assets.

     Contingent Obligation shall mean, as to any Person, any obligation of such
     ---------------------
Person guaranteeing or intended to guarantee the payment or performance of any Indebtedness, leases, dividends or other obligations (collectively "primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including without limitation, any obligation of the Person for whom Contingent Obligations is being determined, whether or not contingent, (a) to purchase any such primary obligation or other property constituting direct or indirect security therefor, (b) assume or contingently agree to become or be secondarily liable in respect of any such primary obligation, (c) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital for the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (d) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (e) otherwise to assure or hold harmless the owner of such primary obligation against loss in respect thereof; provided, however, that the
                                                    --------  -------
term "Contingent Obligation" shall not include endorsements of checks or other negotiable instruments in the ordinary course of business.

     Contribution Agreement shall mean that certain Contribution and
     ----------------------
Indemnification Agreement, by and among the Borrower and the Current Guarantors, as the same has been or may be amended, modified, supplemented, restated and joined in pursuant to a Joinder Agreement, from time to time.

     Convertible Subordinated Debt shall mean the Subordinated Indebtedness of
     -----------------------------
the Borrower evidenced by $150,000,000 of convertible subordinated notes issued by the Borrower, due October 15, 2002.

     Convertible Subordinated Debt Documents shall mean the convertible
     ---------------------------------------
subordinated notes evidencing the Convertible Subordinated Debt, the final prospectus and indenture therefor and all other agreements, documents and instruments executed and delivered pursuant thereto or in connection therewith, in each case as in effect on the Closing Date.

     Current Guarantors shall mean each of the current Domestic Subsidiaries of
     ------------------
the Borrower described in Schedule 5.8 attached hereto.
                          ------------

     Current Sum shall mean on any day, as to a particular Bank, the sum of (a)
     -----------
the outstanding principal balance of such Bank's Note on such day plus (b) the
                                                                  ----
product of (i) such Bank's Commitment Percentage times (ii) the Letter of Credit
                                                 -----
Exposure Amount on such day.

     Deed of Trust shall mean that certain Deed of Trust executed by CellStar,
     -------------
Ltd. in favor of the Agent, for the ratable benefit of the Banks, pursuant to which a Lien is granted on all real property owned by CellStar, Ltd.

     Default Rate shall mean, on any day, as follows: (a) with respect to
     ------------                                         ---------------
principal which is outstanding under any Note, (i) the Maximum Rate, or (ii) if
---------------------------------------------
no Maximum Rate exists, the sum of the Interest Option otherwise applicable thereto on such day plus four percent per annum (it being understood by the Borrower that if any such applicable Interest Option is based on the Adjusted LIBOR Rate, the Default Rate with respect to the applicable principal amount shall only be calculated with reference to the applicable Adjusted LIBOR Rate until the Interest Period applicable thereto expires, and upon the expiration of such applicable Interest Period, the Default Rate for such applicable principal amount shall be computed on the basis of the Alternate Base Rate for such day plus four percent per annum), and (b) with respect to accrued interest, fees and
                                      ------------------------------------------
other Obligations (other than past due principal outstanding under any Note), to
-----------------
the extent permitted by applicable law, (i) the Maximum Rate, or (ii) if no Maximum Rate exists, the sum of the Alternate Base Rate for such day plus four percent per annum.

     Discontinued Operations shall mean, as of any day, operations of the
     -----------------------
Borrower or any of its Subsidiaries which have been discontinued, and which, as of such day, have been fully terminated, disposed of or liquidated.

     Domestic EBITDA shall mean EBITDA for domestic operations of the Borrower
     ---------------
and the Domestic Subsidiaries, on a combined basis.

     Domestic Interest Coverage Ratio shall mean, for any period of
     --------------------------------
determination, the ratio of (a) Domestic EBITDA to (b) Interest Expense for domestic operations of the Borrower and the Domestic Subsidiaries, on a combined basis.

     Domestic Lending Office shall mean, with respect to any Bank, the office of
     -----------------------
such Bank specified as its "Domestic Lending Office" opposite its name on the signature pages hereof, or such other office of such Bank as such Bank may from time to time specify to the Borrower and the Agent.

     Domestic Subsidiary shall mean any Subsidiary of the Borrower which is
     -------------------
organized and domiciled in the Unites States of America.

     EBITDA shall mean with respect to any Person for any period the sum of (a)
     ------
Net Income, plus (b) the following to the extent deducted from Net Income: (i) Interest Expense, (ii) depreciation and amortization of assets, (iii) federal, state and local income taxes, and (iv) all other non-cash items reducing Net Income (other than any non-cash item requiring an accrual or a reserve for cash disbursements in any future period), in each case of such Person for such period, computed and calculated in accordance with GAAP consistently applied; provided, however, that in calculating EBITDA, changes in allowance for doubtful accounts and increases in inventory reserves and other reserves shall not be treated as non-cash items for purposes of such calculation, and accordingly changes in allowance for doubtful accounts and increases in reserves shall not be added to Net Income.

     Eligible Accessories Inventory shall mean all Eligible Inventory consisting
     ------------------------------
of accessories for digital or analog handsets.

     Eligible Analog Handset Inventory shall mean all Eligible Inventory
     ---------------------------------
consisting of analog handsets.

     Eligible Assignee shall mean a commercial bank, a finance company,
     -----------------
insurance company, other financial institution or fund, acceptable to the Agent.

     Eligible Digital Handset Inventory shall mean all Eligible Inventory
     ----------------------------------
consisting of digital handsets.

     Eligible Inventory shall mean finished goods inventory of the Companies, or
     ------------------
any of them, (but only to the extent that such finished goods inventory is Collateral hereunder and is subject to a first priority perfected Lien in favor of the Agent for the ratable benefit of the Banks), which are and at all times shall continue to be acceptable to the Agent in all respects. Standards of eligibility and Reserves for finished goods inventory may be fixed and revised from time to time solely by the Agent in the Agent's exclusive judgment. In general, without limiting the foregoing, inventory shall in no event be considered as Eligible Inventory without complying with the following requirements: (a) such inventory shall be valued in accordance with GAAP and consist of finished goods which have been purchased or produced by any Company;
(b) such inventory is in good condition, meets all applicable laws and all applicable standards imposed by any Governmental Authority, is not work-in-progress inventory (for purposes of this Agreement, finished goods which are in the process of being packaged into kits shall not be considered work-in-progress inventory), is not returned or damaged, is not scrap or remnants inventory, is not packaging or shipping supplies or materials, is not service or repair parts or equipment and is currently usable or saleable in the normal course of business of any Company (c) such inventory must not have been shipped or delivered to a customer on consignment, a sale-or-return basis, or on the basis of any similar understanding; (d) such inventory must not be obsolete and must not be considered "slow moving", the amount of inventory excluded under this clause (d) to be the greater of (i) the value of the obsolescence reserve, or (ii) the value of inventory which has not been sold within 120 days after purchase of such inventory by the Companies, or any of them; (e) such inventory is not in the possession of or control of any warehouseman, bailee, or any agent or processor for or customer of any Company, unless such warehouseman, bailee, agent, processor, or customer has waived or subordinated any Lien it may claim therein pursuant to a written waiver or subordination agreement acceptable to Agent; (f) such inventory must not be in transit and must be housed or stored in the United States at a location owned or leased by any Company; (g) if such inventory is housed or stored at a location which is leased, and not owned by any Company, the owner of such leased facility shall have waived or subordinated any Lien it may claim against such inventory, whether contractual or statutory, to the Lien which the Agent holds against such inventory for the ratable benefit of the Banks pursuant to a written waiver in the form of Exhibit I-1 or
                                                         -----------
otherwise acceptable to the Agent in all respects or a subordination agreement in the form of Exhibit I-2 or otherwise acceptable to the Agent in all respects,
               -----------
provided that inventory housed or stored at a leased location for which such a
--------
waiver or subordination agreement has not been executed and delivered may be included as Eligible Inventory at the Agent's discretion, subject to a Reserve in an amount required by the Agent; (h) such inventory is not subject to any Lien other than Liens of the Agent; (i) such inventory is located in the United States of America; (j) such inventory must be adequately insured to the satisfaction of the Agent pursuant to insurance coverage by Section 6.7 hereof;
                                                            -----------
(k) such inventory is not subject to any claim disputing the Companies' title to or right to possession of such inventory; and (l) the Agent has not deemed such inventory ineligible because the Agent considers such inventory to be unmarketable or the value thereof to be impaired or Agent's ability to realize such value to be insecure. Notwithstanding anything to the contrary contained in this Agreement or any other Loan Document, no finished goods inventory of any Domestic Subsidiary that is created or acquired after the Closing Date shall be included within Eligible Inventory for purposes hereof, unless and until the Agent shall have conducted a field examination (at the Borrower's cost and expense) of such Domestic Subsidiary's books, records and operations in order to satisfy the Agent that the finished goods inventory components of such Domestic Subsidiary generally satisfy the above-described standards of eligibility.

     Eligible Receivables shall mean, as at any date of determination thereof,
     --------------------
Receivables created by Companies, or any of them (but only to the extent that such Receivables are Collateral hereunder and are subject to a first priority perfected Lien in favor of the Agent for the ratable benefit of the Banks), in the ordinary course of business arising out of the sale of goods or rendering of services by any such Company, which are and at all times shall continue to be acceptable to the Agent in all respects. Standards of eligibility and Reserves for Receivables may be fixed and revised from time to time solely by the Agent in the Agent's exclusive judgment. In general, without limiting the foregoing, an Eligible Receivable must comply with all of the following requirements: (a) all payments due on the Receivable have been billed and invoiced in a timely fashion and in the normal course of business; (b) no payment is outstanding on the Receivable for more than 90 days after the date of invoice, nor is any portion of the Receivable past due for more than 60 days; (c) the payments due on 50% or more of all

Receivables owing to the Companies, or any of them, by the applicable account debtor and its Affiliates are less than 90 days past the date of invoice and are less than 60 days past due; (d) the total Receivables owing to the Companies, or any of them, by the applicable account debtor or any of its Affiliates in the aggregate constitute the Maximum Concentration Percentage or less of the aggregate Receivables owing to the Companies, or any of them, by all account debtors or if the total Receivables of the applicable account debtor or its Affiliates in the aggregate exceed the Maximum Concentration Percentage of the aggregate of all Receivables owing to the Companies, or any of them, by all account debtors, the Receivables of the applicable account debtor up to the Maximum Concentration Percentage shall be deemed to constitute Eligible Receivables (subject to compliance with all other standards of eligibility) and the Receivables of the applicable account debtor and its Affiliates exceeding the Maximum Concentration Percentage shall be included within Eligible Receivables (subject to compliance with all other applicable standards of eligibility) only if the Receivables exceeding the Maximum Concentration Percentage are backed or secured by credit insurance or a letter of credit reasonably satisfactory to the Agent in all respects and such credit insurance or letter of credit, as applicable, has been assigned to the Agent upon terms acceptable to the Agent in its discretion; (e) the Receivable is free and clear of all security interests, liens, charges and encumbrances of any nature whatsoever (except for the Lien in favor of the Agent); (f) the Receivable arose from a completed, outright and lawful sale of goods, to which title has passed to the applicable account debtor on an absolute sales basis, or from the rendering of services by or on behalf of the Companies, or any of them; (g) the Receivable constitutes an "account" within the meaning of the UCC of the state in which such Company's principal offices are located and is not evidenced by an instrument or chattel paper; (h) neither the Borrower nor any of the Domestic Subsidiaries is aware that the Receivable arises out of a bill and hold, guaranteed sale, sale-and-return, consignment, progress billing, promotional (including samples), C.O.D. or cash in advance arrangement or is subject to any setoff, contra, offset, deduction, dispute, charge back, credit, counterclaim or other defense arising out of the transactions represented by the Receivable or independently thereof; provided that during the first 90 days after and including the Closing Date, the Topp Product Receivables shall be Eligible Receivables regardless of whether or not the Topp Product Receivables arise out of a bill and hold arrangement (subject to compliance with all other standards of eligibility); (i) the applicable account debtor has finally accepted the goods or services from the sale out of which the Receivable arose and has not objected to such account debtor's liability thereon or returned, rejected or repossessed any of such goods, except for complaints made or goods returned in the ordinary course of business for which, in the case of goods returned, goods of equal or greater value have been shipped in return, and no default exists under the Receivable by any party thereto; (j) the applicable account debtor is not any Governmental Authority, unless there has been compliance satisfactory to the Agent in all respects with the Assignment of Claims Act or similar state statutes; (k) the applicable account debtor is not an employee or Affiliate of the Borrower or any of the Domestic Subsidiaries; (l) the account debtor must be located in the United States; (m) the Receivable complies with all Legal Requirements (including without limitation, all usury laws, fair credit reporting and billing laws, fair debt collection practices and rules, and regulations relating to truth in lending and other similar matters); (n) the Receivable is in full force and effect and constitutes a legal, valid and binding obligation of the applicable account debtor enforceable in accordance with the terms thereof; (o) the Receivable does not arise out of a contract or purchase order that by its terms prohibits or makes void or unenforceable the grant of a security interest by any Company in and to such Receivable; (p) the Receivable is denominated in and provides for payment by the applicable account debtor in U.S. dollars; (q) the Receivable has not been and is not required to be charged or written off as uncollectible in accordance with GAAP; (r) if the Receivable is owing by an account debtor for which the applicable Company must have filed a "Notice of Business Activities Report" or similar report in a state or states where failure to comply with such filing of notice precludes bringing suit against the applicable account debtor, the applicable Company must have filed such requisite activities report or other similar report and otherwise be in full compliance with such Legal Requirement; and (s) the credit standing of the applicable account debtor in relation to the amount of credit extended has not become unsatisfactory to the Agent in its discretion. Further, Lockton Receivables shall not be Eligible Receivables unless and until the Banks may decide to permit Lockton Receivables to be included in Eligible Receivables, such decision to be made in the Banks' respective sole and absolute discretion based on field examinations conducted after the Closing Date. Notwithstanding anything to the contrary contained in this Agreement or any other Loan Document, no Receivables of any Domestic Subsidiary of the Borrower created or acquired after the Closing Date shall be included within Eligible Receivables for purposes hereof, unless and until the Agent shall have conducted a field examination (at the Borrower's cost and expense) of such Domestic Subsidiary's books, records and operations in order to satisfy the Agent that the Receivables of such Domestic Subsidiary generally satisfy the above-described standards of eligibility.

     Environmental Claim shall mean any third party (including any Governmental
     -------------------
Authority) action, lawsuit, claim or proceeding (including claims or proceedings at common law) which seeks to impose or alleges any liability for (i) preservation, protection, conservation, pollution, contamination of, or releases or threatened releases of Hazardous Substances into, the air, surface water, ground water or land or the clean-up, abatement, removal, remediation or monitoring of such pollution, contamination or Hazardous Substances; (ii) generation, recycling, reclamation, handling, treatment, storage, disposal or transportation of Hazardous Substances; (iii) exposure to Hazardous Substances;
(iv) the safety or health of employees or other Persons in connection with any of the activities specified in any other subclause of this definition; or (v) the manufacture, processing, distribution in commerce, presence or use of Hazardous Substances. An "Environmental Claim" includes a common law action, as
                           -------------------
well as a proceeding to issue, modify or terminate an Environmental Permit, or to adopt or amend a regulation, to the extent that such a proceeding attempts to redress violations of the applicable permit, license, or regulation as alleged by any Governmental Authority.

     Environmental Liabilities shall mean all liabilities arising from any
     -------------------------
Environmental Claim, Environmental Permit or Requirement of Environmental Law under any theory of recovery, at law or in equity, and whether based on negligence, strict liability or otherwise, including: remedial, removal, response, abatement, restoration (including natural resources), investigative, or monitoring liabilities, personal injury and damage to property, natural resources or injuries to persons, and any other related costs, expenses, losses, damages, penalties, fines, liabilities and obligations, and all costs and expenses necessary to cause the issuance, reissuance or renewal of any Environmental Permit including attorney's fees and court costs. Environmental
                                                                 -------------
Liability shall mean any one of them.
---------

     Environmental Permit shall mean any permit, license, approval or other
     --------------------
authorization under any applicable law, regulation and other requirement of the United States or of any state, municipality or other subdivision thereof relating to pollution or protection of health or the environment, including laws, regulations or other requirements relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, Hazardous Substances or toxic materials or wastes into ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, recycling, presence, use, treatment, storage, disposal, transport, or handling of wastes, pollutants, contaminants or Hazardous Substances.

     Equity Interests shall mean shares of the capital stock, partnership
     ----------------
interests, membership interests in a limited liability company, beneficial interests in a trust or other equity interests in the Borrower or any of its Subsidiaries or any warrants, options or other rights to acquire such interests.

     ERISA shall mean the Employee Retirement Income Security Act of 1974, as
     -----
amended from time to time, and all rules, regulations, rulings and interpretations adopted by the Internal Revenue Service or the Department of Labor thereunder.

     ERISA Affiliate shall mean any trade or business (whether or not
     ---------------
incorporated) which together with the Borrower or any Subsidiary of the Borrower would be treated as a single employer under the provisions of Title I or Title IV of ERISA.

     Event of Default shall mean any of the events specified in Section 8.1
     ----------------                                           -----------
hereof or otherwise specified as a default or event of default in any other Loan Document, provided there has been satisfied any requirement in connection with
          --------
any such event for the giving of notice or the lapse of time, or both, and Default shall mean any of such events, whether or not any such requirement for
-------
the giving of notice, or the lapse of time, or both, has been satisfied.

     Excess Interest Amount shall have the meaning specified in Section 2.13
     ----------------------                                     ------------
hereof.

     Excluded Person shall mean (a) Goldfield, (b) a trustee or other fiduciary
     ---------------
holding securities under an employee benefit plan of the Borrower and acting in such capacity, and (c) a corporation owned, directly or indirectly, by the stockholders of the Borrower in substantially the same proportions as their ownership of voting securities of the Borrower.

     Existing Advances shall mean all Advances (as defined in the Existing
     -----------------
Credit Agreement) outstanding under the Existing Credit Agreement on the Closing Date.

     Existing Credit Agreement shall have the meaning specified in the recitals
     -------------------------
of this Agreement.

     Existing Letters of Credit shall mean any and all letters of credit that
     --------------------------
have been issued under the Existing Credit Agreement and are outstanding on the Closing Date.

     Federal Funds Effective Rate shall mean, for any day, a rate per annum
     ----------------------------
equal to the weighted average of the rates on overnight Federal funds transactions with members of the

Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it.

     Fee Agreements shall have the meaning specified in Section 6.18 hereof.
     --------------                                     ------------

     Financial Officer shall mean, with respect to any Person, the chief
     -----------------
financial officer of such Person.

     Foreign Affiliate shall mean any Person in which the Borrower or any of its
     -----------------
Subsidiaries has an equity or ownership interest equal to or less than 50% and which is organized or domiciled in any country other than the United States of America, except Arcoa Communications Co., Ltd., a Taiwanese company, in which the Borrower owns an 3.5% interest.

     Foreign Employee Benefit Plan shall mean any employee benefit plan as
     -----------------------------
defined in Section 3(3) of ERISA which is maintained or contributed to for the benefit of the employees of Borrower, any of its Subsidiaries or Affiliates and is not covered by ERISA pursuant to ERISA Section 4(b)(4).

     Foreign Pension Plan shall mean any employee benefit plan as described in
     --------------------
Section 3(3) of ERISA which (a) is maintained or contributed to for the benefit of employees of Borrower, any of its Subsidiaries or any of its ERISA Affiliates, (b) is not covered by ERISA pursuant to Section 4(b)(4) of ERISA, and (c) under applicable local law, is required to be funded through a trust or other funding vehicle.

     Foreign Subsidiary means any Subsidiary of the Borrower which is organized
     ------------------
or domiciled in any country other than the United States of America.

     GAAP shall mean, as to a particular Person, those principles and practices
     ----
(a) which are recognized as such by the Financial Accounting Standards Board or successor organization, (b) which are consistently applied for all periods after the date hereof in a manner consistent with the manner in which such principles and practices were applied to the most recent audited financial statements of the relevant Person furnished to the Agent and the Banks prior to the Closing Date, except for new accounting principles mandated by the Financial Accounting Standards Board or successor organization, and (c) which reflect properly the financial condition, and results of operations and changes in financial position, of such Person.

     Goldfield shall mean Alan H. Goldfield.
     ---------

     Governmental Authority shall mean any foreign governmental authority, the
     ----------------------
United States of America, any state of the United States and any political subdivision of any of the foregoing, and any agency, instrumentality, department, commission, board, bureau, central bank, authority, court or other tribunal, in each case whether executive, legislative, judicial, regulatory or administrative, having jurisdiction over the Agent, any of the Banks, the Borrower, any Subsidiary of the Borrower, any Foreign Affiliate, or their respective Property.

     Guaranteed Obligations shall have the meaning specified in Section 10.4(b)
     ----------------------                                     ---------------
hereof.

     Guarantors shall mean each and every Person executing a Guaranty from time
     ----------
to time, including without limitation the Current Guarantors.

     Guaranty shall mean each and every guaranty of the Obligations from time to
     --------
time executed and delivered to the Agent by any Guarantor, as amended, supplemented, modified, joined in pursuant to a Joinder Agreement and restated from time to time.

     Hazardous Substance shall mean any hazardous or toxic waste, substance or
     -------------------
product or material defined or regulated from time to time by any applicable law, rule, regulation or order described in the definition of "Requirements of Environmental Law," including solid waste (as defined under The Resource Conservation and Recovery Act or its regulations, as amended from time to time), petroleum and any fraction thereof and any radioactive materials and waste.

     Hedging Obligations of a Person shall mean any and all obligations of such
     -------------------
Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (a) any and all agreements, devices or arrangements designed to protect at least one of the parties thereto from the fluctuations of interest rates, exchange rates or forward rates applicable to such party's assets, liabilities or exchange transactions, including, but not limited to, dollar-denominated or cross-currency interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collateral protection agreements, forward rate currency or interest rate options, puts and warrants, and (b) any and all cancellations, buy backs, reversals, terminations or assignments of any of the foregoing.

     Indebtedness shall mean, as to any Person, without duplication: (a) all
     ------------
indebtedness (including principal, interest, fees and charges) of such Person for borrowed money; (b) any other indebtedness which is evidenced by a bond, debenture or similar instrument; (c) all Capital Lease Obligations of such Person; (d) all obligations of such Person for the deferred purchase price of Property or services (except current trade accounts payable arising in the ordinary course of business that are not more than 90 days past due, unless subject to dispute and being diligently contested, including ordinary and customary duties related to purchase of inventory by Foreign Subsidiaries and Foreign Affiliates from or financed by the Companies, or any of them, and current accrued expenses, not the result of borrowing, arising in the ordinary course of business); (e) all obligations of such Person in respect of outstanding letters of credit, acceptances and similar obligations created for the account of such Person; (f) all indebtedness, liabilities, and obligations secured by any Lien on any Property owned by such Person even though such Person has not assumed or has not otherwise become liable for the payment of any such indebtedness, liabilities or obligations secured by such Lien; (g) net liabilities of such Person in respect of Hedging Obligations (calculated on a basis satisfactory to the Agent and in accordance with accepted practice); (h) all liabilities of such Person in respect of unfunded vested benefits under any Plan; and (i) all other indebtedness, liabilities and obligations of such Person which are required to be included or listed in the liabilities section of such Person's balance sheet according to GAAP; provided, that such term shall not
                                          --------
mean or include (1) any Indebtedness in respect of which monies sufficient to pay and discharge the same in full (either on the expressed date of maturity thereof or on such earlier date as such Indebtedness may be duly called for redemption and payment) shall be deposited with a depository, agency or trustee acceptable to the Agent in trust for the payment thereof , or (2) any operating leases entered into in the ordinary course of business (so long as such operating leases do not constitute Capital Lease Obligations).

     Indemnifiable Tax shall have the meaning specified in Section 10.18(a)(i).
     -----------------                                     -------------------

     Interest Expense shall mean, with respect to any Person for any period, the
     ----------------
interest expense of such Person during such period determined in accordance with GAAP, consistently applied, and shall in any event include, without limitation,
(a) the amortization of debt discounts, (b) the amortization of all fees payable in connection with the incurrence of Indebtedness to the extent included in interest expense, (c) the portion of payments under Capital Lease Obligation allocable to interest expense, and (d) all fixed and calculable cash dividend payments on preferred stock.

     Interest Option shall have the meaning specified in Section 2.8(a) hereof.
     ---------------                                     --------------

     Interest Payment Dates shall mean (a) for each Alternate Base Rate
     ----------------------                         -------------------
Borrowing, the last day of each calendar month; (b) for each LIBOR Borrowing,
---------                                                    ---------------
the last day of the Interest Period with respect thereto; (c) each date of payment or prepayment of any Advance or the conversion of any Advance to a different Interest Option (but only on the principal amount so paid, prepaid or converted), and (d) the Termination Date.

     Interest Period shall mean the period commencing on the date of the
     ---------------
applicable LIBOR Borrowing and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is one (1) month thereafter; provided, however, that (a) if an
                                        --------  -------
Interest Period would end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day, unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (b) no Interest Period shall end later than the Termination Date, and (c) interest shall accrue from and including the first day of an Interest Period to, but excluding, the last day of such Interest Period.

     Inventory Cap shall mean an amount equal to fifty percent (50%) of the
     -------------
amount of the lesser of the Total Commitment or the Borrowing Base, calculated without regard to the Inventory Cap.

     Investment shall mean the purchase or other acquisition of any securities
     ----------
or Indebtedness of, or the making of any loan, advance, extension of credit, transfer of Property or capital contribution to, or the incurring of any liability, contingently or otherwise, in respect of the Indebtedness of, any Person.

     Joinder Agreement shall mean any agreement, in Proper Form, executed by a
     -----------------
Subsidiary of the Borrower from time to time in accordance with Section 6.10
                                                                ------------
hereof, pursuant to which
such Subsidiary joins in the execution and delivery of a Guaranty and the Contribution Agreement.

     Legal Requirement shall mean any law, statute, ordinance, decree,
     -----------------
requirement, order, judgment, rule, regulation (or interpretation of any of the foregoing) of, and the terms of any license or permit issued by, any Governmental Authority.

     Letters of Credit shall mean the Existing Letters of Credit and all standby
     -----------------
letters of credit and documentary sight letters of credit issued by the Agent for the account or liability of the Borrower pursuant to the terms set forth in this Agreement.

     Letter of Credit Advances shall mean all sums which may from time to time
     -------------------------
be paid by any and all of the Banks pursuant to any and all of the Letters of Credit, together with all other sums, fees, reimbursements or other obligations which may be due to the Agent or any of the Banks pursuant to any of the Letters of Credit.

     Letter of Credit Exposure Amount shall mean at any time the sum of (i) the
     --------------------------------
aggregate undrawn amount of all Letters of Credit outstanding at such time plus
                                                                           ----
(ii) the aggregate amount of all Letter of Credit Advances for which the Banks have not been reimbursed and which remain unpaid at such time.

     LIBOR Borrowing shall mean, as of any date, that portion of the principal
     ---------------
balance of the Advances bearing interest at the Adjusted LIBOR Rate as of such date.

     LIBOR Lending Office shall mean, with respect to any Bank, the office of
     --------------------
such Bank specified as its "LIBOR Lending Office" opposite or below its name on the signature pages hereof, or (if no such office is specified, its Domestic Lending Office), or such other office of such Bank as such Bank may from time to time specify in writing to the Borrower and the Agent.

     LIBOR Rate shall mean, with respect to any LIBOR Borrowing for any Interest
     ----------
Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the rate at which dollar deposits approximately equal in principal amount to the Agent's portion of such LIBOR Borrowing and for a maturity equal to the applicable Interest Period are offered in immediately available funds to the London branch of the Agent [T3756] by leading lenders in the London interbank market for Eurodollars at approximately 11:00 a.m., London time, two (2) Business Days prior to the first day of such Interest Period.

     Lien shall mean, with respect to any asset of any Person, (a) any mortgage,
     ----
pledge, charge, encumbrance, security interest, collateral assignment or other lien or restriction of any kind on such asset, whether based on common law, constitutional provision, statute or contract, (b) the interest of any vendor or a lessor under any conditional sale agreement, title retention agreement or capital lease relating to such asset, (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities, or (d) any other right of or arrangement with any creditor to have such creditor's claim satisfied out of such assets, or the proceeds therefrom, prior to the general creditors of such Person owning such assets.

     Loan Documents shall mean this Agreement, the Notes, the Applications, the
     --------------
Security Documents, the Guaranties, the Contribution Agreement, the Joinder Agreements, the Letters of Credit, all instruments, certificates and agreements now or hereafter executed or delivered to the Agent and/or the Banks in connection with or pursuant to any of the foregoing (including without limitation, any fee letters between the Agent, Chase and/or any of its Affiliates and the Borrower relating to the transactions contemplated by this Agreement) and all amendments, modifications, renewals, extensions, increases and rearrangements of, and substitutions for, any of the foregoing.

     Lockbox Agreement shall collectively mean one or more lockbox agreements,
     -----------------
in Proper Form, to be executed and delivered to the Agent or Chase by each of the Companies required by the Agent, together with all modifications and/or replacements thereof which are approved in writing by the Agent. As of the Closing Date, the Companies have executed and delivered to Chase a Lockbox Agreement in substantially the form attached hereto as Exhibit B.
                                                       ---------

     Lockton shall mean Lockton Companies, Inc. or any of its Affiliates.
     -------

     Lockton Receivables shall mean the Receivables owing by Lockton.
     -------------------

     Material Adverse Effect shall mean a material adverse effect on (a) the
     -----------------------
business, assets, prospects, operations, financial or other condition of the Borrower or its Subsidiaries and Foreign Affiliates taken as a whole, (b) the ability of the Borrower or any Guarantor to perform or pay the Obligations in accordance with the terms hereof or of any other Loan Document, (c) the validity or enforceability of this Agreement, any of the Notes or any of the other Loan Documents or the rights or remedies of the Agent or the Banks hereunder or thereunder, or (d) the Agent's Lien on any material portion of the Collateral or the priority of such Lien.

     Maximum Concentration Percentage shall mean (a) 10% for account debtors
     --------------------------------
other than Lockton, and (b) 20% for Lockton when and if the Banks decide to permit Lockton Receivables to be included in Eligible Receivables, such decision to be made in the Banks' respective sole and absolute discretion.

     Maximum Rate shall mean, with respect to the Agent or any Bank, the maximum
     ------------
nonusurious rate of interest permitted to be charged by, as applicable, the Agent or such Bank under applicable laws (if any) of the United States or any state from time to time in effect. For purposes of determining the Maximum Rate under Texas law, the applicable rate ceiling shall be the applicable weekly ceiling described in, and computed in accordance with Chapter 303 of the Texas Finance Code.

     Monthly Unaudited Financial Statements shall mean the financial statements
     --------------------------------------
of a Borrower and its Subsidiaries, which statements shall include (a) a balance sheet as of the end of the respective calendar month, (b) a statement of operations for such respective calendar month, and for the fiscal year to date, subject to normal year-end adjustments, and (c) a statement of cash flows for the fiscal year to date, subject to normal year-end adjustments, all in reasonable detail and certified by the chief financial officer or corporate controller of the Borrower to have been prepared in accordance with GAAP and to fairly and accurately present (subject to year-end adjustments) the financial condition and results of operations of the Borrower and its Subsidiaries in a Consolidated basis, at the dates and for the periods indicated therein. The Monthly Unaudited Financial Statements for the Borrower and its Subsidiaries shall be prepared on a Consolidated and consolidating basis, the parties recognizing that such consolidating statements will be prepared in accordance with GAAP only to the extent normal and customary.

     Multiemployer Plan shall mean a multiemployer plan defined as such in
     ------------------
Section 3(37) of ERISA to which contributions have been made by the Borrower or any ERISA Affiliate and which is covered by Title IV of ERISA.

     Net Amount of Eligible Receivables shall mean and include at any time,
     ----------------------------------
without duplication, the gross amount of Eligible Receivables at such time less
                                                                           ----
each of the following items: (a) unpaid sales, excise or similar taxes owed by any of the Companies (to the extent the same are included in Receivables of the Companies); (b) returns, discounts, claims, credits and allowances of any nature asserted or taken by account debtors of any of the Companies (to the extent the same are included in Receivables of the Companies); and (c) unpaid service charges owed by any of the Companies to any account debtor.

     Net Income shall mean net income determined in accordance with GAAP;
     ----------
provided, that there shall not be included in such net income (a) any
--------
extraordinary gains, as determined in accordance with GAAP, (b) any nonrecurring gains, and (c) any gains from dispositions of property or assets, other than dispositions of inventory and equipment in the ordinary course of business, and the tax consequences thereof.

     Net Proceeds from any issuance, sale or other disposition of any shares
     ------------
of equity securities (or any securities convertible or exchangeable for any such shares, or any rights, warrants, or options to subscribe for or purchase any such shares) means the amount equal to (a) the aggregate gross proceeds of such issuance, sale or other disposition, less (b) the following: (i) placement agent fees, (ii) underwriting discounts and commissions, (iii) bank and other lender fees, and (iv) legal fees and other expenses payable by the issuer in connection with such issuance, sale or other disposition.

     Notes shall mean the promissory notes, each substantially in the form of
     -----
Exhibit A attached hereto, of the Borrower evidencing the Advances, payable to
---------
the order of the respective Bank in the amount of said Bank's Commitment, and all renewals, extensions, modifications, rearrangements and replacements thereof and substitutions therefor. Note shall mean any one of such promissory notes.

     Obligations shall mean, without duplication, (a) all obligations,
     -----------
liabilities and Indebtedness of the Borrower and the Guarantors with respect to the Security Documents and all other Loan Documents, including without limitation, (i) the principal of and interest on the Advances and (ii) the payment or performance of all other obligations, liabilities and Indebtedness of the Borrower or the Guarantors to the Agent and the Banks hereunder, under the Notes, under the Letters of Credit, under the Applications or under any one or more of the other Loan Documents, including all fees, costs, expenses and indemnity obligations hereunder and thereunder, (b) all Hedging Obligations at any time entered into by the Borrower or any of its

Subsidiaries or Foreign Affiliates with the Agent, Chase, any other Bank or any of their respective Affiliates, and (c) all Cash Management Obligations. The Obligations include interest (including post-petition interest, whether or not such interest would be an allowable claim under any applicable bankruptcy or other similar proceeding) and other obligations accruing or arising after (a) commencement of any case under any bankruptcy or similar laws by or against the Borrower or any of its Subsidiaries or Foreign Affiliates, or (b) the obligations of the Borrower or any of its Subsidiaries or Foreign Affiliates shall cease to exist by operation of law or for any other reason.

     Obligee shall have the meaning specified in Section 10.4(b) hereof.
     -------                                     ---------------

     Obligors shall mean the Borrower and the Guarantors.
     --------

     Organizational Documents shall mean, with respect to a corporation, the
     ------------------------
certificate of incorporation, articles of incorporation and bylaws of such corporation; with respect to a limited partnership, the limited partnership agreement and certificate of limited partnership of such limited partnership; with respect to a joint venture, the joint venture agreement establishing such joint venture; with respect to a limited liability company, the articles of organization or certificate of formation and regulations or limited liability company agreement of such limited liability company; and with respect to a trust, the instrument establishing such trust; in each case including any and all modifications thereof as of the date of the Loan Document referring to such Organizational Document and any and all future modifications thereof which are consented to by the Agent.

     Parties shall mean all Persons other than the Agent or any Bank executing
     -------
any Loan Documents.

     PBGC shall mean the Pension Benefit Guaranty Corporation.
     ----

     Permitted Affiliate Transactions shall mean (a) transactions with or among
     --------------------------------
the Companies, including the purchase, sale or exchange of Property or the rendering of any service, and (b) loans and advances by the Borrower and its Subsidiaries to each other to the extent otherwise permitted by this Agreement.

     Permitted Domestic Investments shall mean:
     ------------------------------

          (a) readily marketable, direct obligations of the United States of America or any agency or wholly owned corporation thereof which are backed by the full faith and credit of the United States, maturing within six (6) months after the date of acquisition thereof; and

          (b) other Investments mutually agreed to in writing by the Borrower and the Agent.

     Permitted Foreign Investments shall mean:
     -----------------------------

          (a) readily marketable direct obligations of the United States of America or any agency thereof with maturities of one year or less from the date of acquisition;

          (b) fully insured certificates of deposit with maturities of one year or less from the date of acquisition issued by any commercial bank operating in the United States of America having capital and surplus in excess of $50,000,000, provided, however, that time deposits in an aggregate amount not in excess of $100,000 may be maintained in any bank whose deposits are insured by the Federal Deposit Insurance Corporation;

          (c) commercial paper of a domestic issuer if at the time of purchase such paper is rated in one of the two highest rating categories of Standard & Poor's or Moody's Investors Service, Inc.;

          (d) debt securities which shall have one of the two highest ratings from Standard & Poor's or Moody's Investors Service, Inc. and which mature within one year from the date of acquisition;

          (e) investments in eurodollars placed through any financial institution having combined capital, surplus, and undivided profits of not less than $100,000,000;

          (f) repurchase agreements with any financial institution having combined capital, surplus, and undivided profits of not less than $100,000,000 for U.S. Government obligations maturing in less than 10 days;

          (g) investments in daily money market mutual funds having assets greater than $2,000,000,000 and limited in holdings to assets of the types described in clauses (a), (b) and (c) above;

          (h) investments in the Chase Loan Participation Program or similar programs through any financial institution having combined capital, surplus, and undivided profits of not less than $100,000,000;

          (i) demand deposits at banks whose deposits are insured by the Federal Deposit Insurance Corporation, maintained by any Foreign Subsidiary or Foreign Affiliate in the ordinary course of business for the purpose of paying operating expenses; and

          (j) investments following a similar risk profile as those described in clauses (a) through (i) above.

     Person shall mean any individual, corporation, business trust,
     ------
unincorporated organization or association, partnership, joint venture, Governmental Authority or any other form of entity.

     Plan shall mean any plan subject to Title IV of ERISA and maintained for
     ----
employees of the Borrower or of any member of a "controlled group of corporations", as such term is defined in the Code, of which the Borrower, any of its Subsidiaries or any ERISA Affiliate it may acquire from time to time is a part, or any such plan to which the Borrower, any of its Subsidiaries or any ERISA Affiliate is required to contribute on behalf of its employees.

     Pledge Agreements has the meaning specified in the definition of "Security
     -----------------
Agreements" set forth in this Section 1.1.
                              -----------

     Prime Rate shall mean the rate of interest per annum publicly announced
     ----------
from time to time by Chase, or its successor financial institution, at its principal office in New York City as its prime rate in effect at such time. Without notice to the Borrower or any other Person, the Prime Rate shall change automatically from time to time as and in the amount by which said prime rate shall fluctuate, with each such change to be effective as of the date of each change in such prime rate. THE PRIME RATE IS A REFERENCE RATE AND DOES NOT NECESSARILY REPRESENT THE LOWEST OR BEST RATE ACTUALLY CHARGED BY CHASE OR SUCH SUCCESSOR FINANCIAL INSTITUTION TO ANY OF ITS CUSTOMERS. CHASE OR SUCH SUCCESSOR FINANCIAL INSTITUTION MAY MAKE COMMERCIAL LOANS OR OTHER LOANS AT RATES OF INTEREST AT, ABOVE AND BELOW THE PRIME RATE.

     Principal Office shall mean the principal office in New York City of the
     ----------------
Agent, or at such other place as the Agent may from time to time by notice to the Borrower designate.

     Prohibited Transaction shall mean any transaction set forth in Section 406
     ----------------------
of ERISA or Section 4975 of the Code.

     Proper Form shall mean in form and substance satisfactory to the Agent.
     -----------

     Property shall mean any interest in any kind of property or asset, whether
     --------
real, personal or mixed, tangible or intangible.

     Quarterly Payment Date shall mean the last day of each March, June,
     ----------------------
September and December of each year, the first of which shall be the first such day after the date of this Agreement.

     Quarterly Unaudited Financial Statements shall mean the financial
     ----------------------------------------
statements of Borrower and its Subsidiaries, including all notes thereto, which statements shall include (a) a balance sheet as of the end of the respective fiscal quarter, (b) an income statement for such respective fiscal quarter, and for the fiscal year to date, subject to normal year-end adjustments, all setting forth in comparative form the corresponding figures for the corresponding period of the preceding fiscal year and (c) a statement of cash flows for the fiscal year to date, subject to normal year-end adjustments, setting forth in comparative form the corresponding figures in the corresponding period of the preceding fiscal year, all in reasonable detail and certified by the chief financial officer or corporate controller of the Borrower to have been prepared in accordance with GAAP and to fairly and accurately present (subject to year-end adjustments) of the Borrower and its Subsidiaries on a Consolidated basis, at the dates and for the periods indicated therein. The Quarterly Unaudited Financial Statements for the Borrower and its Subsidiaries shall be prepared on a Consolidated and consolidating basis, the parties recognizing that such consolidating statements will be prepared in accordance with GAAP only to the extent normal and customary.

     Ratable Assignment shall have the meaning specified in Section 10.13(c)
     ------------------                                     ----------------
hereof.

     Rate Selection Date shall mean that Business Day which is (a) in the case
     -------------------
of the Alternate Base Rate Borrowings, the date of such borrowing, or (b) in the case of LIBOR Borrowings, the date three (3) Business Days preceding the first day of any proposed Interest Period.

     Rate Selection Notice shall have the meaning specified in Section 2.8(b)(1)
     ---------------------                                     -----------------
hereof.

     Receivables shall mean and include all of the accounts, instruments,
     -----------
documents, chattel paper and general intangibles of the Borrower or any of the Domestic Subsidiaries, whether secured or unsecured, whether now existing or hereafter created or arising, and whether or not specifically assigned to the Agent for the ratable benefit of the Banks.

     Refinancing Indebtedness shall mean any Indebtedness of the Borrower or any
     ------------------------
of its Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund, other Indebtedness of such Person, provided, that:
                --------

          (a) the principal amount of such Refinancing Indebtedness does not exceed the then outstanding principal amount of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded;

          (b) the interest rate or rates to accrue under such Refinancing Indebtedness do not exceed the prevailing market interest rate or rates which are then applicable to, and generally available for, Indebtedness which is similar in type, amount, maturity and other terms to the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded;

          (c) the maturities, amortization schedules, covenants, defaults, remedies, subordination provisions (with respect to any Subordinated Indebtedness), collateral security provisions (or absence thereof) and other terms of such Refinancing Indebtedness are in each case the same or more favorable to the Borrower and/or its applicable Subsidiaries as those in the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded; and

          (d) no Default or Event of Default has occurred and is continuing or would result from the issuance or origination of such Refinancing Indebtedness.

     Register shall have the meaning specified in Section 10.13(e) hereof.
     --------                                     -------

     Regulation D shall mean Regulation D of the Board of Governors of the
     ------------
Federal Reserve System from time to time in effect and shall include any successor or other regulation relating to reserve requirements applicable to member Banks of the Federal Reserve System.

     Regulatory Change shall mean, with respect to any Bank, any change on or
     -----------------
after the date of this Agreement in any Legal Requirement (including Regulation
D) or the adoption or making on or after such date of any interpretation, directive or request applying to a class of Banks including such Bank under any Legal Requirement (whether or not having the force of law) by any Governmental Authority charged with the interpretation or administration thereof.

     Reportable Event shall mean a Reportable Event as defined in Section
     ----------------
4043(b) of ERISA.

     Request for Extension of Credit shall mean a written request for extension
     -------------------------------
of credit substantially in the form of Exhibit D attached hereto.
                                       ---------

     Required Banks shall mean Banks having greater than 50% of the Total
     --------------
Commitment; provided that after termination of the Commitments, Required Banks
                                                                --------------
shall mean Banks having greater than 50% of the aggregate amount of the outstanding Advances and Letter of Credit Exposure Amount.

     Requirements of Environmental Law shall mean all requirements imposed by
     ---------------------------------
any law (including The Resource Conservation and Recovery Act, The Comprehensive Environmental Response, Compensation, and Liability Act, the Clean Water Act, the Clean Air Act, and any state analogues of any of the foregoing), rule, regulation, or order of any Governmental Authority now or hereafter in effect which relate to (i) pollution, protection or clean-up of the air, surface water, ground water or land; (ii) solid, liquid or gaseous waste or Hazard Substance generation, recycling, reclamation, release, threatened release, treatment, storage, disposal or transportation; (iii) exposure of Persons or property to Hazardous Substances; (iv) the manufacture, presence, processing, distribution in commerce, use, discharge, releases, threatened releases, or emissions of Hazardous Substances into the environment; or (v) the storage of any Hazardous Substances. Requirement of Environmental Law shall mean any one of them.
             --------------------------------

     Reserves shall mean any and all reserves established in accordance with the
     --------
requirements of the Agent in its sole and absolute discretion, which shall reduce the Borrower's availability under this Agreement as provided in the definition of "Availability."

     Responsible Officer shall mean, with respect to any Person, the president,
     -------------------
chief executive officer, the chief financial officer, or the corporate controller of such Person.

     Restricted Indebtedness means Indebtedness of the Borrower or any of its
     -----------------------
Subsidiaries, the payment, prepayment, redemption, repurchase or defeasance of which is restricted under Section 7.11 hereof.
                          ------------

     Security Agreements shall mean (a) the existing Security Agreement between
     -------------------
the Borrower and the Agent, for the ratable benefit of the Banks, covering all Receivables, inventory, equipment, furniture, fixtures, chattel paper, documents, instruments, general intangibles and other tangible and intangible personal Property of the Borrower more particularly described therein, and all products and proceeds thereof, (b) the existing Security Agreements between the Current Guarantors and the Agent, for the ratable benefit of the Banks, covering all Receivables, inventory, equipment, furniture, fixtures, chattel paper, documents, instruments, general intangibles and other tangible and intangible personal Property of the Current Guarantors more particularly described therein, and all products and proceeds thereof, (c) all pledge agreements executed or to be executed by the Borrower and its Subsidiaries in favor of the Agent, for the ratable benefit of the Banks, pursuant to which the Borrower and its Subsidiaries have granted or shall grant a security interest in 100% of the Stock of the Domestic Subsidiaries and 65% of the voting Stock and 100% of the non-voting preferred Stock of each Foreign Subsidiary and Foreign Affiliate (collectively, the "Pledge Agreements"), (d) any and all other security agreements, pledge
 -----------------
agreements, collateral assignments or other similar documents now or hereafter executed in favor of the Agent, for the ratable benefit of the Banks, as security for the payment or performance of any and/or all of the Obligations, and (e) any amendment, modification, restatement or supplement of all or any of the above-described agreements and assignments.

     Security Documents shall mean the Security Agreements, the Deed of Trust,
     ------------------
the Amendment, Ratification and Confirmation, all related financing statements and any and all other agreements, mortgages, deeds of trust, chattel mortgages, security agreements, pledges, guaranties, assignments of income, assignments of contract rights, assignments or pledges of stock or partnership interests, standby agreements, subordination agreements, undertakings and other instruments and financing statements now or hereafter executed and delivered in connection with, or as security for, the payment and performance of the Obligations, as any of them may from time to time be amended, modified, restated or supplemented.

     Significant Subsidiary shall mean at any time (a) each Domestic Subsidiary,
     ----------------------
(b) CellStar Asia, (c) Celular Express, and (d) each other Foreign Subsidiary that has assets or revenues that are greater than 5% of the total assets or revenues, respectively, of the Borrower and its Subsidiaries on a Consolidated basis as of the end of the Borrower's most recent fiscal quarter then ended.

     Statutory Reserves shall mean a fraction (expressed as a decimal), the
     ------------------
numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentage (including without limitation, any marginal, special, emergency or supplemental reserves) expressed as a decimal, established by the Board of Governors of the Federal Reserve System of the United States and any other banking authority to which any Bank is subject with respect to the Adjusted LIBOR Rate for Eurocurrency Liabilities (as defined in Regulation D), including without limitation, those reserve percentages imposed under Regulation D. Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any applicable reserve percentage. For purposes hereof, LIBOR Borrowings shall be deemed to constitute Eurocurrency Liabilities (as defined in Regulation D) and as such, shall be deemed to be subject to such reserve requirements of Regulation D without benefit of or credit for proration, exceptions or offsets which may be available from time to time to any Bank under Regulation D.

     Stock shall mean as to a Business Entity, all capital stock or other
     -----
indicia of equity rights issued by such Business Entity from time to time.

     Subordinated Indebtedness shall mean, with respect to the Borrower, any
     -------------------------
Subsidiary of the Borrower or any Foreign Affiliate, Indebtedness subordinated in right of payment to the Obligations pursuant to documents containing maturities, amortization schedules, covenants, defaults, remedies, subordination provisions and other material terms in form and substance satisfactory to and approved in writing by the Agent and the Required Banks, in their discretion. For purposes hereof, the Convertible Subordinated Debt shall be deemed to be Subordinated Indebtedness.

     Subsidiary shall mean, as to a particular parent Business Entity, any
     ----------
Business Entity of which more than fifty percent (50%) of the Stock issued by
                         ---------
such Business Entity is at the time directly or indirectly owned by such parent Business Entity or by one or more of its Affiliates.

     Synthetic Purchase Agreement means any swap, derivative or other agreement
     ----------------------------
or combination of agreements pursuant to which the Borrower or any of its Subsidiaries or Foreign Affiliates is or may become obligated to make (i) any payment in connection with a purchase by any third party from a Person other than the Borrower or any of its Subsidiaries or Foreign Affiliates of any Equity Interest or Restricted Indebtedness or (ii) any payment (other than on account of a permitted purchase by it of any Equity Interest or any Restricted Indebtedness) the amount of which is determined by reference to the price or value at any time of any Equity Interest or Restricted Indebtedness; provided
                                                                     --------
that no phantom stock or similar plan providing for payments only to current or former directors, officers or employees of the Borrower or any of its Subsidiaries or Foreign Affiliates (or to their heirs or estates) shall be deemed to be a Synthetic Purchase Agreement.

     Tax shall have the meaning specified in Section 10.18(a)(ii).
     ---                                     --------------------

     Termination Date shall mean the earlier of (a) March 1, 2002, (b) any date
     ----------------
that the Total Commitment is terminated in full by the Borrower pursuant to
Section 2.4 hereof, and (c) any date the Termination Date is accelerated by the
-----------
Agent pursuant to Section 8.1 hereof.
                  -----------

     Topp shall mean TracFone Wireless, Inc., formerly Topp Telecom, Inc.
     ----

     Topp Product Receivables shall mean, as of any date of determination,
     ------------------------
Receivables payable by Topp for the purchase price for any inventory that was purchased by Topp from the Companies prior to the Closing Date but has not been shipped to Topp or such other Person as Topp may direct prior to such date of determination.

     Total Commitment shall mean, on any day, the aggregate of all of the
     ----------------
Commitments of the Banks on such day (as the same may be reduced from time to time pursuant to Section 2.4 hereof).
                 -----------

     UCC shall mean the Uniform Commercial Code as in effect in the State of
     ---
Texas.

     Unused Commitment shall mean, as to a particular Bank, the daily difference
     -----------------
of such Banks' Commitment on such day less the Current Sum applicable to such Bank on such day.

     1.2  Accounting Terms and Determinations.  Except where specifically
          -----------------------------------
otherwise provided:

          (a) The symbol "$" and the word "dollars" shall mean lawful money of the United States of America.

          (b) Any accounting term not otherwise defined shall have the meaning ascribed to it under GAAP.

          (c) Unless otherwise expressly provided, any accounting concept and all financial covenants shall be determined on a Consolidated basis, and financial measurements shall be computed without duplication.

          (d) Wherever the term "including" or any of its correlatives appears in the Loan Documents, it shall be read as if it were written "including (by way of example and without limiting the generality of the subject or concept referred to)".

          (e) Wherever the word "herein" or "hereof" is used in any Loan Document, it is a reference to that entire Loan Document and not just to the subdivision of it in which the word is used.

          (f) References in any Loan Document to Section numbers are references to the Sections of such Loan Document.

          (g) References in any Loan Document to Exhibits, Schedules, Annexes and Appendices are to the Exhibits, Schedules, Annexes and Appendices to such Loan Document, and they shall be deemed incorporated into such Loan Document by reference.

          (h) Any term defined in the Loan Documents which refers to a particular agreement, instrument or document shall also mean, refer to and include all modifications, amendments, supplements, restatements, renewals, extensions and substitutions of the same; provided, that nothing in this
                                          --------
subsection shall be construed to authorize any such modification, amendment, supplement, restatement, renewal, extension or substitution except as may be permitted by other provisions of the Loan Documents.

          (i) Except where otherwise specified, all times of day used in the Loan Documents mean local time in New York City.

          (j) Defined terms may be used in the singular or plural, as the context requires.

     1.3  UCC Changes.  All terms used herein which are defined in the UCC
          -----------
shall, unless otherwise provided, have the meanings ascribed to them in the UCC both as in effect on the date of this Agreement and as hereafter amended. The parties intend that the terms used herein which are defined in the UCC have, at all times, the broadest and most inclusive meanings possible. Accordingly, if the UCC shall in the future be amended or held by a court to define any term used herein more broadly or inclusively than the UCC in effect on the date of this Agreement, then such term as used herein shall be given such broadened meaning. If the UCC shall in the future be amended or held by a court to define any term used herein more narrowly, or less inclusively, than the UCC in effect on the date of this Agreement, such amendment or holding shall be disregarded in defining terms used in this Agreement.

     1.4  Asia Financing Transactions.  The parties hereto agree that the Asia
          ---------------------------
Financing Transactions will be treated and characterized as intercompany loans, to the extent the Asia Financing Transactions are fully secured by cash deposits, for all purposes under this Agreement, including the covenants set forth in Sections 7.1, 7.2, 7.3, 7.6, 7.7, 7.12, 7.13, 7.14, 7.16, 7.17 and 7.18
         ---------------------------------------------------------------    ----
hereof and all defined terms used in such covenants. Accordingly, the Asia Financing Transactions described in Section 1 of Schedule 1.4 hereto would be
                                    ---------    ------------
treated as an intercompany loan from CellStar Asia to CellStar Shanghai in the amount of $20,000,000, to the extent such Asia Financing Transactions are fully secured by cash deposits; and the Asia Financing Transactions described in
Section 2 of Schedule 1.4 hereto would be treated as an intercompany loan from
---------    ------------
CellStar Asia to CellStar Shanghai in the amount of $12,500,000, to the extent such Asia Financing Transactions are fully secured by cash deposits. Accordingly, the Asia Financing Transactions shall be counted against the $100,000,000 limit specified in Section 7.7(f) and shall not be counted against
                                --------------
the $40,000,000 limit specified in Section 7.1(d) and 7.2(i) or the $30,000,000
                                   -------------------------
limit specified in Section 7.3(c).
                   --------------

2.   Advances; Letters of Credit; Notes; Payments; Prepayments; Interest Rates.
     -------------------------------------------------------------------------

     2.1  Commitments.  Subject to the terms and conditions hereof, each Bank,
          -----------
severally and not jointly, agrees to make Advances to the Borrower from time to time on and after the Closing Date until, but not including, the Termination Date, in an aggregate principal amount at any one time outstanding (including such Bank's Commitment Percentage of the Letter of Credit Exposure Amount at such time) up to, but not exceeding such Bank's Commitment. Notwithstanding the foregoing, the aggregate principal amount of the Advances outstanding at any time shall not exceed (a) the lesser of (i) the applicable Borrowing Base at such time and (ii) the Total Commitment less (b) the Letter of Credit Exposure
                                        ----
Amount at such time, less (c) the amount of the items specified in clauses
                     ----
(b)(ii) through (b)(v) of the definition of "Availability." Subject to the conditions herein, any such Advance prepaid prior to the Termination Date may be reborrowed as an additional Advance by the Borrower pursuant to the terms of this Agreement.

     2.2  Advances.
          --------

          (a) Subject to Sections 4.1 and 4.2 hereof, all Advances shall be
                         ------------     ---
advanced and made ratably by the Banks in accordance with the Banks' respective Commitments. On and as of the Closing Date, all Existing Advances shall be deemed to be Advances made and outstanding under this Agreement, such Advances being in renewal and modification of, but not in extinguishment or novation of, the Existing Advances.

          (b) When requesting an Advance hereunder, the Borrower shall give the Agent notice of a request for an Advance in accordance with Section 4.1(a)
                                                            --------------
hereof; provided,
        --------
however, no notice of a request for Advance in accordance with Section 4.1(a)
-------                                                        --------------
hereof shall be required to be presented by the Borrower to the Agent if a check, wire transfer request or other item issued by the Borrower shall be presented for payment against any controlled disbursement account maintained with the Agent or Chase in connection with the account or accounts established and maintained by the Agent for the purposes of deposits and collections of Receivables in accordance with Section 6.15(a), and the Agent shall then cause
                               ---------------
the Banks (subject to the provisions of Section 2.2(f) hereof) to make an
                                        --------------
Advance for the purpose of crediting said controlled disbursement account in an amount sufficient to permit such check, wire transfer request or other item to be honored if (i) such Advance is to be made prior to the Termination Date, (ii) the Availability would be equal or greater than zero after giving effect to such Advance, and (iii) no Default or Event of Default shall have occurred which is then continuing. Each such Advance advanced for the purpose of crediting any such controlled disbursement account shall be deemed to be an Alternate Base Rate Borrowing until a Rate Selection Notice is otherwise properly presented for such Alternate Base Rate Borrowing converting such borrowing to a LIBOR Borrowing. Except as otherwise provided in Section 2.2(f) hereof, the Agent
                                           --------------
shall promptly advise the Banks of any notice of a request for an Advance given pursuant to Section 4.1(a) or of any such Advance advanced for purposes of
            --------------
crediting any such controlled disbursement account and of each Bank's portion of a requested borrowing (based on such Bank's Commitment Percentage).

          (c) Except as otherwise provided or specified in Section 2.2(f) below,
                                                           --------------
each Bank shall make its Advances available on the proposed dates thereof by causing its Applicable Lending Office to pay the amount required to the Agent at the Principal Office in immediately available funds not later than 1:00 p.m., and the Agent shall as soon as practicable, but in no event later than 5:00 p.m. on such date, credit the amount so received to a general deposit account designated and maintained by the Borrower with the Agent at the Principal Office. If a requested Advance shall not occur on the Closing Date or any date specified by the Borrower as set forth in the applicable Request for Extension of Credit, as the case may be, because all of the conditions for such Advance set forth herein or in any of the other Loan Documents shall not have been met, the Agent shall return the amounts so received from the Banks in respect of such requested Advance to the applicable Banks as soon as practicable.

          (d) The obligations of the Banks hereunder are several and not joint; therefore, notwithstanding anything herein to the contrary: (i) no Bank shall be required to make Advances at any one time outstanding in excess of such Bank's Commitment; (ii) if a Bank fails to make an Advance as and when required hereunder and the Borrower subsequently makes a repayment on the Advances, such repayment shall be shared among the non-defaulting Banks in accordance with the respective Commitment Percentages until each non-defaulting Bank has received its Commitment Percentage of all of the outstanding Advances, after which the balance of such repayment shall be applied against such defaulting Bank's Commitment Percentage of the outstanding Advances; and (iii) the failure of any Bank to make any Advance shall not in itself relieve any other Bank of its obligation to lend hereunder (provided, that no Bank shall be responsible for
                              --------
the failure of any other Bank to make an Advance such other Bank is obligated to make hereunder).

          (e) The Advances made by the Banks on any date shall be in integral multiples of $1.00; provided, however, that the LIBOR Borrowings made on any
                    --------  -------
date shall be in a minimum aggregate principal amounts of $1,000,000, with any increases over such minimal amount being in integral aggregate multiples of $100,000.

          (f) The arrangements between the Agent and the Banks with respect to making and advancing the Advances and making payments under Letters of Credit shall be handled on the following basis: no less than once a week, the Agent will provide each Bank with a statement showing, for the period of time since the date of the most recent of such statements previously provided, the aggregate principal amount of new Advances made to the Borrower, the aggregate amount of new Letter of Credit Advances which have not been reimbursed, the aggregate face amount of new Letters of Credit issued for the account of the Borrower, the amount of remittances and payments actually collected and applied by the Agent to reduce the outstanding principal balance of the Advances and to reimburse Letter of Credit Advances during such period and the outstanding principal balances of the Advances and the aggregate Letter of Credit Exposure Amount outstanding at the end of such period. If a Bank's pro-rata share (based on such Bank's Commitment Percentage) of the Advances and the unreimbursed Letter of Credit Advances made during such period exceeds such Bank's pro-rata share of remittances and payments applied to reduce the Advances and reimburse Letter of Credit Advances during such period, the difference will be paid and made available in same day funds by such Bank to the Agent, and if such Bank's pro-rata share (based on such Bank's Commitment Percentage) of remittances and payments applied to reduce the Advances and reimburse Letter of Credit Advances during such period exceeds such Bank's pro-rata share (based on such Bank's Commitment Percentage) of the Advances and the unreimbursed Letter of Credit Advances made during such period, the difference will be paid and made available in same day funds by the Agent to such Bank.

          (g) The Agent shall render to the Borrower each month a statement of the Borrower's account of all transactions of the type described in Section
                                                                    -------
2.2(f) hereof, which shall be deemed to be correct and accepted by and be
------
binding upon the Borrower unless the Agent receives a written statement of the Borrower's exceptions to such account statement within thirty (30) days after such statement was rendered to the Borrower.

     2.3  Commitment and Amendment Fees.
          -----------------------------

          (a) In consideration of each Bank's Commitment, the Borrower agrees to pay to the Agent for the account of each Bank a commitment fee (each a "Commitment Fee") (computed on the basis of the actual number of days elapsed in
 --------------
a year composed of 360 days, subject to the terms of Section 10.7 hereof) in an
                                                     ------------
amount equal to the product of (A) the Applicable Commitment Fee Percentage times (B) such Bank's Unused Commitment. The Commitment Fee shall be due and
-----
payable in arrears (i) on each Quarterly Payment Date prior to the Termination Date, commencing March 31, 2001, and (ii) on the Termination Date, with each Commitment Fee to commence to accrue as of the date hereof and to be effective as to any reduction in the Total Commitment pursuant to Section 2.4 below as of
                                                        -----------
the date of any such decrease, and each Commitment Fee shall cease to accrue (except with respect to interest at the

Default Rate on any unpaid portion thereof) on the Termination Date. All past due Commitment Fees shall bear interest at the Default Rate and shall be payable upon demand by the Agent.

          (b) The Borrower shall pay to the Agent for the account of each Bank an amendment fee (the "Amendment Fee") in an amount equal to 3/8 of 1% times
                       -------------                                   -----
such Bank's Commitment. The Amendment Fee shall be due and payable on the Closing Date.

     2.4  Termination and Reductions of Commitments.
          -----------------------------------------

          (a) Upon at least five (5) Business Days' prior irrevocable written notice to the Agent, the Borrower may at any time in whole permanently terminate, or from time to time in part permanently reduce, the Total Commitment ratably among the Banks in accordance with the amounts of their Commitments; provided, however, that the Total Commitment shall not be reduced at any time to
--------  -------
an amount less than the aggregate of each Bank's Current Sum outstanding at such time. Each partial reduction of the Total Commitment pursuant to this subsection shall be in a minimum of $1,000,000, or an integral multiple of $100,000 in excess thereof.

          (b) The Total Commitment shall automatically reduce to $74,000,000 on July 31, 2001, to $65,000,000 on September 30, 2001, and to $50,000,000 on
December 15, 2001, if the Total Commitment has not earlier been reduced to an amount not greater than such reduced Total Commitment amount pursuant to Section
                                                                         -------
2.4(a) above.  Each such reduction shall occur ratably among the Banks in
------
accordance with the amounts of their respective Commitments and without further action or documentation. Simultaneously with each such reduction, the Borrower shall prepay Advances in the amount, if any, by which the aggregate amounts of the Banks' Current Sums exceeds such reduced Total Commitment. Any prepayments required by this subparagraph (b) shall be applied to outstanding Alternate Base Rate Borrowings up to the full amount thereof before such prepayments are applied to outstanding LIBOR Borrowings (together with any Consequential Loss resulting from such prepayments).

          (c) Simultaneously with any termination in whole of the Total Commitment pursuant to Section 2.4(a) above, the Borrower hereby agrees to pay
                       --------------
to each Bank, through the Agent, the Commitment Fee due and owing through and including the date of such termination on the amount of the Commitment of such Bank so terminated.

          (d) To effect the payment of any and all Commitment Fees and all other Obligations outstanding and owing hereunder or under any other Loan Documents, subject to the provisions of Sections 2.1 and 4.1 hereof, the Agent may, but
                             ------------     ---
shall not be obligated to, cause the Banks to make an Advance if (i) such Advance is to be made prior to the Termination Date, (ii) the Availability (calculated for this purpose without deducting any amounts to be paid with such Advance) would be equal to or greater than zero after giving effect to such Advance, and (iii) no Default or Event of Default shall have occurred which is then continuing. The inability of the Agent to cause the payment of any such Commitment Fees or other Obligations in accordance with the preceding sentence shall not in any way whatsoever affect the Borrower's and Guarantors' obligation to otherwise pay such amounts in accordance with the applicable terms hereof or of any other Loan Documents.

     2.5  Mandatory and Voluntary Prepayments.
          -----------------------------------

          (a) If the Current Sum applicable to a Bank at any time exceeds such Bank's Commitment, the Agent shall notify the Borrower of such excess amount (such notice being permitted to be given orally and need not be in writing) and the Borrower shall immediately make a prepayment on such Bank's Note or otherwise reimburse such Bank for Letter of Credit Advances or cause one or more Letters of Credit to be canceled and surrendered in an amount sufficient to reduce such Bank's Current Sum to an amount no greater than such Bank's Commitment. Any prepayments required by this subparagraph (a) shall be applied to outstanding Alternate Base Rate Borrowings up to the full amount thereof before such prepayments are applied to outstanding LIBOR Borrowings (together with any Consequential Loss resulting from such prepayment).

          (b) The Borrower shall make prepayments of the Advances from time to time so that the Availability equals or exceeds zero at all times.
Specifically, if the Availability at any time is less than zero, the Agent shall notify the Borrower of the deficiency (such notice being permitted to be given orally and need not be in writing) and the Borrower shall immediately make a prepayment on the Notes or otherwise reimburse the Agent for Letter of Credit Advances or cause one or more Letters of Credit to be canceled and surrendered in an amount sufficient to cause the Availability to be at least equal to zero. Any prepayments required by this subparagraph (b) shall be applied to outstanding Alternate Base Rate Borrowings up to the full amount thereof before such prepayments are applied to outstanding LIBOR Borrowings (together with any Consequential Loss resulting from such prepayment).

          (c)  In addition to the mandatory prepayments required by Section
                                                                    -------
2.5(a) and (b) above, the Borrower shall have the right, at its option, to
------     ---
prepay any of the Advances in whole at any time or in part from time to time, without premium or penalty, except as otherwise provided in this Section 2.5 or
                                                                 -----------
subsections (a), (b) or (c) of Section 2.9 hereof.  Each prepayment under this
                               -----------
subsection shall be applied to the prepayment of the aggregate unpaid principal amount of the Notes. Prepayments under this subparagraph (c) shall be subject to the following additional conditions:

               (1) In giving notice of prepayment as hereinafter provided, the Borrower shall specify, for the purpose of paragraphs (2) and (3) immediately following, the manner of application of such prepayment as between Alternate Base Rate Borrowings and LIBOR Borrowings; provided, that
                                                                  --------
     in no event shall any LIBOR Borrowing be partially prepaid.

               (2) Prepayments applied to any LIBOR Rate Borrowing may be made on any Business Day, provided, that (i) the Borrower shall have given the
                          --------
     Agent at least five (5) Business Days' prior irrevocable written or telecopied notice of such prepayment, specifying the principal amount of the LIBOR Borrowing to be prepaid, the particular LIBOR Borrowing to which such prepayment is to be applied and the prepayment date; and (ii) if such prepayment is made on any day other than the last day of the Interest Period corresponding to the LIBOR Borrowing to be prepaid, the Borrower shall pay directly to the Agent for the account of the Banks, on the last day of such Interest Period, the Consequential Loss as a result of such prepayment.

               (3) Prepayments applied to any Alternate Base Rate Borrowing may be made on any Business Day, provided, that the Borrower shall have given
                                  --------
     the Agent prior irrevocable written notice or notice by telephone (which is to be promptly confirmed in writing) of such prepayment on the Business Day of such prepayment, specifying the principal amount of the Alternate Base Rate Borrowing to be prepaid.

          (d) Notice of any prepayment having been given, the principal amount specified in such notice, together with (in the case of any prepayment of a LIBOR Borrowing) interest thereon to the date of prepayment, shall be due and payable on such prepayment date.

     2.6  Notes; Payments.
          ---------------

          (a)  Subject to the provisions of Section 10.13 hereof relating to
                                            -------------
replacement and substitution of the Notes, all Advances made by a Bank to the Borrower shall be evidenced by a single Note dated as of the Closing Date, delivered and payable to such Bank in a principal amount equal to such Bank's Commitment as of the Closing Date.

          (b) The outstanding principal balance of each and every Advance, as evidenced by the Notes, shall mature and be fully due and payable on the Termination Date.

          (c)  Subject to Section 10.7 hereof, the Borrower hereby agrees to pay
                          ------------
accrued interest on the unpaid principal balance of the Advances on the Interest Payment Dates, commencing with the first of such dates to occur after the date hereof. After the Termination Date, accrued and unpaid interest on the Advances shall be payable on demand.

          (d) To effect payment of accrued interest owing on the Advances as of the Interest Payment Dates, subject to the provisions of Sections 2.1 and 4.1
                                                         ------------     ---
hereof, the Agent may, but shall not be obligated to, cause the Banks to make an Advance to pay in full the amount of accrued interest owing and payable on the Advances as of the respective Interest Payment Date if (i) such Advance is to be made prior to the Termination Date, (ii) the Availability (calculated for this purpose without deducting any amounts to be paid with such Advance) would be equal to or greater than zero after giving effect to such Advance, and (iii) no Default or Event of Default shall have occurred which is then continuing. The inability of the Agent to cause a payment of any accrued interest owing on the Advances on any Interest Payment Date as of the respective due date thereof in accordance with the preceding sentence shall not in any way whatsoever effect the Borrower's obligation to otherwise pay such amounts in accordance with the applicable terms hereof or any other Loan Documents.

     2.7  Application of Payments and Prepayments.
          ---------------------------------------

          (a)  Except as otherwise provided in Sections 2.5(a), (b) and (d)
                                               ---------------  ---     ---
hereof, prepayments on the Notes shall be applied to payment of the aggregate unpaid principal amounts of the Notes, with the balance of any such prepayments, if any, being applied to accrued interest.

Payments of accrued interest on each Note in accordance with Section 2.6(c)
                                                             --------------
hereof shall be applied to the aggregate accrued interest then outstanding under the Notes, while payment by the Borrower of the aggregate principal amount outstanding under the Notes on the Termination Date shall be applied to principal.

          (b) Except as otherwise provided or specified in Section 2.2(f)
                                                           --------------
hereof, each payment or prepayment received by the Agent hereunder or under any Note for the account of a Bank shall be paid promptly to such Bank, in immediately available funds.

          (c) All sums payable by the Borrower to the Agent hereunder or pursuant to the Notes for its own account or the account of the Banks shall be payable in United States dollars in immediately available funds not later than 11:00 a.m. on the date such payment or prepayment is due and shall be made without set-off, counterclaim or deduction of any kind. Any such payment or prepayment received and accepted by the Agent after 11:00 a.m. shall be considered for all purposes (including the payment of interest, to the extent permitted by law) as having been made on the next succeeding Business Day. All such payments or prepayments shall be made at the Principal Office. If any payment or prepayment becomes due and payable on a day which is not a Business Day, then the date for the payment thereof shall be extended to the next succeeding Business Day and interest shall be payable thereon at the then applicable rate per annum during such extension.

     2.8  Interest Rates for Advances.
          ---------------------------

          (a) Subject to Section 10.7 hereof, the Notes shall bear interest on
                         ------------
their respective outstanding principal balances at a varying rate per annum equal from day to day to the lesser of the Maximum Rate or the Alternate Base Rate; provided, that (1) all principal outstanding after the occurrence of an
      --------
Event of Default which has not been cured to the satisfaction of the Agent and the Required Banks or waived in writing by the Agent and the Required Banks shall bear interest at the Default Rate, which shall be due and payable upon demand, (2) past due principal and interest shall bear interest at the Default Rate, which shall be payable on demand, and (3) subject to the provisions hereof, the Borrower shall have the option of having all or any portion of the principal balances from time to time outstanding under the Notes bear interest until their respective maturities at a rate per annum equal to the Adjusted LIBOR Rate (together with the Alternate Base Rate, individually herein called an "Interest Option" and collectively called "Interest Options"). The records of
 ---------------                           ----------------
the Agent, with respect to Interest Options, Interest Periods and the amounts of Advances to which they are applicable shall be binding and conclusive, absent manifest error. Interest on the Advances shall be calculated at the Alternate Base Rate, except where it is expressly provided pursuant to this Agreement that the Adjusted LIBOR Rate is to apply.

          (b) The Borrower shall have the right to designate or convert its Interest Options in accordance with the provisions hereof. Provided no Default
                                                            --------
or Event of Default has occurred and is continuing and subject to the provisions of the last sentence of Subsection 2.8(a) hereinabove and of Section 2.9 hereof,
                        -----------------                    -----------
the Borrower may elect to have the Adjusted LIBOR Rate apply or continue to apply to all or any portion of the principal balances of the Notes. Each change in Interest Options shall be a conversion of the rate of interest applicable to the specified portion of the Advances, but such conversion alone shall not change the outstanding principal balance of the Notes. The Interest Options shall be designated or converted in the manner provided below:

               (1) The Borrower shall give the Agent notice by telephone, promptly confirmed by written notice (the "Rate Selection Notice")
                                                ---------------------
     substantially in the form of Exhibit E hereto.  Each such telephone and
                                  ---------
     written notice shall specify the amount and type of borrowings which are the subject of the designation, if any; the amount and type of borrowings into which such borrowings are to be converted or for which an Interest Option is designated; the proposed date for the designation or conversion (which, in the case of conversion of LIBOR Borrowings, shall be the last day of the Interest Period applicable thereto) and the Interest Period or Periods, if any, selected by the Borrower. Such notice by telephone shall be irrevocable and shall be given to the Agent no later than the applicable Rate Selection Date. If (a) a new Advance is to be a LIBOR Borrowing, (b) an existing LIBOR Borrowing is maturing at the time that a new Advance is being requested and the Borrower is electing to have such existing portion of the outstanding principal balance of the Notes going forward bear interest at the same Interest Option and for the same Interest Period as the new Advance, or (c) a portion of an Alternate Rate Borrowing is to be converted so as to bear interest at the same Interest Option and for the same Interest Period as the new Advance, then the Rate Selection Notice shall be included in the Request for Extension of Credit applicable to the new Advance, which shall be given to the Agent no later than the applicable Rate Selection Date.

               (2) No more than five (5) LIBOR Borrowings and corresponding Interest Periods shall be outstanding at any one time. Each LIBOR Borrowing shall be in a minimum aggregate principal amount of at least $1,000,000, with any increases over such minimum amount being in integral aggregate multiples of $100,000.

               (3) Principal included in any borrowing shall not be included in any other borrowing which exists at the same time.

               (4) Each designation or conversion shall occur on a Business Day.

               (5) Except as provided in Section 2.9 hereof, no LIBOR Borrowing
                                         -----------
     shall be converted on any day other than the last day of the applicable Interest Period.

               (6) The Agent shall promptly advise the Banks of any Rate Selection Notice given pursuant to this Section 2.8 and of each Bank's pro-
                                             -----------
     rata portion of such designation or conversion hereunder.

          (c) All interest and fees (including the Commitment Fee ) will be computed on the basis of a year of 360 days and actual days elapsed (including the first day but excluding the last day) occurring in the period for which payable, unless the effect of so computing shall be to cause the rate of interest to exceed the Maximum Rate.

     2.9  Special Provisions Applicable to LIBOR Borrowings.
          -------------------------------------------------

          (a) If, after the date of this Agreement, the adoption of any applicable Legal Requirement or any change in any applicable Legal Requirement or in the interpretation or administration thereof by any Governmental Authority or compliance by the Agent or any Bank with any request or directive (whether or not having the force of law) of any Governmental Authority shall at any time make it unlawful or impracticable for any Bank to permit the establishment of or to maintain any LIBOR Borrowing, the commitment of the Banks to establish or maintain the Adjusted LIBOR Rate affected by such adoption or change shall forthwith be canceled and the Borrower shall forthwith, upon demand by the Agent to the Borrower, (1) convert the Adjusted LIBOR Rate with respect to which such demand was made to the Alternate Base Rate; (2) pay all accrued and unpaid interest to date on the amount so converted; and (3) pay any amounts required to compensate the Agent and the Banks for any additional cost or expense which the Agent or any Bank may incur as a result of such adoption of or change in such Legal Requirement or in the interpretation or administration thereof and any Consequential Loss which the Agent or any Bank may incur as a result of such conversion to the Alternate Base Rate. If, when the Agent so notifies the Borrower, the Borrower has given a Rate Selection Notice specifying one or more borrowings of the type with respect to which such demand was made but the selected Interest Period or Interest Periods has not yet begun, such Rate Selection Notice shall be deemed to be of no force and effect, as if never made, and the balance of the Advances specified in such Rate Selection Notice shall bear interest at the Alternate Base Rate until a different available Interest Option shall be designated in accordance herewith.

          (b) If, after the date of this Agreement, the adoption of any applicable Legal Requirement or any change in any applicable Legal Requirement or in the interpretation or administration thereof by any Governmental Authority or compliance by the Agent or any Bank with any request or directive (whether or not having the force of law) from any Governmental Authority shall at any time as a result of any portion of the principal balance of the Notes being maintained on the basis of the Adjusted LIBOR Rate:

               (1) subject any Bank (or make it apparent that any Bank is subject) to any tax (including any United States interest equalization tax), levy, impost, duty, charge, fee, or any deduction or withholding for any tax, levy, impost, duty, charge or fee on or from the payment due under any LIBOR Borrowing or other amounts due hereunder, other than income taxes and franchise taxes in lieu of income taxes of the United States and its political subdivisions; or

               (2) change the basis of taxation of payments due from the Borrower to the Agent or any Bank under any LIBOR Borrowing (otherwise than by a change in the rate of taxation of the overall net income of the Agent or any Bank); or

               (3) impose, modify, increase or deem applicable any reserve requirement (excluding that portion of any reserve requirement included in the calculation of the Statutory Reserves), special deposit requirement or similar requirement (including state law requirements and Regulation D) imposed, modified, increased or deemed applicable by any Governmental Authority against assets held by the Agent or any Bank, or against deposits or accounts in or for the account of the Agent or any Bank, or against loans made by the Agent or any Bank, or against any other funds, obligations or other Property owned or held by the Agent or any Bank; or

               (4) impose on the Agent or any Bank any other condition regarding any LIBOR Borrowing;

and the result of any of the foregoing is to increase the cost to any Bank of agreeing to make or of making, renewing or maintaining such borrowing on the basis of the Adjusted LIBOR Rate, or reduce the amount of principal or interest received by any Bank, then, upon demand by such Bank, the Borrower shall pay to such Bank, from time to time as specified by such Bank, additional amounts which shall compensate such Bank for such increased cost or reduced amount. Such Bank will promptly notify the Borrower in writing of any event, upon becoming actually aware of it, which will entitle any Bank to additional amounts pursuant to this paragraph. Such Bank will furnish to the Borrower, within 180 days after the occurrence of the event resulting in such increased cost or reduced amount, a certificate setting forth the basis and the amount of request of such Bank for compensation under this Section 2.9(b). Such Bank's determination of
                                 --------------
the amount of any such increased cost, increased reserve requirement or reduced amount shall be conclusive and binding, absent manifest error, provided that the calculation thereof is set forth in reasonable detail in such notice or certificate.

     The Borrower shall have the right, if it receives from any Bank any notice referred to in the preceding paragraph, upon three (3) Business Days' notice to the Agent, either (i) to repay in full (but not in part) any borrowing with respect to which such notice was given, together with any accrued interest thereon, or (ii) to convert the Adjusted LIBOR Rate in effect with respect to such borrowing from such Bank to the Alternate Base Rate; provided, that any
                                                          --------
such repayment or conversion shall be accompanied by payment of (x) the amount required to compensate the appropriate Bank or Banks for the increased cost or reduced amount referred to in the preceding paragraph; (y) all accrued and unpaid interest to date on the amount so repaid or converted; and (z) any Consequential Loss which may be incurred as a result of such repayment or conversion.

          (c) If for any reason with respect to any Interest Period the Agent shall have determined (which determination shall be conclusive and binding upon the Borrower) that: (1) the Agent is unable through its customary general practices to determine a rate at which the Agent is offered deposits in United States dollars by prime banks in the London interbank market, in the appropriate amount for the appropriate period, or by reason of circumstances affecting the London interbank market, generally, the Agent is not being offered deposits for the applicable Interest Period and in an amount equal to the amount of the Agent's pro-rata portion of any LIBOR Borrowing requested by the Borrower, or
(2) the Adjusted LIBOR Rate will not adequately and fairly reflect the cost to any Bank of making and maintaining any LIBOR Borrowing hereunder for any proposed Interest Period, then the Agent shall give the Borrower notice thereof and thereupon, (A) any Rate Selection Notice previously given by the Borrower designating an Adjusted LIBOR Rate which has not commenced as of the date of such notice from the Agent shall be deemed for all purposes hereof to be of no force and effect, as if never given, and (B) until the Agent shall notify the Borrower that the circumstances giving rise to such notice from the Agent no longer exist, each Rate Selection Notice requesting an Adjusted LIBOR Rate shall be deemed a request for an Alternate Base Rate Borrowing, and each outstanding LIBOR Borrowing then in effect shall be converted, without any notice to or from the Borrower, upon the termination of the Interest Period then in effect to an Alternate Base Rate Borrowing.

          (d) The Borrower hereby agrees to indemnify the Agent and each of the Banks against and hold each of them harmless from any loss or expense which the Agent or any of the Banks may incur or sustain as a consequence of any untimely payment (mandatory or optional) or default by the Borrower in the payment of any principal amount of or interest on each Note, or any failure by the Borrower to convert or to borrow any LIBOR Borrowing on the date specified by the Borrower, in each case including any interest payable by any Bank to the lenders of the funds obtained by it in order to make or maintain any LIBOR Borrowing (or any portion thereof), and, to the extent not covered above, any Consequential Loss. This agreement shall survive the payment of each Note. A certificate as to any additional amounts payable to the Agent or any Bank pursuant to this paragraph submitted to the Agent or such Bank to the Borrower shall be conclusive and binding upon the Borrower, absent manifest error, provided the calculation hereof is set forth in reasonable detail in such notice.

          (e) If the Borrower requests quotes of the Adjusted LIBOR Rate for different Interest Periods being considered for election by the Borrower, the Agent will use reasonable efforts to provide such quotes to the Borrower promptly. However, all such quotes provided shall be representative only and shall not be binding on the Agent or any Bank, nor shall they be determinative, directly or indirectly, of any Adjusted LIBOR Rate or any component of any such rate, nor will the Borrower's failure to receive or the Agent's failure to provide any requested quote or quotes either (1) excuse or extend the time for performance of any obligation of the Borrower or for the exercise of any right, option or election of the Borrower or (2) impose any duty or liability on the Agent or any Bank. If the Borrower requests a list of the Business Days in any calendar month, the Agent will use reasonable efforts to provide such list promptly. However, any such list provided shall be understood to identify only those days which the Agent believes in good faith at the time such list is prepared will be the Business Days for such month. The Agent shall not have any liability for any failure to provide, delay in providing, error or mistake in or omission from, any such quote or list.

          (f) With respect to any Bank having a LIBOR Lending Office which differs from its Domestic Lending Office, all Advances advanced by such Bank's LIBOR Lending Office shall be deemed to have been made by such Bank and the obligation of the Borrower to repay such Advances shall nevertheless be to such Bank and shall be deemed held by such Bank, to the extent of such portions of the Advance, for the account of such Bank's LIBOR Lending Office.

          (g) Notwithstanding any provision of this Agreement to the contrary, each Bank shall be entitled to fund and maintain its funding of all or any part of the Advances hereunder in any manner it sees fit, it being understood, however, that for the purposes of this Agreement, all determinations hereunder shall be made as if such Bank had actually funded and maintained its portion of each LIBOR Borrowing during each Interest Period for the Advances through the purchase of deposits having a maturity corresponding to such Interest Period and bearing an interest rate equal to the LIBOR Rate for such Interest Period.

            (h) The Borrower's obligation to pay increased costs and Consequential Loss with regard to each LIBOR Borrowing as specified in this
Section 2.9 hereof shall survive termination of this Agreement.
-----------

     2.10   Letters of Credit.
            -----------------

            (a) Subject to the terms and conditions contained herein, the Borrower shall have the right to utilize a portion of the Total Commitment from time to time prior to the Termination Date to obtain from the Agent one or more Letters of Credit for the account or liability of the Borrower in such amounts and in favor of such beneficiaries as the Borrower from time to time shall request; provided, that in no event shall the Agent have any obligation to issue
         --------
any Letter of Credit if (i) the face amount of such Letter of Credit, plus the
                                                                      ----
Letter of Credit Exposure Amount at such time would exceed $10,000,000, (ii) if such Letter of Credit is to be used in connection with any transaction involving any Foreign Subsidiary and the face amount of such Letter of Credit, plus the
                                                                     ----
Letter of Credit Exposure Amount in respect of all other Letters of Credit used in connection with any transaction involving any Foreign Subsidiary, would exceed $4,000,000, (iii) the face amount of such Letter of Credit would exceed the Availability, (iv) such Letter of Credit would have an expiry date beyond the earlier to occur of (1) five Business Days prior to the scheduled Termination Date, or (2) one year after the issuance date of such Letter of Credit, (v) such Letter of Credit is not payable in U.S. dollars, (vi) the face amount of such Letter of Credit would be less than $50,000, (vii) such Letter of Credit is not in a form and does not contain terms satisfactory to the Agent in its sole and absolute discretion, (viii) the Borrower has not executed and delivered such Applications and other instruments and agreements relating to such Letter of Credit as the Agent shall have requested, (ix) an event has occurred and is continuing which constitutes a Default or Event of Default or
(x) such Letter of Credit is not being issued or has not been issued in connection with transactions occurring in the ordinary course of business of the Borrower or its Subsidiaries. Each Letter of Credit may be issued for the account of or used by the Borrower or any of its Subsidiaries, but the Borrower shall have full liability for each Letter of Credit. As of the Closing Date, each Existing Letter of Credit shall be deemed to be a Letter of Credit issued and outstanding under this Agreement.

            (b) If requesting the issuance of any Letter of Credit, the Borrower shall give at least four (4) Business Days' prior written notice to the Agent, at its Domestic Lending Office, which written notice shall be the requisite Application for a Letter of Credit on the Agent's customary form. In accordance with the provisions of Section 2.2(f) hereof, the Agent shall
                                  --------------
periodically notify each Bank that a Letter of Credit has been requested in the amount reflected in such Application and inform such Bank of the amount of its pro-rata portion of such proposed Letter of Credit (based upon such Bank's Commitment Percentage).

            (c) Simultaneously with the Agent's issuance and delivery of any Letter of Credit, the Agent shall be deemed, without further action, to have sold to each other Bank, and such other Bank shall be deemed, without further action by any party hereto, to have purchased from the Agent, a participation interest (which participation shall be nonrecourse to the Agent) equal to such other Bank's Commitment Percentage at such time in such Letter of Credit and all of the Letter of Credit Exposure Amount related to such Letter of Credit. Each Bank acknowledges and agrees that its obligation to acquire participations in each Letter of Credit, as well as its obligation to make the payments specified in this Section 2.10 and the right
                                                      ------------
of the Agent to receive the same in the manner specified herein, are absolute and unconditional and shall not be affected by any circumstance whatsoever, including without limitation, the occurrence and continuance of a Default or Event of Default hereunder, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

          (d) The Borrower promises to pay to the order of the Agent the amount of all Letter of Credit Advances. Each Letter of Credit Advance shall be considered for all purposes as a demand obligation owing by the Borrower to the Agent, and each Letter of Credit Advance shall bear interest from the date thereof at the Default Rate, without notice of presentment, demand, protest or other formalities of any kind (said past due interest on such Letter of Credit Advance being payable on demand). To effect repayment of any such Letter of Credit Advance, the Borrower may request an Advance in accordance with the other provisions of this Agreement, or the Agent may, at its option, automatically satisfy such Letter of Credit Advance (subject to the terms and conditions of Sections 2.1 and 4.1 hereof) by causing the Banks to make an Advance if (i) such
------------     ---
Letter of Credit Advance is (and such Advance is to be) made prior to the Termination Date, (ii) the Availability would be equal to or greater than zero after giving effect to such Advance and (iii) no Default or Event of Default shall have occurred which is then continuing. The failure of the Agent to elect to effect repayment of any such Letter of Credit Advance in accordance with the preceding sentence shall not in any way whatsoever affect the Borrower's obligation to pay each Letter of Credit Advance on demand and to pay interest at the Default Rate on the amount of unreimbursed Letter of Credit Advance. Except as otherwise provided in Section 2.2(f), the Agent will pay to each Bank such
                         --------------
Bank's Commitment Percentage of all amounts received from the Borrower by the Agent, if any, for application, in whole or in part, against the Letter of Credit Advances in respect to any Letter of Credit, but only to the extent such Bank has made its full pro-rata payment of each drawing under the Letter of Credit to which such Letter of Credit Advance relates. All rights, powers, benefits and privileges of this Agreement with respect to the Notes, all security therefor (including the Collateral) and guaranties thereof (including the Guaranties) and all restrictions, provisions for repayment or acceleration and all other covenants, warranties, representations and agreements of the Borrower contained in this Agreement with respect to the Notes shall apply to such Letter of Credit Advances.

          (e) In consideration of the issuance of each Letter of Credit pursuant to the provisions of this Section 2.10, the Borrower agrees to pay
                                   ------------
(subject to Section 10.7 hereof) to the Agent for the ratable benefit of the
            ------------
Banks a letter of credit fee (computed on the basis of the actual number of days elapsed in a year composed of 360 days) in an amount equal to the product of (a) the Applicable Margin in effect for LIBOR Borrowings for the applicable period times (b) the undrawn upon amount of the applicable Letter of Credit, with each letter of credit fee to commence to accrue as of the date of issuance of such Letter of Credit and to be effective as to any reductions in the undrawn amount of such Letter of Credit as of the date of any such reduction (whether resulting from payments thereunder by the Agent, by agreement of the beneficiary thereunder or automatically by the terms of Letter of Credit). Each letter of credit fee shall cease to accrue (except with respect to interest at the Default Rate on any unpaid portion thereof) on the date that such Letter of Credit expires, is returned to the Agent undrawn upon by the beneficiary thereof or is fully paid by the Agent. Said letter of credit fees shall be payable in arrears to the Agent at its Principal Office in immediately available funds (i) on the first Business Day of each calendar quarter that such Letter of Credit remains open, and (ii) on the date that such Letter of Credit expires, is returned to the Agent undrawn upon by the beneficiary thereof or is fully paid by the Agent. All past due letter of credit fees shall bear interest at the Default Rate and shall be payable upon demand by the Agent. The Agent will pay to each Bank, as soon as practicable after receiving any payment of letter of credit fees described in the preceding sentence, an amount equal to the product of (A) such Bank's Commitment Percentage times (B) the amount of such fees received.

          (f) The Borrower hereby agrees to pay to the Agent for the Agent's sole benefit a fronting fee equal to 1/8 of 1% per annum on the undrawn upon amount of each Letter of Credit issued hereunder, with each fronting fee to commence to accrue as of the date of issuance of such Letter of Credit and to be effective as to any reductions in the undrawn amount of such Letter of Credit as of the date of any such reduction (whether resulting from payment thereunder by the Agent, by agreement of the beneficiary thereunder or automatically by the terms of such Letter of Credit). Each fronting fee shall cease to accrue (except with respect to interest at the Default Rate on any unpaid portion thereof) on the date that such Letter of Credit expires, is returned to the Agent undrawn upon by the beneficiary thereof or is fully paid by the Agent. Fronting fees shall be payable in arrears to the Agent at its Principal Office in immediately available funds (a) on the first Business Day of each calendar quarter that such Letter of Credit remains open, and (b) on the date that such Letter of Credit expires, is returned to the Agent undrawn upon by the beneficiary thereof or is fully paid by the Agent. All past due fronting fees shall bear interest at the Default Rate and shall be payable upon demand by the Agent. The Borrower also hereby agrees to pay to the Agent for the Agent's sole benefit any and all other issuance, administrative, amendment, negotiation, payment and other normal and customary fees which are charged by the Agent in connection with the issuance or negotiation of any Letter of Credit and the presentation or payment of any draw under any such Letter of Credit, with all of such amounts being due and payable to the Agent upon demand.

          (g) The obligations of the Borrower under this Agreement in respect of the Letters of Credit and all Letter of Credit Advances are absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement, under all circumstances whatsoever, including the following circumstances:

               (1) any lack of validity or enforceability of this Agreement, any Letter of Credit or any Loan Document;

               (2) any amendment or waiver of default under or any consent to departure from the terms of this Agreement or any Letter of Credit without the express prior written consent of the Agent;

               (3) the existence of any claim, set-off, defense or other right which any beneficiary or any transferee of any Letter of Credit (or any entities for whom any such beneficiary or any such transferee may be acting), or any Person (other than the Agent or the Banks) may have, whether in connection with this Agreement, the Letters of Credit, the transactions contemplated hereby or any unrelated transaction;

               (4) any statement, draft, certificate, or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect whatsoever; and

               (5) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.

In the event that any restriction or limitation is imposed upon or determined or held to be applicable to the Agent, any Bank or the Borrower by, under or pursuant to any Legal Requirement now or hereafter in effect or by reason of any interpretation thereof by any Governmental Authority, which in the respective sole judgment of the Agent or any Bank would prevent any Bank from legally incurring liability under a Letter of Credit issued or proposed to be issued hereunder, then the Agent shall give prompt written notice thereof to the Borrower, whereupon the Agent shall have no obligation to issue any additional Letters of Credit then or at any time thereafter. In addition, if as a result of any Regulatory Change which imposes, modifies or deems applicable (x) any tax, reserve, special deposit or similar requirement against any Letters of Credit issued or participated to by any Bank; (y) any fee, expense or assessment against the Letters of Credit issued by the Agent or any Bank for deposit insurance, or (z) any other charge, expense or condition which increases the actual cost to the Agent or any Bank of issuing or maintaining such Letters of Credit, or reduces any amount receivable by the Agent or any Bank hereunder in respect of any Letter of Credit or any participation therein (which increase in cost, or reduction in amount receivable, shall be the result of the Agent's or such Bank's reasonable allocation of the aggregate of such increases or reductions resulting from such event), then the Borrower (subject to Section
                                                                     -------
10.7 hereof) shall pay to the Agent or such Bank, upon demand and from time to
----
time, amounts sufficient to compensate such Person for each such increase from the effective date of such increase to the date of demand therefor. Each such demand shall be accompanied by a certificate setting forth in reasonable detail the calculation of the amount then being demanded in accordance with the preceding sentence and each such certificate shall be conclusive absent manifest error.

          (h) THE BORROWER HEREBY INDEMNIFIES AND HOLDS HARMLESS EACH BANK AND THE AGENT FROM AND AGAINST ANY AND ALL CLAIMS AND DAMAGES, LOSSES, LIABILITIES, COSTS OR EXPENSES WHICH SUCH BANK OR THE AGENT MAY INCUR (OR WHICH MAY BE CLAIMED AGAINST SUCH BANK OR THE AGENT BY ANY PERSON WHATSOEVER) IN CONNECTION WITH THE EXECUTION AND DELIVERY OR TRANSFER OF OR PAYMENT OR FAILURE TO PAY UNDER ANY LETTER OF CREDIT, INCLUDING ANY CLAIMS, DAMAGES, LOSSES, LIABILITIES, COSTS OR EXPENSES WHICH THE AGENT OR SUCH BANK, AS THE CASE MAY BE, MAY INCUR (WHETHER INCURRED AS A RESULT OF, ITS OWN NEGLIGENCE OR OTHERWISE) BY REASON OF OR IN CONNECTION WITH THE FAILURE OF ANY OTHER BANK (WHETHER AS A RESULT OF ITS

OWN NEGLIGENCE OR OTHERWISE) TO FULFILL OR COMPLY WITH ITS OBLIGATIONS TO THE AGENT OR SUCH BANK, AS THE CASE MAY BE, HEREUNDER; PROVIDED, THAT THE BORROWER SHALL NOT BE REQUIRED TO INDEMNIFY ANY BANK OR THE AGENT FOR ANY CLAIMS, DAMAGES, LOSSES, LIABILITIES, COSTS OR EXPENSES TO THE EXTENT, BUT ONLY TO THE EXTENT, CAUSED BY (I) THE WILLFUL MISCONDUCT OR GROSS NEGLIGENCE OF THE PARTY SEEKING INDEMNIFICATION OR (II) SUCH BANK'S OR THE AGENT'S (AS THE CASE MAY BE) FAILURE TO PAY UNDER ANY LETTER OF CREDIT AFTER THE PRESENTATION TO IT OF A REQUEST REQUIRED TO BE PAID UNDER APPLICABLE LAW. NOTHING IN THIS SECTION
                                                                   -------
2.10(H) IS INTENDED TO LIMIT THE OBLIGATIONS OF THE BORROWER UNDER ANY OTHER
-------
PROVISION OF THIS AGREEMENT.

          (i) The Agent shall review, on behalf of the Banks, each draft and any accompanying documents presented under a Letter of Credit. Promptly after it shall have ascertained that any draft and any accompanying documents presented under such Letter of Credit appear on their face to be in substantial conformity with the terms and conditions of such Letter of Credit, the Agent shall make the appropriate payment to the beneficiary of such Letter of Credit. Subject to the provisions of Section 2.2(f) hereof, the Agent shall give telephonic or
              --------------
facsimile notice to the Banks of the receipt and amount of any draft presented under any Letter of Credit and the date on which payment thereon will be made, and each of the Banks shall, by 11:00 a.m. on the date such payment is to be made under such Letter of Credit, pay in immediately available funds, an amount equal to the product of (A) such Bank's Commitment Percentage times (B) the amount of such payment to be made by the Agent to the beneficiary under such Letter of Credit. Any Bank failing to timely deliver its requisite portion of any such payment shall deliver the same to the Agent as soon as possible thereafter, together with interest on such amount for each day from the due date for such payment to the date of payment by such Bank to the Agent of such amount at a rate of interest per annum equal to the Federal Funds Effective Rate for such period. Each Bank hereby absolutely and unconditionally assumes, as primary obligor and not as a surety, and agrees to pay and discharge, and to indemnify and hold the Agent harmless from liability and respect of, such Bank's pro-rata share (based on such Bank's Commitment Percentage) of any amounts owing by such Bank to the Agent in accordance with the immediately preceding sentence.

     2.11 Pro-Rata Treatment.
          ------------------

          (a) Except to the extent otherwise provided herein (including without limitation, as specified in Sections 2.2(f), 2.9(b) and 2.11(c) hereof): (a)
                            ---------------  ------     -------
each borrowing from the Banks under Section 2.1 hereof shall be made, each
                                    -----------
payment of Commitment Fees shall be made and applied for the account of the Banks, and each termination or reduction of the Commitments of the Banks under
Section 2.4 hereof shall be applied, pro-rata, according to each Bank's
-----------                          --------
Commitment Percentage; (b) each payment or prepayment by the Borrower of principal of or interest on Advances shall be made to the Agent for the account of the Banks pro-rata in accordance with the respective unpaid principal amounts
             --------
of such Advances held by the Banks; and (c) the Banks (other than the Agent) shall purchase from the Agent participations in the

Letters of Credit, to the extent of their respective Commitment Percentages upon issuance by the Agent of each Letter of Credit as otherwise provided for herein.

          (b)  Except as otherwise provided or specified in Section 2.2(f),
                                                            --------------
unless the Agent shall have been notified in writing by any Bank prior to the date of a proposed Advance that such Bank will not make the amount that would constitute such Bank's Commitment Percentage of such Advance on such date available to the Agent at the Principal Office, the Agent may assume that such Bank has made such amount available to the Agent on such date, and the Agent may, in reliance upon such assumption and subject to the terms and conditions of this Agreement, make such amount available to the Borrower by depositing the same, in immediately available funds, in a general deposit account designated and maintained by the Borrower with the Agent at the Principal Office. Any Bank failing to timely deliver its requisite portion of such Advance shall deliver the same to the Agent as soon as possible thereafter, together with interest on such amount for each day from the due date for such payment to the date of payment by such Bank to the Agent of such amount at a rate of interest per annum equal to the Federal Funds Effective Rate for such period. In addition, the Borrower hereby agrees that upon demand by the Agent, the Borrower shall reimburse the Agent for any such amount which any Bank has failed to timely deliver to the Agent, but which the Agent may have previously made available to the Borrower in accordance with the other provisions of this Section 2.11(b).
                                                             ---------------
If a requested Advance shall not occur on any date specified by the Borrower as set forth in the applicable Request for Extension of Credit because all of the conditions for such Advance set forth herein or in any of the other Loan Documents shall have not been met, the Agent shall return the amounts so received from the Banks in respect of such requested Advance to the applicable Banks as soon as practicable.

          (c)  Notwithstanding any provision to the contrary contained in this
Section 2.11 or in any other provision hereof, each Bank shall only receive
------------
interest upon and a portion of the Commitment Fee paid hereunder based upon the amount of funds actually advanced by such Bank to Borrower from time to time.

     2.12 Sharing of Payments, Etc.  The Borrower agrees that, in addition to
          ------------------------
(and without limitation of) any right of set-off, bankers' lien or counterclaim a Bank may otherwise have, each Bank shall be entitled, at its option, to offset balances held by it for the account of the Borrower at any of any of its offices against any principal of or interest on any of such Bank's Advances to the Borrower hereunder, such Bank's Commitment Percentage of the Letter of Credit Exposure Amount or any other obligation of the Borrower hereunder (regardless of whether such obligations of the Borrower are then due and regardless of whether such balances are then due to the Borrower), in which case it shall promptly notify the Borrower and the Agent thereof, provided, that such Bank's failure to
                                           --------
give such notice shall not affect the validity thereof. If a Bank shall obtain payment of any principal of or interest on any Advance made by it under this Agreement, any Letter of Credit Exposure Amount or other obligation then due to such Bank hereunder, through the exercise of any right of set-off (including, without limitation, any right of set-off or lien granted under Section 10.20
                                                               -------------
hereof), banker's lien, counterclaim or similar right, or otherwise, it shall promptly purchase from the other Banks participations in the Advances made by, the Letter of Credit Exposure Amount of, or the other obligations of the Borrower hereunder of, the other Banks in such amounts, and make such other adjustments from time to time as shall be equitable to the end that all the Banks shall share the benefit of such payment (net of any expenses which may be incurred by such Bank in obtaining or preserving such benefit) pro-rata in accordance with their respective Commitment
                         --------
Percentages. To such end all the Banks shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored. The Borrower agrees, to the fullest extent it may effectively do so under applicable law, that any Bank so purchasing a participation in the Advances made by, Letter of Credit Exposure Amount of, or other obligations hereunder of, the other Banks may exercise all rights of set-off, bankers' lien, counterclaim or similar rights with respect to such participation as fully as if such Bank were a direct holder of said Advances, Letter of Credit Exposure Amount or other obligations in the amount of such participation. Nothing contained herein shall require any Bank to exercise any such right or shall affect the right of any Bank to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of the Borrower.

     2.13 Recapture.  If on any Interest Payment Date the Agent does not receive
          ---------
for the account of one or more Banks payment in full of interest computed at the Alternate Base Rate and/or the Adjusted LIBOR Rate, as applicable (computed without regard to any limitation by the Maximum Rate), because the sum of the Alternate Base Rate and/or the Adjusted LIBOR Rate, as applicable (so computed), exceeds or has exceeded the Maximum Rate applicable to such Banks, the Borrower shall pay to the Agent for the account of such Banks, in addition to interest otherwise required, on each Interest Payment Date thereafter, the Excess Interest Amount (calculated as of each such subsequent Interest Payment Date); provided, that in no event shall the Borrower be required to pay, for any
--------
computation period, interest at a rate exceeding the Maximum Rate applicable to such Banks during such period. As used herein, the term "Excess Interest
                                                          ---------------
Amount" shall mean, on any day, the amount by which (a) the amount of all
------
interest which would have accrued prior to such day on the outstanding principal of the Notes of the applicable Bank (had the Alternate Base Rate and/or the Adjusted LIBOR Rate, as applicable, at all times been in effect without limitation by the Maximum Rate applicable to such Bank) exceeds (b) the aggregate amount of interest actually paid to the Agent for the account of such Bank on its Notes on or prior to such day.

3.   Collateral.
     ----------

     3.1  Security Documents.  The Advances and all other Obligations shall be
          ------------------
secured by the Collateral described in the Security Documents and are entitled to the benefits thereof. The Borrower and the Guarantors shall duly execute and deliver the Security Documents or ratifications and confirmations of existing Security Documents, all consents of third parties necessary to permit the effective granting of the Liens created thereby, financing statements pursuant to the UCC and other documents, all in Proper Form, as may be reasonably required by the Agent to grant to the Agent, for the ratable benefit of the Banks, a valid, perfected and enforceable first priority Lien on and security interest in the Collateral (subject only to the Liens permitted under Section
                                                                      -------
7.2 hereof), including without limitation any and all original stock
---
certificates, stock transfer powers, assignments and other documents and instruments necessary or desirable under the laws of any applicable jurisdiction with regard to the Stock covered by the Pledge Agreements.

     3.2  Filing and Recording.  The Borrower shall, at its sole cost and
          --------------------
expense, cause all financing statements and other Security Documents pursuant to this Agreement to be duly recorded and/or filed or otherwise perfected in all places necessary, in the opinion of the Agent, and take such other actions as the Agent may reasonably request, in order to perfect and protect the Liens of the Agent, for the ratable benefit of the Banks, in the Collateral. The Borrower, to the extent permitted by law, hereby authorizes the Agent to file any financing statement in respect of any Lien created pursuant to the Security Documents which may at any time be required or which, in the opinion of the Agent, may at any time be desirable, although the same may have been executed only by the Agent or, at the option of the Agent, to sign such financing statement on behalf of the Borrower and the Guarantors and file the same, and the Borrower hereby irrevocably designates the Agent, its agents, representatives and designees as its agent and attorney-in-fact for this purpose. In the event that any re-recording or refiling thereof (or the filing of any statements of continuation or assignment of any financing statement) is required to protect and preserve such Lien, the Borrower shall, at the Borrower's cost and expense, cause the same to be recorded and/or refiled at the time and in the manner requested by the Agent.

4.   Conditions.
     ----------

     4.1  All Advances.  The obligation of each Bank to make any Advance and the
          ------------
obligation of the Agent to issue any Letter of Credit is subject to the accuracy of all representations and warranties of the Borrower (and each Guarantor, if applicable) on the date of such Advance or issuance of such Letter of Credit, to the performance by the Borrower (and each Guarantor, if applicable) of its obligations under the Loan Documents and to the satisfaction of the following further conditions:

          (a) the Agent shall have received the following, all of which shall be duly executed and in Proper Form: (1) in the case of an Advance, other than
                                         -------------------------
an Advance effected by the Agent for the purposes described in Sections 2.2(b),
                                                               ----------------
2.4(d), 2.6(d) and 2.10(d),
--------------     -------

               (i)  with respect to each Alternate Base Rate Borrowing, Agent
                    --------------------------------------------------
     shall have received by no later than 12:00 noon on the applicable Rate Selection Date, telephonic notice from the Borrower of the proposed date and amount of such Advance, and by no later than 1:00 p.m. on the applicable Rate Selection Date, a Request for Extension of Credit, signed by a Responsible Officer of the Borrower, and

               (ii) with respect to each LIBOR Borrowing, Agent shall have
                    ------------------------------------
     received by no later than 12:00 noon on the applicable Rate Selection Date, telephonic notice from the Borrower of the proposed date and amount of such Advance, and no later than 1:00 p.m. on the applicable Rate Selection Date, a Request for Extension of Credit, signed by a Responsible Officer of the Borrower, or, in the case of issuance of a Letter of Credit, a completed Application (as
    ---------------------------------------------
may be required by the Agent) signed by a Responsible Officer of the Borrower by 12:00 noon four (4) Business Days prior to the proposed date of issuance of such Letter of Credit along with, in each case, such financial information as the
                             ------------
Agent may reasonably require to substantiate compliance with all financial covenants contained herein by the Borrower if the Agent believes at such time that the Borrower is not then in compliance with any of the financial covenants contained herein; and (2) such other Applications, certificates and other documents as the Agent may reasonably require;

          (b) Availability must be in excess of or equal to zero, after giving effect to the requested Advance(s) or Letter(s) of Credit;

          (c) all representations and warranties of the Borrower and any other Person set forth in this Agreement and in any other Loan Document shall be true and correct in all material respects with the same effect as though made on and as of such date, except for (i) those representations and warranties which relate only to the Closing Date and (ii) those changes in such representations and warranties otherwise permitted by the terms of this Agreement;

          (d) the Borrower (and each Guarantor, if applicable) shall be in compliance with all the terms and provisions contained in this Agreement or in any other Loan Document which are to be observed or performed by the Borrower (or such Guarantor, if applicable), including without limitation, the provisions of Section 6.15(a) below;
   ---------------

          (e) there shall have occurred no Material Adverse Effect, after giving effect to the requested Advance(s) or Letter(s) of Credit;

          (f) no Default or Event of Default shall have occurred and be continuing;

          (g) if requested by the Agent, it shall have received a certificate executed by the Financial Officer or other Responsible Officer of the Borrower as to the compliance with subparagraphs (b) through (f) above;

          (h) the making of such Advance or the issuance of such Letter of Credit shall not be prohibited by, or subject the Agent or any Bank to, any penalty or onerous condition under any Legal Requirement; and

          (i) the Borrower shall have paid all legal fees and expenses of the type described in Section 10.10 hereof for which invoices have been presented
                  -------------
through the date of such Advance or the issuance of such Letter of Credit.

     4.2  Closing.  In addition to the matters described in Section 4.1 hereof,
          -------                                           -----------
the obligation of Banks to renew and modify, but not extinguish, the Existing Advances as Advances hereunder on the Closing Date is subject to the receipt by the Agent of each of the following, in Proper Form:

          (a)  the Notes executed by the Borrower;

          (b) the Security Documents and each Guaranty, executed by the Borrower and the Current Guarantors, as applicable, and all documents and items required by Section 3 hereof;
            ---------

          (c) the Amendment, Ratification and Confirmation, executed by the parties thereto;

          (d) resolutions of the Board of Directors of each Obligor that is a corporation and of each general partner of each Obligor that is a partnership, certified by the Secretary or Assistant Secretary of such Person, which authorize the execution, delivery and performance by each Obligor, and by each general partner on behalf of each Obligor that is a partnership, of the Loan Documents to which such Obligor is a party;

          (e) a certificate of incumbency, certified by the Secretary or an Assistant Secretary of each Obligor that is a corporation and of each general partner of each Obligor that is a partnership, certifying the names of the officers of such Person authorized to sign the Loan Documents to which such Obligor is or is to be a party (including the certificates contemplated herein) together with specimen signatures of such officers;

          (f) certified copies of the Organizational Documents of the Borrower and each Current Guarantor;

          (g) a certificate from the Secretary of State or other appropriate public officials of the State of Delaware as to the continued existence and good standing of the Borrower in the State of Delaware;

          (h) certificates from the appropriate public officials of those jurisdictions where the nature of the Borrower's business makes it necessary or desirable to be qualified to do business as a foreign corporation, as to the good standing and qualification as a foreign corporation (as may be appropriate) of the Borrower in such jurisdictions;

          (i) with respect to each Current Guarantor, certificates from the appropriate public officials of the state of incorporation of such Current Guarantor and of those jurisdictions where the nature of such Current Guarantor's business makes it necessary or desirable to be qualified to do business as a foreign corporation, as to the existence, good standing and qualification as a foreign corporation (as may be appropriate) of such Current Guarantor in such jurisdictions;

          (j) the most recent schedule and aging of Receivables of the Companies (dated within thirty (30) days of the Closing Date);

          (k) a copy of the Agent's field examination, including a takeover field examination, of the Borrower's and the Current Guarantors' books and records and the results of such field examination;

          (l) an appraisal of the inventory of the Companies, by an appraisal firm satisfactory to the Agent indicating sufficient value to support the proposed advance rate for Eligible Inventory hereunder;

          (m)  the financial statements described in Section 5.2 hereof,
                                                     -----------
together with any management letters, if any, received for such financial statements;

          (n) one copy of each of the Convertible Subordinated Debt Documents, including all amendments and schedules thereto, certified as a true and correct copy by a Responsible Officer of the Borrower;

          (o) legal opinions from (i) Haynes & Boone, the independent counsel for the Borrower and the Current Guarantors, and (ii) local counsel to the Borrower and its Subsidiaries in each applicable foreign jurisdiction in connection with the Pledge Agreements, addressed to the Agent and acceptable in all respects to the Agent in its sole and absolute discretion;

          (p) certificates of insurance satisfactory to the Agent in all respects evidencing the existence of all insurance required to be maintained by the Borrower and the Current Guarantors pursuant to the terms of this Agreement and the Security Documents;

          (q) the Borrower, the Current Guarantors and the Agent (or Chase) shall have entered into the Lockbox Agreement;

          (r) copies of all major customer and supplier contracts with respect to the Borrower or any Current Guarantors which the Agent shall have requested;

          (s) copies of all lease agreements entered into by Borrower or any Current Guarantor which the Agent shall have requested;

          (t) waivers or subordinations of any and all landlord liens (whether statutory or contractual) held by any owner of each real Property location leased by the Borrower or any Current Guarantor;

          (u) evidence satisfactory to the Agent that there has been no material adverse change in the prospects, business, assets, operations or financial condition of the Borrower or any Current Guarantor since November 30, 1999, except as disclosed in periodic reports filed with the Securities and Exchange Commission prior to the Closing Date and as otherwise disclosed in the Borrower's press release regarding the Borrower's fourth fiscal quarter 2000 results of operations;

          (v) a certificate, in form and substance satisfactory to the Agent, executed by the Financial Officer of the Borrower as to the solvency of each of the Obligors;

          (w) such title commitments, title policies, appraisals, environmental assessments, surveys, flood plain certification and other documents and information as the Agent may require in connection with the Deed of Trust, including without limitation the documents and information specified in the closing checklist relating to the Deed of Trust;

          (x) evidence of legal structure of the Borrower and its Subsidiaries and Foreign Affiliates, in form and substance satisfactory to the Agent;

          (y) payment of (i) all available cash of the Borrower and the Domestic Subsidiaries, including without limitation amounts on deposit with Fidelity which amounts include proceeds of the sale of the corporate aircraft, and (ii) an additional amount of $10,000,000 transferred from Foreign Subsidiaries, for application to reduce outstanding Advances;

          (z) all other Loan Documents and any other instruments or documents consistent with the terms of this Agreement and relating to the transactions contemplated hereby as the Agent may reasonably request, executed by the Borrower or any other Person required by the Agent, including without limitation, the Contribution Agreement and the Lockbox Agreement;

and subject to the further conditions that, at the time of the initial Advance,
(1) all such actions as the Agent shall require to perfect the Liens created pursuant to the Security Documents shall have been taken, including without limitation, (i) the delivery to the Agent of all Property with respect to which possession is necessary for the purpose of perfecting such Liens, (ii) with respect to Collateral covered by the Security Agreements, the filing of appropriately completed and duly executed UCC financing statements, and (iii) with respect to all Collateral consisting of patents, trademarks, copyrights and applications therefor, the recording of appropriate documents in the U.S. Patent and Trademark Office and the U.S. Library of Congress; (2) the Agent shall also have received evidence reasonably satisfactory to it that the Liens created by the Security Documents constitute first priority Liens (except for any Liens expressly provided for in Sections 7.2(d) and (e) below), including without
                          ---------------     ---
limitation satisfactory UCC search reports, and executed releases of liens or termination statements with respect to any existing prior Liens to be released;
(4) the Borrower shall have paid all fees owed to the Agent and the Banks by the Borrower under any commitment letters or fee letters entered into between the Borrower and Chase or any of its Affiliates, or this Agreement, including without limitation the Amendment Fee and all legal fees and expenses described in Section 10.10 or otherwise for which invoices have been presented; and (4)
   -------------
all other legal matters incident to the transactions herein contemplated shall be reasonably satisfactory to counsel for the Agent and respective counsel for each of the Banks.

5.   Representations and Warranties.
     ------------------------------

     To induce the Agent and the Banks to enter into this Agreement, the Borrower represents and warrants to the Agent and the Banks, as of the date hereof and as of the date any Advance is made hereunder or any Letter of Credit is issued hereunder, as follows:

     5.1  Organization.  The Borrower and each Significant Subsidiary is duly
          ------------
organized, validly existing and in good standing under the laws of the state of its incorporation or formation; has all power and authority to own its respective Property and assets and to conduct its respective businesses as presently conducted; and is duly qualified to do business and in good standing in each and every jurisdiction where its respective business requires such qualification, except for those jurisdictions in which the failure to qualify and/or be in good standing does not cause a Material Adverse Effect to occur.

     5.2  Financial Statements.
          --------------------

          (a) The financial statements of the Borrower delivered to the Agent and the Banks in connection with this Agreement, including without limitation,
(i) the Annual Audited Financial Statements of the Borrower dated as of November 30, 1997, November 30, 1998 and November 30, 1999, (ii) the Quarterly Unaudited Financial Statements of the Borrower dated as of August 31, 2000, and (iii) the Monthly Unaudited Financial Statements of the Borrower dated as of January 31, 2001, fairly present, in accordance with GAAP, the financial condition and the results of operations of the Borrower and the Subsidiaries, on a Consolidated basis, as of the dates and for the periods indicated, subject to quarter-end (in the case of Monthly Unaudited Financial Statements) and year-end (in the case of Monthly Unaudited Financial Statements and Quarterly Unaudited Financial Statements) adjustments. No Material Adverse Effect has occurred since the dates of such financial statements which is not otherwise disclosed in such financial statements themselves, except as disclosed in periodic reports filed with the Securities and Exchange Commission or otherwise disclosed in writing to the Agent and the Banks.

          (b) The Borrower has heretofore furnished to the Agent, for each month from the projected Closing Date through the end of the Borrower's 2001 fiscal year and for each fiscal year of the Borrower thereafter through the Termination Date, projected income statements, balance sheets and cash flows of the Borrower and the Subsidiaries, on a Consolidated basis, together with one or more schedules demonstrating prospective compliance with all financial covenants contained in this Agreement, such projections disclosing all material assumptions made by the Borrower in formulating such projections. The projections are based upon estimates and assumptions which the Borrower believes are reasonable in light of the conditions which existed as of the time the projections were made, have been prepared on the basis of the material assumptions stated therein and reflect as of the Closing Date an estimate believed reasonable by the Borrower as to the results of operations and other information projected therein.

     5.3  Enforceable Obligations; Authorization. The Loan Documents are legal,
          --------------------------------------
valid and binding obligations of the Borrower (and the Guarantors, as applicable), enforceable in accordance with their respective terms, except as may be limited by bankruptcy, insolvency and other similar laws affecting creditors' rights generally and by general equitable principles. The execution, delivery and performance of the Loan Documents have all been duly authorized by all necessary corporate, partnership, and if necessary shareholder, action; are within the power and authority of the Borrower (and the Guarantors, as applicable); do not and will not contravene or violate any Legal Requirement or the Organizational Documents of the Borrower (and the Guarantors, as applicable); do not and will not result in the breach of, or constitute a default under, any agreement or instrument by which the Borrower (and the Guarantors, as applicable) or any of its Property may be bound or affected; and do not and will not result in the creation of any Lien upon any Property of the Borrower (and the Guarantors, as applicable) except as expressly contemplated therein. All necessary approvals of any Governmental Authority and all other requisite permits, registrations and consents for the performance have been obtained for the delivery and performance of the Loan Documents.

     5.4  Other Debt. Neither the Borrower nor any of its Subsidiaries is in
          ----------
default in the payment of any other Indebtedness or under any agreement, mortgage, deed of trust, security agreement or lease to which it is a party, the result of which has, would or could have a Material Adverse Effect.

     5.5  Litigation. There is no litigation or administrative proceeding
          ----------
pending or, to the knowledge of the Borrower, threatened against, nor any outstanding judgment, order or decree affecting, the Borrower or any Subsidiary or Foreign Affiliate of the Borrower before or by any Governmental Authority or arbitral body which individually or in the aggregate have, or if adversely determined could have, a Material Adverse Effect. Except as set forth on
Schedule 5.5 attached hereto, as of the Closing Date there is no litigation or
------------
administrative proceeding pending against, nor any outstanding judgment, order or decree affecting, the Borrower or any Subsidiary or Foreign Affiliate of the Borrower before or by any Governmental Authority or arbitral body. Neither the Borrower nor any Subsidiary thereof is in default with respect to any judgment, writ, rule, regulation, order or decree of any Governmental Authority.

     5.6  Taxes. The Borrower and each of its Subsidiaries have filed all
          -----
federal, state, local or foreign tax returns required to have been filed and paid all taxes shown thereon to be due, except those for which extensions have been obtained and except for those which are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained in accordance with GAAP. Neither the Borrower nor any of its Subsidiaries has, as of the Closing Date, requested or been granted any extension of time to file any Federal tax return. Neither the Borrower nor any of its Subsidiaries has, as of the Closing Date, requested or been granted any extension of time to file any state, local or foreign tax return, other than extensions with respect to tax liabilities where the Borrower's or such Subsidiary's failure to pay such tax liabilities would not have a Material Adverse Effect. Neither the Borrower nor any of its Subsidiaries is a party to, nor has any obligation under, any tax sharing arrangement.

     5.7  No Material Misstatements. No information, report, financial
          -------------------------
statement, exhibit or schedule prepared or furnished by or on behalf of the Borrower or any Guarantor to the Agent or any Bank in connection with this Agreement or any other Loan Documents contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     5.8  Subsidiaries. As of the date hereof, the Borrower has no Subsidiaries,
          ------------
Foreign Affiliates or any other material minority ownership interests in any other Person other than as listed on Schedule 5.8 attached hereto. Except as
                                     ------------
expressly indicated on Schedule 5.8 attached hereto, each of the Subsidiaries
                       ------------
listed on Schedule 5.8 is wholly owned by the Borrower. Schedule 5.8 (a) sets
          ------------                                  ------------
forth the jurisdiction of incorporation or organization of each Subsidiary of the Borrower and each Foreign Affiliate, and (b) the percentage of the Borrower's or any of its Subsidiaries' ownership of the Stock of each Subsidiary of the Borrower and each Foreign Affiliate.

     5.9  Representations by Others. All representations and warranties made by
          -------------------------
or on behalf of the Borrower in any Loan Document shall constitute representations and warranties of the Borrower hereunder.

     5.10 Permits, Licenses, Etc. The Borrower and each of its Significant
          ----------------------
Subsidiaries possess all material permits, licenses, patents, patent rights, trademarks, trademark rights, trade names, trade name rights and copyrights which are required to conduct their respective businesses.


     5.11 ERISA. No Reportable Event has occurred with respect to any Plan.
          -----
Each Plan complies in all material respects with all applicable provisions of ERISA, and the Borrower or each ERISA Affiliate have filed all reports required by ERISA and the Code to be filed with respect to each Plan. The Borrower does not have any knowledge of any event which could reasonably be expected to result in a liability of the Borrower or any ERISA Affiliate to the PBGC other than for applicable premiums. No accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, exists with respect to any Plan. No event has occurred and no condition exists that could reasonably be expected to constitute grounds for a Plan to be terminated under circumstances which would cause the Lien provided under Section 4068 of ERISA to attach to any Property of the Borrower or any ERISA Affiliate. No event has occurred and no condition exists that could reasonably be expected to cause the Lien provided under Section 302 of ERISA or Section 412 of the Code to attach to any Property of the Borrower or any ERISA Affiliate.

     5.12 Title to Properties; Possession Under Leases.
          --------------------------------------------

          (a) The Borrower and each of the Significant Subsidiaries have good and marketable title to, or a valid leasehold interest in, all of their respective Property and assets shown on the most recent Consolidated balance sheets of the Borrower and its Subsidiaries referred to in Section 5.2 hereof
                                                           -----------
and all assets and Property acquired since the date of such balance sheets, except for such Property as is no longer used or useful in the conduct of their respective businesses or as have been disposed of in the ordinary course of business, and except for minor defects in title that do not interfere with the ability of the Borrower or any of its Subsidiaries to conduct their respective businesses as now conducted. All such assets and Property are free and clear of all Liens other than those permitted by Section 7.2 hereof.
                                        -----------

          (b) The Borrower and each of the Significant Subsidiaries have complied in all material respects with all obligations under all leases to which any of them is a party and under which any of them is in occupancy, except where non-compliance does not affect the Borrower's or such Subsidiary's use or occupancy thereof, as applicable, and all such leases are in full force and effect, and the Borrower and each of its applicable Subsidiaries enjoy peaceful and undisturbed possession under all such leases. Schedule 5.12 attached hereto
                                                  -------------
sets forth each of such leases of real Property in existence as of the Closing Date, and the Borrower has provided the Agent with complete and correct copies of all of such leases of real Property in effect as of the Closing Date.

     5.13 Assumed Names. Neither the Borrower, nor any of its Subsidiaries, is
          -------------
currently conducting its business under any assumed name or names, except as set forth on Schedule 5.13 attached hereto.
         -------------

     5.14 Investment Company Act.  Neither the Borrower nor any of its
          ----------------------
Subsidiaries is an investment company within the meaning of the Investment Company Act of 1940, as amended, or, directly or indirectly, controlled by or acting on behalf of any Person which is an investment company, within the meaning of said Act.

     5.15 Public Utility Holding Company Act. Neither the Borrower nor any of
          ----------------------------------
its Subsidiaries is a "public utility company," or an "affiliate" or a "subsidiary company" of a "public utility company," or a "holding company," or a "subsidiary company" of a "registered holding company," or an "affiliate" of a "registered holding company" or of a "subsidiary company" of a "registered holding company," as such terms are defined in the Public Utility Holding Company Act of 1935, as amended ("PUHCA"). Neither the Borrower nor any of its
                                  -----
Subsidiaries is an "affiliate" or a "subsidiary company" of an unregistered, non-exempt "holding company" as such terms are defined in PUHCA.

     5.16 Agreements. Schedule 5.16 attached hereto is a complete and correct
          ----------  -------------
list, as of the Closing Date of (i) all credit agreements for borrowed money, indentures and capitalized leases to which the Borrower or any of its Subsidiaries is a party and all Property of the Borrower or any of its Subsidiaries subject to any Lien securing such Indebtedness or lease obligation,
(ii) each letter of credit and guaranty to which the Borrower or any of its Subsidiaries is a party, (iii) all other material instruments in effect as of the date hereof providing for, evidencing, securing or otherwise relating to any Indebtedness for borrowed money of the Borrower or any of its Subsidiaries (other than the Indebtedness hereunder), and (iv) all obligations of the Borrower or any of its Subsidiaries to issuers of appeal bonds issued for account of the Borrower or any of its Subsidiaries. The Borrower shall, upon, request by the Agent, deliver to the Agent and the Banks a complete and correct copy of all such credit agreements, indentures, capitalized leases, letters of credit, guarantees and other instruments or leases described in Schedule 5.16 or
                                                                -------------
arising after the date hereof, including any modifications or supplements thereto, as in effect on the date hereof.

     5.17 Environmental Matters. Except as is described on Schedule 5.17
          ---------------------                            -------------
attached hereto and to Borrower's knowledge: no activity of the Borrower or any of its Subsidiaries requires any Environmental Permit which has not been obtained and which is not now in full force and effect; the Borrower and each of its Subsidiaries and along with their respective properties are in compliance with all limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any applicable Requirement of Environmental Law or Environmental Permit; the Borrower and each of its Subsidiaries (i) have obtained and maintained in effect all Environmental Permits, (ii) along with their respective Properties have been and are in material compliance with all applicable Requirements of Environmental Law and Environmental Permits, (iii) along with their respective Properties are not subject to any (A) Environmental Claims or (B) Environmental Liabilities, in either case direct or contingent, arising from or based upon any act, omission, event, condition or circumstance occurring or existing on or prior to the date hereof, except as set forth on Schedule 5.17 attached hereto, and (ii) have not
                               -------------
received individually or collectively any notice of any violation or alleged violation of any Requirements of Environmental Law or Environmental Permit or any Environmental Claim in connection with their respective Properties. Neither the Borrower nor any of its Subsidiaries has actual knowledge of any violation of any applicable Requirements of Environmental Law and Environmental Permits by, or Environmental Claims or Environmental Liabilities arising against, any of the prior owners or operators and predecessors in interest with respect to any of the Borrower's or any of its Subsidiaries' respective Property. No Lien arising under any law, rule, regulation or order described in the definition of "Requirements of Environmental Law" has attached to any Property or revenues of Borrower or any of its Subsidiaries.

     5.18 No Change in Credit Criteria or Collection Policies. There has been
          ---------------------------------------------------
no material adverse change in credit criteria or collection policies concerning Receivables of any of the Companies since February 15, 2001.

     5.19 Solvency.
          --------

          (a) The value of the assets of the Borrower, based on a fair valuation thereof, is not less than the amount that will be required to be paid on or in respect of the probable liability on the existing debts and other liabilities (including contingent liabilities) of the Borrower, as they are expected to become absolute and mature. The value of the assets of each of the Domestic Subsidiaries, based on a fair valuation thereof, is not less than the amount that will be required to be paid on or in respect of the probable liability on the existing debts and other liabilities (including contingent liabilities) of each such Domestic Subsidiary, as they are expected to become absolute and mature.

          (b) The assets of the Borrower do not constitute unreasonably small capital for the Borrower to carry out its business as now conducted and as proposed to be conducted including the capital needs of the Borrower, taking into account (1) the nature of the business conducted by the Borrower, (2) the particular capital requirements of the business conducted by the Borrower, (3) the anticipated nature of the business to be conducted by the Borrower in the future, and (4) the projected capital requirements and capital availability of such current and anticipated business. The assets of each of the Subsidiaries of the Borrower do not constitute unreasonably small capital for such Subsidiary to carry out its business as now conducted and as proposed to be conducted, including the capital needs of each such Subsidiary, taking into account (1) the nature of the business conducted by such Subsidiary, (2) the particular capital requirements of the business conducted by such Subsidiary, (3) the anticipated nature of the business to be conducted by such Subsidiary in the future, and (4) the projected capital requirements and capital availability of such current and anticipated business.

          (c) Neither the Borrower nor any of its Subsidiaries intends to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be received by the Borrower or any such Subsidiary, as applicable, and the timing and amounts to be payable on or in respect of debt of the Borrower or any such Subsidiary, as applicable). The cash flow of the Borrower or any such Subsidiary, as applicable, after taking into account all anticipated uses of the cash of the Borrower or any such Subsidiary, as applicable, should at all times be sufficient to pay all such amounts on or in respect of debt of the Borrower or any such Subsidiary, as applicable, when such amounts are anticipated to be required to be paid.

          (d) The Borrower does not believe that final judgments against it or any of its Subsidiaries in actions for money damages presently pending, if any, will be rendered at a time when or in an amount such that, the Borrower or any such Subsidiary, as applicable, will be unable to satisfy any such judgments promptly in accordance with their terms (taking into account the maximum reasonable amount of such judgments in any such actions and the earliest reasonable time at which such judgments might be rendered). The cash flow of the Borrower or any such Subsidiary, as applicable, after taking into account all other anticipated uses of the cash of the Borrower or any such Subsidiary, as applicable (including the payments on or in respect of debt referred to in subparagraph (c) of this
Section 5.19), should at all times be sufficient to pay all such judgments
------------
promptly in accordance with their terms (taking into account the maximum reasonable amount of such judgments in any such actions and the earliest reasonable time at which such judgments might be rendered).

     5.20 Status of Receivables and Other Collateral. The Borrower represents
          ------------------------------------------
and warrants that (a) the Borrower or any Subsidiary, as applicable, is and shall be the sole owner, free and clear of all Liens except in favor of the Agent or otherwise permitted under Section 7.2 hereunder, of and fully
                                   -----------
authorized to sell, transfer, pledge and/or grant a security interest in each and every item of said Collateral owned by the Borrower or any such Subsidiary;
(b) each Eligible Receivable is and shall be a good and valid account representing an undisputed bona fide indebtedness incurred or an amount indisputably owed by the account debtor therein named, for a fixed sum as set forth in the invoice relating thereto with respect to an absolute sale and delivery upon the specified terms of goods sold by one or more of the Companies, or work, labor and/or services theretofore rendered by the applicable Company;
(c) no Eligible Receivable is or shall be subject to any defense, offset, counterclaim, discount or allowance (as of the time of its creation) except as may be stated in the invoice relating thereto or discounts and allowances as may be customary in the applicable Company's business; (d) none of the transactions underlying or giving rise to any Eligible Receivable shall violate any applicable state or federal laws or regulations, and all documents relating to any Receivable shall be legally sufficient under such laws or regulations and shall be legally enforceable in accordance with their terms, subject, as to enforceability, to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally; (e) to the best of the Borrower's knowledge, each account debtor, guarantor or endorser with respect to any Eligible Receivable is solvent and able to pay all Receivables on which it is obligated in full when due; (f) all documents and agreements relating to Eligible Receivables shall be true and correct and in all respects what they purport to be; (g) to the best of the Borrower's knowledge, all signatures and endorsements that appear on all documents and agreements relating to Eligible Receivables shall be genuine and all signatories and endorsers with respect thereto shall have full capacity to contract; (h) the Borrower and each of its Subsidiaries shall maintain books and records pertaining to the respective Collateral owned by each of them in detail, form and scope as the Agent shall reasonably require; (i) concurrently with the delivery by the Borrower to the Agent of any accounts receivable aging or any sales report summary hereunder, the Borrower will disclose to the Agent which Receivables, if any, arise out of contracts with the United States or any department, agency or instrumentality thereof, and will, upon request from the Agent, execute or cause to be executed any instruments and take any steps required by the Agent in order that all monies due or to become due under any such contract shall be assigned to the Agent and notice thereof given under the Federal Assignment of Claims Act; (j) the Borrower will, promptly after any Responsible Officer learns thereof, report to the Agent any material loss or destruction of, or substantial damage to, any of the Collateral, and any other matters materially affecting the value, enforceability or collectability of any of the Collateral;
(k) if any amount payable under or in connection with any Receivable is evidenced by a promissory note or other instrument, as such terms are defined in the UCC, such promissory note or instrument shall be promptly pledged, endorsed, assigned and delivered to the Agent as additional Collateral; (1) the Borrower shall not redate, or allow any of its Subsidiaries to redate, any invoice or sale or make or allow to be made sales on extended dating beyond that customary in the industry; (m) if no Default or Event of Default shall have occurred (other than Events of Default or Defaults which have been cured to the satisfaction of the Agent or waived in writing by the Agent and the Required Banks), the Borrower shall promptly provide the Agent with copies of any regularly scheduled physical counts of the Borrower's and each of the Domestic Subsidiaries' inventory which are conducted by the Borrower or any of the Domestic Subsidiaries after the Closing Date; (n) after the occurrence of any Default or Event of Default which has not been cured to the satisfaction of the Agent or waived in writing by the Agent and the Required Banks, the Borrower shall conduct and shall cause each of the Domestic Subsidiaries to conduct a physical count of its inventory at such intervals as the Agent may request and promptly supply the Agent with a copy of such counts accompanied by a report of the value (based on the lower of cost, on a weighted average basis, or market value) of such inventory; and (o) neither the Borrower nor any of its Subsidiaries shall be entitled to pledge the Banks' credit on any purchases or for any purpose whatsoever, except for Letters of Credit.

     5.21 Convertible Subordinated Debt Documents. Each of the Convertible
          ---------------------------------------
Subordinated Debt Documents constitutes the valid and binding obligation of each of the parties thereto in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy laws and other laws affecting creditors' rights generally and by general principles of equity. The Borrower has no knowledge that any of the representations and warranties contained in any of the Convertible Subordinated Debt Documents were not true and correct in all material respects on and as of the date given or, except as disclosed in writing to the Agent prior to the Closing Date, that any of the material terms thereof have been modified, amended or waived.

     5.22 Transactions with Related Parties. Any and all transactions,
          ---------------------------------
contracts, or other agreements existing on the Closing Date which have been entered into by and among the Borrower and any Affiliate, officer, or director of the Borrower, has been entered into and made upon terms and conditions not less favorable to the Borrower than those terms which could have been obtained from wholly independent and unrelated sources.

     5.23 Patents, Trademarks and Copyrights. Schedule 5.23 hereto sets forth a
          ----------------------------------  -------------
true, accurate and complete listing, as of the date hereof, of all patents, trademarks and copyrights, and applications therefor, of the Obligors. Except as created or permitted under the Loan Documents, no Lien exists with respect to the interest any Obligor in any such patents, trademarks, copyrights or applications, and no Obligor has transferred or subordinated any interest it may have in such patents, trademarks, copyrights and applications. The Borrower shall, from time to time as necessary, deliver to the Agent an updated Schedule
                                                                       --------
5.23 to this Agreement, together with a certificate of an authorized officer of
----
the Borrower certifying that the information set forth on such schedule is true, correct and complete as such date, which schedule may be used to prepare additional assignments, if necessary.

     5.24 Foreign Employee Benefit Matters. To the best of Borrower's and its
          --------------------------------
Subsidiaries' knowledge after diligent inquiry of all relevant Persons: (a) each Foreign Employee Benefit Plan is in compliance in all respects with all laws, regulations and rules applicable thereto and the respective requirements of the governing documents for such Foreign Employee Benefit Plan, except for any non-compliance the consequences of which, in the aggregate, would not result in a Material Adverse Effect; (b) the aggregate of the accumulated benefit obligations under all Foreign Pension Plans does not exceed the current fair market value of the assets held in the trusts or similar funding vehicles for such Plans or reasonable reserves have been established in accordance with prudent business practices or as required by applicable accounting principles with respect to any shortfall; (c) with respect to any Foreign Employee Benefit Plan (other than a Foreign Pension Plan) maintained or contributed to by Borrower or any of its Subsidiaries, reasonable reserves have been established in accordance with prudent business practice or where required by ordinary accounting practices in the jurisdiction in which such Foreign Employee Benefit Plan is maintained; and (d) there are no actions, suits or claims (other than routine claims for benefits) pending or, to the knowledge of Borrower and its Subsidiaries, threatened against Borrower or any Subsidiary of it or any ERISA Affiliate with respect to any Foreign Employee Benefit Plan that would, if adversely determined, have a Material Adverse Effect.

     5.25 Compliance with Laws and Agreements. Each of the Borrower, the
          -----------------------------------
Subsidiaries and the Foreign Affiliates is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its Property and all indentures, agreements and other instructions binding upon it or its Property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

6.   Affirmative Covenants.
     ---------------------

     The Borrower covenants and agrees with the Agent and the Banks that prior to the termination of this Agreement, the Borrower will perform and observe the following covenants unless the Required Banks (or the Agent with the consent of the Required Banks) shall otherwise consent in writing:

     6.1  Businesses and Properties. The Borrower will and will cause each of
          -------------------------
its Subsidiaries to at all times: (a) do or cause to be done all things necessary to obtain, preserve, renew and keep in full force and effect the rights, licenses, permits, franchises, patents, copyrights, trademarks and trade names material to the conduct of its businesses; (b) maintain and operate such businesses in the same general manner in which they are presently conducted and operated; (c) comply in all material respects with all Legal Requirements applicable to the operation of such businesses whether now in effect or hereafter enacted (including without limitation, all Legal Requirements relating to public and employee health and safety and all Environmental Laws) and with any and all other Legal Requirements; and (d) maintain, preserve and protect all Property material to the conduct of such businesses and keep such Property in good repair, working order and condition, and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted at all times.

     6.2  Taxes. The Borrower will and will cause each of its Subsidiaries to
          ------
pay and discharge promptly when due all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its Property before the same shall become delinquent or in default, as well as all lawful claims for labor, materials and supplies or otherwise, which, if unpaid, might give rise to Liens upon such properties or any part thereof (except as otherwise permitted by Section 7.2 hereof), unless being diligently
                                  ------------
contested in good faith by appropriate proceedings and as to which adequate reserves in an amount not less than the aggregate amount secured by such Liens have been established in accordance with GAAP; provided, however, that such
                                               --------  -------
contested amounts giving rise to such Liens shall be immediately paid upon commencement of any procedure or proceeding to foreclose any of such Liens unless the same shall be validly stayed by a court of competent jurisdiction or a surety bond, which is satisfactory in all respects to the Agent, is delivered to the Agent for the ratable benefit of the Banks in an amount no less than such contested amounts.

     6.3  Financial Statements and Information. The Borrower will furnish to
          ------------------------------------
the Agent three (3) copies and to each Bank one (1) copy of each of the following: (a) as soon as available and in any event within ninety (90) days after the end of each fiscal year of the Borrower (or such later period as may be permitted by law for reporting companies under the Securities Exchange Act of 1934, as amended, but not to exceed 20 additional days), a copy of the Borrower's annual report on Form 10-K as filed with the Securities and Exchange Commission, together with Annual Audited Financial Statements of the Borrower and its Subsidiaries; (b) as soon as available and in any event within forty-five days after the end of each fiscal quarter of the Borrower (or such later period as may be permitted by law for reporting companies under the Securities Exchange Act of 1934, as amended, but not to exceed 20 additional days), a copy of the Borrower's Form 10-Q as filed with the Securities and Exchange Commission, together with Quarterly Unaudited Financial Statements of the Borrower and its Subsidiaries, (c) as soon as available and in any event within thirty (30) days after the end of each calendar month, Monthly Unaudited Financial Statements of the Borrower and its Subsidiaries; (d) concurrently with the financial statements provided for in Subsections 6.3(a) and 6.3(b) hereof,
                                         ------------------     ------
(1) a Compliance Certificate, signed by a Responsible Officer of the Borrower, and (2) a written certificate in Proper Form, identifying each Subsidiary which is otherwise required by the provisions of Section 6.10 hereof to become a
                                           ------------
Guarantor at the request of the Agent but which has not yet done so as of the date of such certificate, and providing an explanation of the reasons why each such Subsidiary is not a Guarantor, signed by a Responsible Officer of the Borrower; (e) as soon as available and in any event within five (5) Business Days after the date of receipt thereof (if any such management letter is ever issued), a management letter prepared by the independent public accountants who reported on the financial statements provided for in Subsection 6.3(a) above,
                                                     -----------------
with respect to the internal financial controls of the Borrower and its Subsidiaries; (f) as soon as available and in any event within five (5) days after the end of each week, a Receivables report in the form of Exhibit G hereto
                                                                ---------
setting forth the sales, collections and total customer debits and credits for each Company, for such week; provided, however, that if Availability is at any
                             --------
time less than $15,000,000, at the Agent's request such Receivables reports shall be furnished daily by the end of each Business Day for the second Business Day immediately preceding the date of such Receivables report; (g) as soon as available and in any event within twenty (20) days after the end of each month, accounts receivable agings and reconciliations, accounts payable agings and reconciliations, lockbox statements and all other schedules, computations and other information, all in reasonable detail, as may be reasonably required or requested by the Agent with regard to the Companies, all certified by a Responsible Officer of the Borrower; (h) as soon as available and in any event within twenty (20) days after the end of each month, a Borrowing Base Certificate, signed by a Responsible Officer of the Borrower in the form attached hereto as Exhibit F; (i) if Availability is at any time less than
                   ---------
$15,000,000, as soon as available and in any event within five (5) days after the end of each week, an Inventory Designation Report in the form of Exhibit H,
                                                                     ---------
and Borrower may submit such weekly Inventory Designation Report at any other time at its option; (j) as soon as available and in any event within thirty (30) days prior to the commencement of each fiscal year of the Borrower, management-prepared Consolidated financial projections of the Borrower and its Subsidiaries for the immediately following fiscal year (setting forth such projections on both an annual basis and on a monthly basis for the upcoming fiscal year), such projections to be in such format and detail as reasonably requested by the Agent; (k) as soon as available and in any event weekly, the nine-week cash flow projection of the Borrower and its Subsidiaries; (l) as soon as available and in any event within twenty (20) days after the end of each month, a report containing schedules showing the amounts and locations of all cash of the Borrower and its Subsidiaries, in form and detail satisfactory to the Agent; and
(m) such other information relating to the financial condition, operations, Property and business affairs of the Borrower or any of its Subsidiaries or Foreign Affiliates as from time to time may be reasonably requested by the Agent or any Bank.

     6.4  Inspections; Field Examinations; Inventory Appraisals. Upon reasonable
          -----------------------------------------------------
notice (which may be telephonic notice), at all reasonable times during normal business hours and as often as the Agent may request, the Borrower will permit and will cause each of its Subsidiaries and each of the Foreign Affiliates to permit any authorized representative designated by the Agent, including without limitation any consultant engaged by the Agent, together with any authorized representatives of any Bank desiring to accompany the Agent, to visit and inspect the Properties and financial records of the Borrower and its Subsidiaries and Foreign Affiliates and to make extracts from such financial records, and permit any authorized representative designated by the Agent, including without limitation any consultant engaged by the Agent, (together with any accompanying representatives of any Bank) to discuss the affairs, finances and condition of the Borrower and its Subsidiaries and Foreign Affiliates with the appropriate Financial Officer and such other officers as the Borrower shall deem appropriate and the Borrower's, Subsidiaries', or the Foreign Affiliates' independent public accountants, as applicable. The Agent agrees that it shall schedule any meeting with any such independent public accountant through the Borrower, and a Responsible Officer of the Borrower shall have the right to be present at any such meeting. The Agent and any consultant of the Agent shall each have the right to examine and any authorized representatives of any Bank shall have the right to accompany the Agent during any such examination, as often as the Agent may request, the existence and condition of the Receivables, books and records of the Borrower and its Subsidiaries and Foreign Affiliates and to review their compliance with the terms and conditions of this Agreement and the other Loan Documents, subject to governmental confidentiality requirements. The Agent shall also have the right to verify with any and all customers of the Borrower and the Companies the existence and condition of the Receivables, as often as the Agent may require, without prior notice to or consent of the Borrower or any of the Companies. Without in any way limiting the foregoing, the Agent shall have the right (a) to conduct field examinations at the Borrower's expense four times per year, which examinations may be conducted approximately quarterly, and (b) to order and obtain an appraisal of the inventory of the Companies, by an appraisal firm satisfactory to the Agent, at the Borrower's expense, two times per year, which appraisals may be conducted approximately each six months. Without in any way limiting the foregoing, the Borrower agrees to cooperate and to cause its Subsidiaries to cooperate in all respects with the Agent and its representatives and consultants in connection with any and all inspections, examinations and other actions taken by the Agent or any of its representatives or consultants pursuant to this section. The Borrower hereby agrees to promptly pay, upon demand by the Agent or the applicable Bank, any and all fees and expenses incurred by the Agent or any Bank in connection with any inspection, examination, review or appraisal permitted by the terms of this Section 6.4.
                  -----------

     6.5  Further Assurances. Upon request by the Agent, the Borrower will and
          ------------------
will cause each of its Subsidiaries and Foreign Affiliates to promptly execute and deliver any and all other and further agreements and instruments and take such further action as may be requested by the Agent to (a) cure any defect in the execution and delivery of any Loan Document, (b) to carry out the provisions and purposes of this Agreement and the other Loan Documents, and (c) to grant, preserve, protect and perfect the first priority Liens created or intended to be created by the Security Documents in the Collateral.

     6.6  Books and Records. The Borrower will maintain, will cause each of its
          -----------------
Subsidiaries to maintain, and will use its best efforts to cause each Foreign Affiliate to maintain financial records and books in accordance with accepted financial practice and GAAP; provided, however, that the Foreign Subsidiaries
                             --------
and the Foreign Affiliates shall be permitted to maintain day-to-day books of record and account in accordance with local statutory accounting practice rather than GAAP.

     6.7  Insurance. The Borrower will and will cause each of its Subsidiaries
          ---------
to:

          (a) Keep its insurable Properties adequately insured at all times by financially sound and reputable insurers.

          (b) Maintain such other insurance, to such extent and against such risks, including fire and other risks insured against by extended coverage, employee liability and business interruption, as is customary with companies similarly situated and in the same or similar businesses and in the same general geographic areas, provided, however, that such insurance shall insure the
                  --------  -------
Property of the Borrower and each of its Subsidiaries against all risk of physical damage, including without limitation, loss by fire, explosion, theft, fraud and such other casualties as may be reasonably satisfactory to the Agent, but in no event at any time in an amount less than the replacement value of the Collateral.

          (c) Maintain in full force and effect worker's compensation coverage and public liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with its operations and with the use of any Properties owned, occupied or controlled by the Borrower or any of its Subsidiaries, in such amounts as the Agent shall reasonably deem necessary.

          (d) Maintain such other insurance as may be required by law or as may be reasonably requested by the Agent for purposes of assuring compliance with this Section 6.7. All insurance covering tangible personal Property subject to a
     -----------
Lien in favor of the Agent for the benefit of the Banks granted pursuant to the Security Documents shall provide that, in the case of each separate loss, the full amount of insurance proceeds shall be payable to the Agent and shall further provide for at least 30 days' prior written notice to the Agent of the cancellation, reduction or substantial modification thereof.

     6.8  ERISA. The Borrower will and will cause each of its Subsidiaries at
          -----
all times: (a) make contributions to each Plan in a timely manner and in an amount sufficient to comply with the minimum funding standards requirements of ERISA; (b) immediately upon acquiring knowledge of (i) any Reportable Event in connection with any Plan for which no administrative or statutory exemption exists or (ii) any "prohibited transaction", as such term is defined in Section 4975 of the Code, in connection with any Plan, that could result in the imposition of material damages or a material excise tax on the Borrower or any Subsidiary thereof, furnish the Agent a statement executed by a Responsible Officer of the Borrower or such Subsidiary setting forth the details thereof and the action which the Borrower or any such Subsidiary proposes to take with respect thereto and, when known, any action taken by the Internal Revenue Service with respect thereto; (c) notify the Agent promptly upon receipt by the Borrower or any Subsidiary thereof of any notice of the institution of any proceedings or other actions which may result in the termination of any Plan by the PBGC and furnish the Agent with copies of such notice; (d) pay when due, or within any applicable grace period allowed by the PBGC, all required premium payments to the PBGC; (e) furnish the Agent with copies of the annual report for each Plan filed with the Internal Revenue Service not later than ten (10) days after the Agent requests such report; (f) furnish the Agent with copies of any request for waiver of the funding standards or extension of the amortization periods required by Sections 303 and 304 of ERISA or Section 412 of the Code promptly after the request is submitted to the Secretary of the Treasury, the Department of Labor or the Internal Revenue Service, as the case may be; and (g) pay when due all installment contributions required under Section 302 of ERISA or Section 412 of the Code or within 10 days of a failure to make any such required contributions when due furnish the Agent with written notice of such failure.

     6.9  Use of Proceeds. Subject to the terms and conditions contained herein,
          ---------------
use the proceeds of the Advances for (a) renewal and modification of, but not extinguishment or novation of, the Existing Advances, (b) financing ongoing working capital needs of the Borrower and its Subsidiaries not otherwise prohibited herein, (c) for general corporate purposes of the Borrower or any of its Subsidiaries in the ordinary course of business not otherwise prohibited herein, and/or (d) payment of the Obligations, as provided in this Agreement; provided, that no proceeds of any Advance shall be used (w) for the purpose of
--------
purchasing or carrying directly or indirectly any margin stock as defined in Regulation U ("Reg U") of the Board of Governors of the Federal Reserve System,
               -----
(x) for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry any such margin stock, (y) for any other purpose which would cause such Advance to be a "purpose credit" within the meaning of Reg U and (z) for any purpose which would constitute a violation of Reg U or of Regulations T or X of the Board of Governors of the Federal Reserve System or any successor regulation of any thereof or of any other rule, statute or regulation governing margin stock from time to time.

     6.10 Guarantors, Joinder Agreements.  Promptly inform the Agent of the
          ------------------------------
creation of any Subsidiary of the Borrower after the Closing Date and, except as hereinafter provided, promptly cause (a) each such Subsidiary that is a Domestic Subsidiary to become a Guarantor by execution and delivery to the Agent, for the ratable benefit of the Banks, of a Guaranty or a Joinder Agreement (if a Joinder Agreement is requested by the Agent in lieu of a Guaranty), (b) a first priority perfected security interest to be granted to the Agent in the requisite percentage of Stock of such Subsidiary pursuant to one or more Pledge Agreements, as described in the definition of "Security Documents" set forth in
Section 1.1 hereof, (c) cause each such Subsidiary that is a Domestic Subsidiary
-----------
to grant to the Agent a first priority security interest in all Receivables, inventory, equipment, furniture, fixtures, chattel paper, documents, instruments, general intangibles and other tangible and intangible personal property and all real property owned at any time by such Subsidiary and all products and proceeds thereof, and (d) cause such Subsidiary to execute and deliver to the Agent, for the ratable benefit of the Banks, any applicable Security Documents required by the Agent, together with such related certificates, legal opinions and documents (including Organizational Documents) as the Agent may reasonably require; provided, however, that any Foreign
                                     --------  -------
Subsidiary shall not be required to become a Guarantor or grant any Liens hereunder, except for security interests in Stock as described in the definition of "Security Agreements" set forth in Section 1.1 hereof.
                                      -----------

     6.11 Notice of Events.
          ----------------

          (a) The Borrower will notify the Agent as soon as possible and in any event within five (5) days after the Borrower or any of its Subsidiaries acquires knowledge of the occurrence of, or if the Borrower or any of its Subsidiaries causes or intends to cause, as the case may be, any of the following: (i) the institution of any lawsuit, administrative proceeding or investigation affecting the Borrower or any of its Subsidiaries or Foreign Affiliates, including without limitation, any audit by the Internal Revenue Service, the adverse determination under which could have a Material Adverse Effect; (ii) any development or change in the business or affairs of the Borrower or any of its Subsidiaries which has had or which is likely to have a Material Adverse Effect; (iii) any Event of Default or Default, together with a detailed statement by a Responsible Officer on behalf of the Borrower of the steps being taken to cure the effect of such Event of Default or Default; (iv) the occurrence of a default or event of default by the Borrower or any of its Subsidiaries under any agreement or series of related agreements to which it is a party, which default or event of default could have a Material Adverse Effect;
(v) any violation by, or investigation of any Borrower or any of its Subsidiaries in connection with any actual or alleged violation of any Legal Requirement imposed by the Environmental Protection Agency, the Occupational Safety Hazard Administration or any other Governmental Authority which has or is likely to have a Material Adverse Effect; and (vi) any significant change in the accuracy of any material representations and warranties of the Borrower or any of its Subsidiaries in this Agreement or any other Loan Document.

     6.12 Environmental Matters.  Without limiting the generality of Section
          ---------------------                                      -------
6.1(c) hereof, the Borrower will and will cause each of its Subsidiaries to (a)
------
comply in all material respects with all limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any applicable Requirement of Environmental Law, or

Environmental Permit; (b) obtain and maintain in effect all Environmental Permits; and (c) keep its Property free of any Environmental Claims or Environmental Liabilities. BORROWER HEREBY INDEMNIFIES AND AGREES TO HOLD THE AGENT AND THE BANKS HARMLESS FROM AND AGAINST ANY AND ALL LIABILITY, LOSS, DAMAGE, SUIT, ACTION OR PROCEEDING ARISING OUT OF ITS BUSINESS OR THE BUSINESS OF ANY OF ITS SUBSIDIARIES, PERTAINING TO ANY ENVIRONMENTAL LIABILITIES, INCLUDING WITHOUT LIMITATION, CLAIMS OF ANY GOVERNMENTAL AUTHORITY OR ANY OTHER PERSON ARISING UNDER ANY REQUIREMENT OF ENVIRONMENTAL LAW OR UNDER TORT, CONTRACT OR COMMON LAW.

     6.13 End of Fiscal Year.  Borrower will cause each of its fiscal years and
          ------------------
each of the fiscal years of each of its Subsidiaries to end on November 30 of the applicable year.

     6.14 Pay Obligations and Perform Other Covenants.  Borrower will and will
          -------------------------------------------
cause each of its Subsidiaries to make full and timely payment of the Obligations, whether now existing or hereafter arising, duly comply with all of the terms and covenants contained in this Agreement and in each of the other Loan Documents at all times and places and in the manner set forth therein, and except for the filing of continuation statements and the making of other filings by the Agent as secured party or assignee, at all times take all actions necessary to maintain the Liens and security interests provided for under or pursuant to this Agreement and the Security Documents as valid perfected first priority Liens on the Collateral intended to be covered thereby (subject only to other Liens expressly permitted by Section 7.2 hereof) and supply all
                                   -----------
information to the Agent necessary for such maintenance.

     6.15 Collection of Receivables; Application of Lockbox Agreement Proceeds.
          --------------------------------------------------------------------

          (a) At the Borrower's own cost and expense, the Borrower will and will cause each of the Companies to arrange for remittances on all Receivables of the Companies, or any of them, to be made directly to one or more lockboxes designated by the Agent under the terms of the Lockbox Agreement or in such other manner as the Agent may direct. All remittances on all Receivables processed through the lockbox(es) in accordance with this Section 6.15(a) shall
                                                          ---------------
be promptly deposited in one or more controlled disbursement or other accounts designated by the Agent, subject to withdrawal by the Agent only, as hereinafter provided. In connection therewith, the Agent and Chase are irrevocably authorized, in accordance with the terms of the implementation and processing instructions for the Lockbox Agreement, to cause all such remittances on all Receivables of the Companies, or any of them, to be promptly deposited in such account or accounts designated by the Agent. All remittances and payments that are deposited in accordance with the foregoing will be promptly applied by the Agent to reduce the outstanding balance of the Advances, subject to the continued accrual of interest on the Advance balances to which such remittances and payments are applied for one (1) Business Day (or two Business Days in the case of remittances and payments received after 11:00 a.m.) and in any event subject to final collection in cash of the item deposited.

          (b) The Borrower shall cause all payments, if any, received by the Borrower or any of the Domestic Subsidiaries on account of Receivables which are not forwarded directly to the above-described lockbox(es) (whether in the form of cash, checks, notes, drafts, bills of exchanges, money orders or otherwise) to be promptly deposited in precisely the form received (but with any endorsements of the Borrower or the applicable Domestic Subsidiary necessary for deposit or collection) in the account or accounts designated by the Agent in accordance with the provisions of
Section 6.15(a) above.
---------------

     6.16 Additional Receivables Documentation.  In addition to the Receivables
          ------------------------------------
information delivered pursuant to the other provisions of this Agreement, the Borrower will and will cause each of the Companies to furnish such further schedules and/or information as the Agent may require relating to the Receivables of the Companies (including without limitation, copies of sales invoices), and the Borrower shall notify the Agent of any non-compliance in respect of the representations and warranties contained in Section 5.20 hereof.
                                                           ------------
The items to be provided under this Section 6.16 are to be in form satisfactory
                                    ------------
to the Agent and are to be executed and delivered to the Agent from time to time solely for its convenience in maintaining records of the Collateral. The Borrower's or any Company's failure to give any of such items to the Agent shall not affect, terminate, modify or otherwise limit the Agent's Lien or security interest in the Collateral.

  6.17 Foreign Employee Benefit Compliance.  Borrower will, and will cause each
       -----------------------------------
of its Subsidiaries and ERISA Affiliates to, establish, maintain and operate all Foreign Employee Benefit Plans to comply in all material respects with all laws, regulations and rules applicable thereto and the respective requirements of the governing documents for such Plans, except for failures to comply which, in the aggregate, would not result in a Material Adverse Effect.

  6.18 Fee Agreements.  The Borrower will enter into and cause to be maintained
       --------------
management services agreements and intellectual property royalty agreements with certain of the Foreign Subsidiaries and Foreign Affiliates, providing for payments from such Foreign Subsidiaries to the Borrower of management services fees and/or intellectual property royalty fees, respectively, calculated in accordance with Schedule 6.18 (such management services agreements and
                -------------
intellectual property royalty agreements being herein called the "Fee
                                                                  ---
Agreements").  The Borrower shall comply with and perform all of its obligations
----------
under the Fee Agreements and shall bill and collect all fees and amounts payable thereunder. It is understood and agreed that Schedule 6.18 may change from time
                                              -------------
to time based upon the results of transfer pricing studies which may be performed by the Borrower from time to time. Any and all payments under the Fee Agreements shall constitute payments of Receivables and shall be made in accordance with Section 6.15 hereof.
                ------------

  6.19 Agreements.  Promptly after Agent's request, the Borrower shall deliver
       ----------
or cause to be delivered to the Agent copies of all employment agreements, management fee agreements, tax sharing agreements, loan agreements, notes and other documentation evidencing any Indebtedness of the Borrower or any Subsidiary or Foreign Affiliate which the Agent may request.

7.   Negative Covenants.
     ------------------

     The Borrower covenants and agrees with the Agent and the Banks that prior to the termination of this Agreement, the Borrower will perform and observe the following covenants unless the Required Banks (or the Agent with the consent of the Required Banks) shall otherwise consent in writing:

     7.1  Indebtedness.  The Borrower will not create, incur, suffer or permit
          ------------
to exist, or assume or guarantee, directly or indirectly, or become or remain liable with respect to any Indebtedness, whether direct, indirect, absolute, contingent, or otherwise, or permit any of its Subsidiaries or any of the Foreign Affiliates to do any of the foregoing, except the following:
                                               ------

          (a) Indebtedness to the Banks and the Agent pursuant hereto;

          (b) Indebtedness secured by Liens permitted by Section 7.2 hereof;
                                                         -----------

          (c) Indebtedness of Foreign Subsidiaries which is secured by a Letter of Credit;
          (d) Indebtedness of the Foreign Subsidiaries and Indebtedness of the Foreign Affiliates, all incurred when no Default or Event of Default exists or would result therefrom, provided that the aggregate amount of all such Indebtedness (including such Indebtedness existing on the date hereof and described on Schedule 5.16 hereto, but excluding such Indebtedness permitted
             -------------
under Sections 7.1(c) and (i) hereof) outstanding at any time shall not exceed
      ---------------     ---
$40,000,000 in the aggregate, it being understood that trade payables of the Borrower, the Subsidiaries and the Foreign Affiliates for the purchase of goods or materials in the ordinary courses of business that are not more than 90 days past due (unless subject to dispute and being diligently contested) are not prohibited or limited by this Section 7.1;

          (e) the Convertible Subordinated Debt and any refinancing thereof pursuant to terms acceptable to the Required Banks;

          (f) other liabilities existing on the date of this Agreement and set forth on Schedule 5.16 attached hereto, with no renewals, extensions,
         -------------
modifications or increases thereof being permitted, unless the same constitutes Refinancing Indebtedness;

          (g) Indebtedness of any Obligor to any other Obligor evidenced by one or more promissory notes, which promissory notes shall have been endorsed and delivered to the Agent as Collateral in accordance with the Security Documents;

          (h) current and deferred taxes and other assessments and governmental charges (to the extent permitted by Section 7.2(e) hereof);
                                    --------------

          (i) Indebtedness of the Borrower's Subsidiaries and Foreign Affiliates pursuant to loans and advances permitted by Sections 7.7(e), (f) and (g) hereof;
                                            --------------------     ---

          (j) Customary and prudent Hedging Obligations entered into in the ordinary course of business for the purpose of protecting the Borrower and its Subsidiaries and Foreign Affiliates against fluctuations in interest rates, currency exchange rates and similar risks;

          (k) Refinancing Indebtedness, to the extent the same relates to any Indebtedness permitted by Section 7.1(f) hereof, excluding any refinancing of
                          --------------
the Convertible Subordinated Debt unless the terms of such refinancing have been approved in writing by the Required Banks; and

          (l) trade payables of the Foreign Subsidiaries and the Foreign Affiliates for the purchase of goods or materials in the ordinary course of business that are more than 90 days past due and are not subject to dispute and being diligently contested, in an aggregate amount not to exceed (i) $1,000,000 at any time outstanding for each country in respect of which such payables are incurred, and (ii) $5,000,000 at any time outstanding in the aggregate.

     The Borrower, the Agent, the Banks and each Guarantor (by its execution or ratification of a Guaranty or a Joinder Agreement) agree that, notwithstanding anything contained in Sections 7.1(g) or in any other provision contained in
                      ---------------
this Agreement which may appear to be to the contrary, any and all Indebtedness permitted by Sections 7.1(g) hereof (together with any and all Liens from time
             ---------------
to time securing the same as permitted by Section 7.2(g) hereof) is hereby made
                                          --------------
and at all times hereafter shall be inferior and subordinate in all respects to the Obligations from time to time owing to the Agent or any Bank pursuant hereto and to any Lien against any Collateral from time to time now or hereafter securing any of such Obligations pursuant to the terms hereof and the Security Documents. Additionally, the Borrower, the Agent and the Banks agree that, notwithstanding anything contained in any provision of this Agreement, any and all contractual, statutory or constitutional Liens which may now or hereafter be held by the Borrower against any Property of any of the Borrower's Subsidiaries as a result of any intercompany lease or sublease by the Borrower to any of its Subsidiaries of any real Property owned or leased by the Borrower are, and at all times hereafter shall be, inferior and subordinate in all respects to any Lien now or hereafter held by the Agent, for the ratable benefit of the Banks, against any Collateral as security for any of the Obligations pursuant to the terms hereof and the Security Documents. The Borrower agrees to execute and deliver on its own behalf, and to cause to be executed and delivered by and on behalf of the Guarantors, any and all subordination agreements, in form and content acceptable to the Agent, which the Agent may hereafter require to further evidence the subordination of the Indebtedness permitted by Section
                                                                    -------
7.1(g) above, the Liens permitted by Section 7.2(g) and any such contractual,
------                               --------------
statutory or constitutional landlord's Liens held by the Borrower.

     7.2  Liens.  The Borrower will not create or suffer to exist any Lien upon
          -----
any of its Property (including without limitation real property assets and personal property assets, including Stock in Borrower's Subsidiaries and Foreign Affiliates) now owned or hereafter acquired, or acquire any Property upon any conditional sale or other title retention device or arrangement or any purchase money security agreement, or permit any of its Subsidiaries or any of the Foreign Affiliates to do any of the foregoing; provided, however, that the
                                               --------  -------
Borrower and its Subsidiaries and Foreign Affiliates (or any of them) may create or suffer to exist:

          (a) Liens in effect on the date hereof and which are described on
Schedule 7.2 attached hereto, provided, that such Liens may not be renewed and
------------                  --------
extended, unless the same relate to Refinancing Indebtedness permitted by
Section 7.1(k) above;
--------------

          (b) Liens in favor of the Agent for the ratable benefit of the Banks;

          (c) Liens incurred and pledges and deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance, old-age pensions and other social security benefits (not including any lien described in Section 412(m) of the Code);

          (d) Liens imposed by law, such as landlords' (for any location where a landlord's waiver is not required under the Loan Documents), carriers', warehousemen's, mechanics', materialmen's and other similar liens, incurred in good faith in the ordinary course of business and securing obligations which are not yet due and are incurred in the ordinary course of business or which are being contested in good faith by appropriate proceedings diligently pursued as to which have been established;

          (e) Liens securing the payment of taxes, assessments and governmental charges or levies, that are not delinquent, are permitted by Section 6.2 hereof
                                                             -----------
or are being diligently contested in good faith by appropriate proceedings and as to which adequate reserves have been established; provided, however, that in
                                                      --------  -------
no event shall the aggregate amount of such reserves be less than the aggregate amount secured by such Liens;

          (f) Zoning restrictions, easements, licenses, reservations, provisions, covenants, conditions, waivers, restrictions on the use of property or minor irregularities of title which do not individually or in the aggregate materially detract from the value of its property or assets or materially impair the use thereof in the operation of its business;

          (g) Liens securing the performance of bids, tenders, leases, contracts (other than for the repayment of borrowed money), statutory obligations, surety, customs and appeal bonds and other obligations of like nature, incurred as an incident to and in the ordinary course of business;

          (h) Liens in favor of any Obligor securing any Indebtedness permitted pursuant to Section 7.1(g) hereof;
            --------------

          (i) Liens on the assets of any of the Foreign Subsidiaries or Foreign Affiliates to secure Indebtedness permitted by Section 7.1(d) hereof in an
                                               --------------
aggregate amount outstanding at any time not to exceed $40,000,000; and

          (j) Liens in funds in the possession of credit card companies pertaining to credit card sales of goods to end users pursuant to merchant credit card services agreements.

Provided, however, notwithstanding anything contained above in this Section 7.2
--------  -------                                                   -----------
to the contrary, if any of the permitted Liens are of the type that are being contested in good faith by appropriate proceedings, the Indebtedness giving rise to such contested Lien(s) must be immediately paid upon commencement of any foreclosure process or proceeding with respect to such Lien(s) unless the same shall be effectively stayed or a surety bond with respect thereto (which is satisfactory in all respects to the Agent), is posted.

     7.3  Contingent Liabilities.  The Borrower will not and will not permit any
          ----------------------
of its Subsidiaries or Foreign Affiliates to create, incur, suffer or permit to exist, directly or indirectly, any Contingent Obligations, other than:

          (a) the Obligations of each Guarantor to the Agent and the Banks under the terms of any Guaranty;

          (b) any Contingent Obligations of the Borrower under any Hedging Obligations permitted by Section 7.1(j) above;
                         --------------

          (c) Contingent Obligations of the Borrower or any of the Subsidiaries in respect of any Indebtedness of any of the Foreign Subsidiaries or the Foreign Affiliates, all incurred when no Default or Event of Default exists or would result therefrom, provided that the aggregate amount of all such Contingent Obligations (including such Contingent Obligations existing on the date hereof and described on Schedule 5.16 hereto) outstanding at any time shall not exceed
                 -------------
$30,000,000 in the aggregate, it being understood that Contingent Obligations in respect of trade payables of the Borrower and its Subsidiaries for the purchase of goods or materials in the ordinary course of business that are not more than 90 days past due (unless subject to dispute and being diligently contested) are not prohibited or limited by this Section 7.3;
                                  ------------

          (d)  Contingent Obligations in respect of trade payables permitted by
Section 7.1(l); and
---------------

          (e) Contingent Obligations of the Borrower or any Subsidiary of the Borrower in respect of obligations of any other Subsidiary of the Borrower which obligations do not constitute Indebtedness, provided that each payment under any such Contingent Obligations permitted by this clause (e) shall be treated as a loan to a Subsidiary and any such loans to Subsidiaries other than Guarantors shall be subject to the limitations set forth in Sections 7.7(f) and (g) hereof.
                                                 -----------------------

     7.4  Mergers, Consolidations and Dispositions and Acquisitions of Assets.
          -------------------------------------------------------------------
The Borrower will not and will not permit any of its Subsidiaries to, in any single transaction or series of related transactions, directly or indirectly:

          (a) Wind up its affairs, liquidate or dissolve;

          (b) Be a party to any merger or consolidation;

          (c) Sell, convey, lease, transfer or otherwise dispose of all or any portion of the assets of the Borrower or any of its Subsidiaries, or agree to take any such action;

          (d) Sell, assign, pledge, transfer or otherwise dispose of, or in any way part with control of, any Stock of any of its Subsidiaries or any Indebtedness or obligations of any character of any of its Subsidiaries, or permit any such Subsidiary to do so with respect to any Stock of any other Subsidiary or any Indebtedness or obligations of any character of the Borrower or any of its Subsidiaries, or permit any of its Subsidiaries to issue any additional Stock other than to the Obligors;

          (e) Take any board of director or shareholder action with a view toward dissolution, liquidation or termination; or

          (f) Purchase or otherwise acquire, directly or indirectly, in a single transaction or a series of related transactions, all or a substantial portion of the assets of any Person or any shares of Stock of, or similar interest in, any Person;

provided, however that so long as no Default or Event of Default exists or would
--------  -------
result therefrom:

               (1) any Guarantor may merge or consolidate with the Borrower or any other Guarantor, and any Subsidiary that is not a Guarantor may merge or consolidate with Borrower or any other Subsidiary so long as the Agent has a valid first priority perfected Lien in the Stock of such Subsidiary;

               (2) any Guarantor may sell, lease, transfer or otherwise dispose of any of its assets to the Borrower or any Guarantor, and any Subsidiary that is not a Guarantor may sell any of its assets to any other Subsidiary that is not a Guarantor so long as the Agent has a valid perfected first priority Lien in the Stock of such Subsidiary;

               (3) any Guarantor may be dissolved or liquidated so long as such dissolution or liquidation results in all assets of such Guarantor being owned by the Borrower or another Guarantor;

               (4) any Subsidiary that is not a Guarantor may be dissolved or liquidated, so long as such dissolution or liquidation results in all assets of such Subsidiary that is not a Guarantor being owned by the Borrower or a Subsidiary and the Agent has a valid perfected first priority Lien in the Stock of such Subsidiary;

               (5) the Borrower and its Subsidiaries may (i) sell inventory in the ordinary course of business for fair and adequate consideration, and
     (ii) sell equipment and fixtures having a fair market value not to exceed $3,000,000 in the aggregate during the period from the Closing Date through the Termination Date, provided that all proceeds of any and all dispositions of equipment or fixtures of the Borrower or any Domestic Subsidiary shall be paid to the Agent for application to outstanding Advances (which amounts may be reborrowed subject to the terms and conditions of this Agreement);

               (6) To the extent any Collateral is sold or otherwise disposed of as permitted by this Section 7.4, such Collateral shall be sold or otherwise disposed of free and clear of the Liens of the Security Documents and the Agent shall take such actions, including executing and filing appropriate releases, as are appropriate in connection therewith, and no approval of any of Banks shall be required therefor.

     7.5  Nature of Business.  Materially change the nature of its business or
          ------------------
engage in any business which is substantially different from the business in which it is engaged as of the Closing Date.

     7.6  Transactions with Related Parties.  Except for any Permitted Affiliate
          ---------------------------------
Transactions, the Borrower will not enter into, or permit any of its Subsidiaries or any of the Foreign Affiliates to enter into, any transaction, contract or agreement of any kind with any Affiliate, officer or director of the Borrower or any of its Subsidiaries or Foreign Affiliates, unless such transaction, contract or agreement is made upon terms and conditions not less favorable to such Person than those which could have been obtained from wholly independent and unrelated sources.

     7.7  Investments, Advances.  The Borrower will not make, directly or
          ---------------------
indirectly, any loan or advance to or have any Investment in any Person, or make any commitment to make such loan, advance or Investment, or permit any of its Subsidiaries or any of the Foreign Affiliates to do any of the foregoing, except:

          (a) Stock of any Subsidiary or Foreign Affiliate existing on the Closing Date or any Subsidiary created after the Closing Date in accordance with the other provisions of this Agreement, including without limitation the provisions of Section 6.10 above;
              ------------

          (b) Investments by the Borrower or any Domestic Subsidiary in Permitted Domestic Investments and Investments by any Foreign Subsidiary or Foreign Affiliate in any Permitted Foreign Investments;

          (c)  loans otherwise permitted by the provisions of Section 7.1(g)
                                                              --------------
above;

          (d)  (i) capital contributions by any Obligor to any other Obligor,
(ii) initial capital contributions to any Subsidiary created after the Closing Date in accordance with the other provisions of this Agreement (including without limitation the provisions of Section 6.10), not to exceed $25,000 for
                                     ------------
each such Subsidiary, provided that such capital contributions to Foreign Subsidiaries created after the Closing Date shall be limited to four new Foreign Subsidiaries, and (iii) capital contributions to any Subsidiary if required by applicable law, in an aggregate amount not to exceed $5,000,000 during the period from and including September 1, 2000 through the Termination Date, provided that the Borrower shall give the Agent and each Bank notice promptly after becoming aware of any such requirement for a capital contribution;

          (e) capital contributions and loans by any Foreign Subsidiary to CellStar Netherlands (or such other global agency treasury center as the Borrower may establish from time to time) for the purpose of making loans permitted by subsections (f) and
                                                           -------------------
(g) of this Section 7.7;
---         -----------

          (f) loans by any Asia Pacific Subsidiary to any other Asia Pacific Subsidiary in an aggregate amount outstanding at any time (including existing loans described on Schedule 5.16 hereto, including the Asia Financing
                   -------------
Transactions) not to exceed an amount equal to (i) $100,000,000, minus (ii) the
                                                                 -----
aggregate amount of all outstanding Indebtedness of the Asia Pacific Subsidiaries incurred after the Closing Date in accordance with Section 7.1(d)
                                                                --------------
hereof, provided that amounts loaned by any Asia Pacific Subsidiary to any other Asia Pacific Subsidiary that are in turn loaned by that Asia Pacific Subsidiary to another Asia Pacific Subsidiary shall be counted only once for purposes of calculations under this Section 7.7(f);
                        --------------

          (g) loans by the Borrower or any Subsidiary of the Borrower to any other Subsidiary of the Borrower (other than loans by any Asia Pacific Subsidiary to any other Asia Pacific Subsidiary and loans described in Sections
                                                                       --------
7.7(c) and (e) hereof) in an aggregate amount outstanding at any time (including
--------------
existing loans described on Schedule 5.16 hereto) not to exceed $40,000,000,
                            -------------
provided that amounts loaned or advanced by the Borrower or any Subsidiary of the Borrower to any other Subsidiary of the Borrower that are in turn loaned or advanced by that Subsidiary to another such Subsidiary shall be counted only once for purposes of calculations under this Section 7.7(g);
                                             --------------

          (h)  payroll advances made in the ordinary course of business;

          (i) accounts receivable for sales of inventory in the ordinary course of business, including sales of inventory to Foreign Subsidiaries and Foreign Affiliates in the ordinary course of the Borrower's and Guarantors' business, whether shipped to the Foreign Subsidiaries or Foreign Affiliates from a Borrower or a Guarantor or directly from the manufacturer, and payment of ordinary and customary duties related thereto;

          (j) advances made by the Borrower, any Subsidiary of the Borrower or any Foreign Affiliate to their respective officers and employees in the ordinary course of business not to exceed $100,000 in the aggregate outstanding at any time; and

          (k) intercompany receivables existing on the date hereof and described on Schedule 5.16 hereto; and
             -------------

          (l) adjustments of intercompany payables for the payment of management services fees and/or intellectual property royalty fees by any of the Foreign Subsidiaries and Foreign Affiliates to the Borrower under any of the Fee Agreements.

     7.8  ERISA Compliance.  The Borrower will not and will not permit any of
          ----------------
its Subsidiaries to:

          (a) At any time engage in any "prohibited transaction" as defined in ERISA; or permit any Plan to be terminated in a manner which could result in the imposition of a Lien on any Property of the Borrower or any of its Subsidiaries pursuant to ERISA.

          (b) Engage in any transaction in connection with which the Borrower or any Subsidiary thereof could be subject to either a material civil penalty assessed pursuant to the provisions of Section 502 of ERISA or a material tax imposed under the provisions of Section 4975 of the Code.

          (c) Terminate any Plan in a "distress termination" under Section 4041 of ERISA, or take any other action which could result in a material liability of the Borrower or any Subsidiary thereof to the PBGC.

          (d) Fail to make payment when due of all amounts which, under the provisions of any Plan, the Borrower or any Subsidiary thereof is required to pay as contributions thereto, or, with respect to any Plan, permit to exist any material "accumulated funding deficiency" (within the meaning of Section 302 of ERISA and Section 412 of the Code), whether or not waived, with respect thereto.

          (e) Adopt an amendment to any Plan requiring the provision of security under Section 307 of ERISA or Section 401(a)(29) of the Code.

     7.9  Credit Extensions.  The Borrower will not and will not permit any of
          -----------------
its Subsidiaries or Foreign Affiliates to extend credit other than extensions of credit otherwise permitted by the provisions of Sections 7.1(g) and (i) or
                                                ---------------    ----
Section 7.7 above.
-----------

     7.10 Change in Accounting Method.  The Borrower will not and will not
          ---------------------------
permit any of its Subsidiaries to make or permit any change in accounting method or financial reporting practices except as may be required by GAAP, as in effect from time to time.

     7.11 Redemption, Dividends, Distributions and Payments.  The Borrower will
          -------------------------------------------------
not and will not permit any of its Subsidiaries to, at any time:

          (a) Redeem, purchase, retire or otherwise acquire, directly or indirectly, any shares of its Stock or set aside any amount for such purpose;

          (b)  Declare or pay, directly or indirectly, (i) any dividend, except
(1) dividends paid to the Borrower or any Guarantor which is a direct parent of the Subsidiary paying a dividend and (2) dividend payments by the Borrower or any of its Subsidiaries payable solely in its own common stock, or (ii) any management or consulting fees, except management or consulting fees paid to the Borrower or any Guarantor;

          (c) Declare or make any other payment or distribution of any Property, cash, securities, obligations or a combination thereof, with respect to (whether by reduction of capital or otherwise) any shares of its Stock;

          (d) Set apart any money for a sinking fund or other analogous fund for any dividend or other distribution on its Stock or for any redemption, purchase, retirement, or other acquisition of any of its Stock; or

          (e) Redeem, purchase, defease or retire for value, or make any principal payment on, the Convertible Subordinated Debt or any other Indebtedness other than the Obligations, prior to the date of any scheduled maturity, scheduled repayment or scheduled sinking fund payment thereon; provided that regularly scheduled payments of accrued and unpaid interest may be made on the Convertible Subordinated Debt so long as no Default or Event of Default shall have occurred and be continuing or would otherwise occur as a result of any such payment of accrued and unpaid interest.

     7.12 Consolidated Tangible Net Worth.  The Borrower will not permit the
          -------------------------------
Consolidated Tangible Net Worth to be less than the sum of (a) $150,000,000, plus (b) 50% of Net Income of the Borrower and the Subsidiaries on a Consolidated basis (without any deduction for losses), for each fiscal quarter of the Borrower ended through the date of determination beginning with the fiscal quarter ending February 28, 2001, plus (c) 100% of the Net Proceeds received by the Borrower from any issuance, sale or other disposition of any shares of Stock of the Borrower of any class (or any securities convertible or exchangeable for any such shares, or any rights, warrants, or options to subscribe for or purchase any such shares).

     7.13 Consolidated Interest Coverage Ratio.  The Borrower will not permit
          ------------------------------------
the Consolidated Interest Coverage Ratio to be less than (a) 2.14 to 1.0 as of the end of the Borrower's fiscal quarter ending February 28, 2001, for the fiscal quarter then ended, (b) 2.54 to 1.0 as of the end of the Borrower's fiscal quarter ending May 31, 2001 for the two fiscal quarter period then ended,
(c) 2.88 to 1.0 as of the end of the Borrower's fiscal quarter ending August 31, 2001, for the three fiscal quarter period then ended, and (d) 3.32 to 1.0 as of the end of the Borrower's fiscal quarter period ending November 30, 2001 and each fiscal quarter of Borrower thereafter, for the four fiscal quarter period then ended.

     7.14 Domestic Interest Coverage Ratio.  The Borrower will not permit the
          --------------------------------
Domestic Interest Coverage Ratio to be less than (a) 0.89 to 1.0 as of the end of the Borrower's fiscal quarter ending February 28, 2001, for the fiscal quarter then ended, (b) 1.02 to 1.0 as of the end of the Borrower's fiscal quarter ending May 31, 2001 for the two fiscal quarter period then ended, (c)
1.27 to 1.0 as of the end of the Borrower's fiscal quarter ending August 31, 2001, for the three fiscal quarter period then ended, and (d) 1.51 to 1.0 as of the end of the Borrower's fiscal quarter period ending November 30, 2001 and each fiscal quarter of Borrower thereafter, for the four fiscal quarter period then ended.

     7.15 Minimum Turnover Ratio.  The Borrower will not permit the ratio of
          ----------------------
Consolidated Cost of Goods Sold to Consolidated Average Inventory to be less than 6.0 to 1.0 as of the end of each fiscal quarter of the Borrower.

     7.16 Consolidated Funded Debt to Consolidated EBITDA Ratio.  The Borrower
          -----------------------------------------------------
will not permit the ratio of Consolidated Funded Debt, as of the end of each fiscal quarter of the Borrower, to Consolidated EBITDA, for the most recent one, two, three or four fiscal quarters, as applicable, then ended (annualized for each period that is less than four quarters), to be greater than (a) 4.79 to 1.0 as of the end of the Borrower's fiscal quarter ending February 28, 2001, for the fiscal quarter then ended, (b) 3.98 to 1.0 as of the end of the Borrower's fiscal quarter ending May 31, 2001 for the two fiscal quarter period then ended,
(c) 3.39 to 1.0 as of the end of the Borrower's fiscal quarter ending August 31, 2001, for the three fiscal quarter period then ended, and (d) 2.61 to 1.0 as of the end of the Borrower's fiscal quarter period ending November 30, 2001 and each fiscal quarter of Borrower thereafter, for the four fiscal quarter period then ended.

     7.17 Consolidated Senior Debt to Consolidated EBITDA Ratio.  The Borrower
          -----------------------------------------------------
will not permit the ratio of Consolidated Senior Debt, as of the end of each fiscal quarter of the Borrower, to Consolidated EBITDA, for the most recent one, two, three or four fiscal quarters, as applicable, then ended (annualized for each period that is less than four quarters), to be greater than (a) 1.76 to 1.0 as of the end of the Borrower's fiscal quarter ending February 28, 2001, for the fiscal quarter then ended, (b) 1.44 to 1.0 as of the end of the Borrower's fiscal quarter ending May 31, 2001 for the two fiscal quarter period then ended,
(c) 1.12 to 1.0 as of the end of the Borrower's fiscal quarter ending August 31, 2001, for the three fiscal quarter period then ended, and (d) 0.65 to 1.0 as of the end of the Borrower's fiscal quarter period ending November 30, 2001 and each fiscal quarter of Borrower thereafter, for the four fiscal quarter period then ended.


     7.18 Minimum EBITDA.  The Borrower will not permit Consolidated EBITDA to
          --------------
be less than (a) $12,105,000 for the Borrower's fiscal quarter ending February 28, 2001, (b) $28,835,000 for the two fiscal quarter period ending May 31, 2001,
(c) $49,274,000 for the three fiscal quarter period ending August 31, 2001, and
(d) $75,186,000 for the four fiscal quarter period ending November 30, 2001.
The Borrower will not permit the Domestic EBITDA to be less than (a) $4,410,000 for the Borrower's fiscal quarter ending February 28, 2001, (b) $10,167,000 for the two fiscal quarter period ending May 31, 2001, (c) $18,997,000 for the three fiscal quarter period ending August 31, 2001, and (d) $29,774,000 for the four fiscal quarter period ending November 30, 2001.

     7.19 Capital Expenditures.  The Borrower will not permit the aggregate
          --------------------
Capital Expenditures of the Borrower and the Domestic Subsidiaries to exceed $3,000,000 in any fiscal year.

     7.20 Sale of Receivables.  The Borrower will not and will not permit any of
          -------------------
its Subsidiaries or Foreign Affiliates to sell, assign, discount, transfer or otherwise dispose of any Receivables, promissory notes, drafts or trade acceptances or other rights to receive payment held by it, with or without recourse.

     7.21 Sale and Lease-Back Transactions.  The Borrower will not and will not
          --------------------------------
permit any of its Subsidiaries or Foreign Affiliates to enter into any arrangement, directly or indirectly, with any Person whereby the Borrower or any of its Subsidiaries or Foreign Affiliates shall sell or transfer any Property, real or personal, which is used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such Property or other Property which the Borrower or such Subsidiary or Foreign Affiliate intends to use for substantially the same purpose or purposes as the Property being sold or transferred.

     7.22 Change of Name or Place of Business.  The Borrower will not and will
          -----------------------------------
not permit any of its Domestic Subsidiaries to change its address, name, jurisdiction of organization, location of its chief executive office or principal place of business or the place it keeps its books and records, unless the Borrower has (a) notified the Agent of such change in writing at least thirty (30) days before the effective date of such change, (b) taken such action, reasonably satisfactory to the Agent and the Banks, to have caused the Liens against all Collateral in favor of the Agent for the ratable benefit of the Banks to be at all times fully perfected and in full force and effect and
(c) delivered such certificates of Governmental Authorities as the Agent may require substantiating such name change.

     7.23 Availability.  The Borrower will not allow Availability to be less
          ------------
than zero at any time.

     7.24 Restrictive Agreements.  Other than this Agreement, Borrower will not,
          ----------------------
and will not permit any of its Subsidiaries to, directly or indirectly agree to restrict or condition (a) the payment of any dividends or other distributions to the Borrower or any of its Subsidiaries; (b) the payment of any Indebtedness owed to the Borrower or any of its Subsidiaries; (c) the making of any loans or advances to the Borrower or any of its Subsidiaries; or (d) the transfer of any of its properties or assets to the Borrower or any of its Subsidiaries.

     7.25 Modification or Waiver of Subordinated Indebtedness.  The Borrower
          ---------------------------------------------------
will not and will not permit any of its Subsidiaries to request, join in or otherwise consent to any modification or waiver of any material term of any document evidencing or governing any Subordinated Indebtedness.

     7.26 Synthetic Repurchases.  The Borrower will not and will not permit any
          ---------------------
of its Subsidiaries to enter into or be party to, or make any payment under, any Synthetic Purchase Agreement.

8.   Events of Default and Remedies.
     ------------------------------

     8.1  Events of Default.  If any of the following events shall occur and be
          -----------------
continuing, then the Agent may (and, if directed by the Required Banks, shall), by written notice (or facsimile notice) to the Borrower, take any or all of the following actions at the same or different times: (1) accelerate the Termination Date and declare the Notes, all Letter of Credit Advances, the Commitment Fees and all other Obligations then outstanding to be, and thereupon the Notes, said Letter of Credit Advances, the Commitment Fees and all other Obligations then outstanding shall forthwith become, immediately due and payable, without further notice of any kind, notice of intention to accelerate, notice of acceleration, presentment, demand or protest, or other notice of any kind all of which are hereby expressly WAIVED by the Borrower; (2) terminate all or any portion of the Commitments and any obligation to issue any additional Letters of Credit; (3) demand that the Borrower and the Guarantors provide the Agent, for the ratable benefit of the Banks, and the Borrower and the Guarantors jointly and severally agree upon such demand to, provide cash collateral in an amount equal to the aggregate Letter of Credit Exposure Amount then outstanding, on terms and pursuant to documents in agreement and satisfactory in all respects to the Agent; and (4) exercise any and all other rights pursuant to the Loan Documents, under applicable law, by equity or otherwise:

          (a) The Borrower shall fail to (i) pay any installment of interest on any of the Notes or any fees after the expiration of five (5) days after the due date thereof, or (ii) pay or prepay any principal of any Note, any principal of or interest on any Application, any of the Commitment Fees or any other portion of the Obligations as and when due and payable, whether at the due date thereof (by acceleration, lapse of time or otherwise) or at any date fixed for prepayment thereof in accordance with the other provisions of this Agreement or otherwise; or

          (b) The Borrower or any of its Subsidiaries (i) shall fail to pay at maturity, or within any applicable period of grace, any of the Convertible Subordinated Debt or any other Indebtedness (excluding Indebtedness outstanding hereunder), or (ii) shall default in any other manner with respect to any of the Convertible Subordinated Debt or any other Indebtedness (excluding Indebtedness outstanding hereunder) if the effect of any such default or event of default shall be to accelerate such Indebtedness prior to the stated maturity hereof, or
(iii) shall default in any other manner with respect to the Convertible Subordinated Debt or any other Indebtedness (excluding Indebtedness outstanding hereunder) in excess of $5,000,000 in principal amount if the effect of any such default or event of default shall be to permit the holder of any such Indebtedness, at its option, to accelerate the maturity of such Indebtedness prior to the stated maturity thereof; or

          (c) Any representation or warranty made or deemed made by Borrower or any Obligor (or any of their respective officers) in connection with any Loan Document or in any certificate, report, notice or financial statement furnished at any time in connection with this Agreement shall be incorrect, false or misleading in any material respect when made or deemed to have been made; or

          (d) Default shall occur in the punctual and complete performance or observance of any covenant, condition or agreement to be observed or performed on the part of the Borrower or any of its Subsidiaries or Foreign Affiliates pursuant to the terms of Section 6 hereof (except Sections 6.2 and 6.3 hereof),
                         ---------                ------------     ---
and such Default remains uncured fifteen (15) days after the earlier to occur of
(1) the Agent giving written notice of such Default to the Borrower or (2) the Borrower's or any of its Subsidiaries' or Foreign Affiliates' actual knowledge of the existence of such Default; or

          (e) Default shall occur in the punctual and complete performance or observance of any covenant, condition or agreement to be observed or performed on the part of the Borrower or any of its Subsidiaries or Foreign Affiliates pursuant to the terms of any provision of this Agreement or any other Loan Document (except those described in Section 8.1(d) above); or
                                    --------------

          (f) Final judgment or judgments (or any decree or decrees for the payment of any fine or any penalty) for the payment of an uninsured money award in excess of $1,000,000 in the aggregate shall be rendered against the Borrower or any of its Subsidiaries and the same shall remain undischarged for a period of thirty (30) days during which execution shall not be effectively stayed or bonded; or

          (g) Any order shall be entered in any proceeding against the Borrower or any of its Subsidiaries decreeing the dissolution, liquidation or split-up thereof, and such order shall remain in effect for thirty (30) days; or

          (h) The Borrower or any of its Subsidiaries shall have concealed, removed, or Companies permitted to be concealed or removed, any part of its Property, with intent to hinder, delay or defraud its creditors or any of them, or made or suffered a transfer of any of its Property which may be fraudulent under any bankruptcy, fraudulent conveyance or similar law; or shall have made any transfer of its Property to or for the benefit of a creditor at a time when other creditors similarly situated have not been paid; or

          (i) A change shall occur in the financial condition, business affairs or otherwise of the Borrower or any of its Subsidiaries, or in the value of the Collateral given as security for the Obligations hereunder, which does, or would or could be expected to, have a Material Adverse Effect; or

          (j) Any of the following shall occur: (1) any Prohibited Transaction involving any Plan, (2) a Reportable Event shall have occurred with respect to a Plan; (3) the filing by the Borrower, any ERISA Affiliate, or an administrator of any Plan of a notice of intent to terminate such Plan under the provisions of
Section 4041 of ERISA; (4) the receipt of notice by the Borrower, any ERISA Affiliate or an administrator of a Plan that the PBGC has instituted proceedings to terminate (or appoint a trustee to administer) such a Plan; (5) any other event or condition exists which might, in the opinion of the Agent, constitute grounds under the provisions of Section 4042 of ERISA for the termination of or the appointment of a trustee to administer any Plan by the PBGC; (6) complete or partial withdrawal under Section 4201 or 4204 of ERISA from a Multiemployer Plan or the reorganization, insolvency or termination of any Multiemployer Plan, (7) a Plan shall fail to maintain a minimum funding standard required by Section 412 of the Code for any plan year or a waiver of standard is sought or granted under the provisions of Section 412(d) of the Code; (8) the Borrower or any ERISA Affiliate has incurred, or is likely to incur, a liability under the provisions of Section 4062, 4063, 4064 or 4201 of ERISA; (9) the Borrower or any ERISA Affiliate fails to pay the full amount of an installment required under Section 412(m) of the Code; or (10) the occurrence of any other event or condition with respect to any Plan which would constitute an event of default or default under any other agreement entered into by the Borrower or any ERISA Affiliate; or

          (k) One or more notices of Liens arising from unpaid federal, state or local taxes exceeding $1,000,000 in the aggregate shall be filed against any of the Properties or assets of the Borrower or any of its Subsidiaries, provided,
                                                                     --------
however, that a Reserve will be established in an amount equal to the amount of
-------
any and all federal, state or local taxes less than such $1,000,000 aggregate threshold which are claimed to be owing under any such notices of Liens; or

          (l) This Agreement, any Note, any of the Security Documents or any other Loan Documents shall for any reason cease to be, or shall be asserted by the Borrower or any Guarantor, not to be, a legal, valid and binding obligation of the Borrower or such Guarantors, as applicable, enforceable in accordance with its terms, or the Lien purported to be created by any of the Security Documents shall for any reason cease to be, or be asserted by the Borrower or any Guarantor, as applicable not to be, a valid, first priority perfected Lien against any Collateral (except to the extent otherwise permitted under this Agreement or any of the Security Documents); or

          (m) Any Company fails to perform and observe, and/or cause to be performed and observed, all covenants, provisions and conditions to be performed, discharged and observed by such Company under the terms of the Lockbox Agreements; or

          (n)  A Change of Control shall occur.

In addition, if any of the following events shall occur, then the Notes, the Letter of Credit Advances, the Commitment Fees and all other Obligations then outstanding and payable hereunder shall automatically, without demand, presentment, protest, notice of intent to accelerate, notice of acceleration or other notice to any Person of any kind, all of which are hereby expressly WAIVED by the Borrower, become immediately due and payable and all Commitments and further obligation to issue any additional Letters of Credit shall be immediately and automatically terminated:

          (o) The Borrower or any of its Subsidiaries or Foreign Affiliates shall commence a voluntary proceeding seeking liquidation, reorganization, or other relief with respect to itself or its debts under any bankruptcy, insolvency, or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian, or other similar official of it or a substantial part of its property or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it or shall make a general assignment for the benefit of creditors or shall generally fail to pay its debts as they become due or shall take any corporate action to authorize any of the foregoing.

          (p) An involuntary proceeding shall be commenced against the Borrower or any of its Subsidiaries or Foreign Affiliates seeking liquidation, reorganization, or other relief with respect to it or its debts under any bankruptcy, insolvency, or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian, or other similar official for it or a substantial part of its property, and such involuntary proceeding shall remain undismissed and unstayed for a period of 60 days.

          (q) The Borrower or any of its Subsidiaries or Foreign Affiliates shall admit in writing its inability to pay its debts as they become due or fail generally to pay its debts as they become due; or

          (r) The Borrower or any of its Subsidiaries shall suffer any writ of attachment or execution or any similar process to be issued or levied against it or any substantial part of its

Property which is not released, stayed, bonded or vacated within thirty (30) days after its issue or levy.

     8.2  Remedies Cumulative.  No remedy, right or power conferred upon the
          -------------------
Agent or any Bank is intended to be exclusive of any other remedy, right or power given hereunder or now or hereafter existing at law, in equity, or otherwise, and all such remedies, rights and powers shall be cumulative.

9.   The Agent.
     ---------

     9.1  Appointment, Powers and Immunities.  Each Bank hereby irrevocably
          ----------------------------------
appoints and authorizes the Agent to act as its agent hereunder and under the Letters of Credit and the other Loan Documents with such powers as are specifically delegated to the Agent by the terms hereof and thereof, together with such other powers as are reasonably incidental thereto. Each Bank hereby irrevocably appoints and authorizes the Agent to act as its agent under the Letters of Credit which the Agent has issued with such powers as are specifically delegated to the Agent by the terms hereof and thereof, together with such other powers as are reasonably incidental thereto. The Agent (which term as used in this Section 9, shall, in each case, include reference to its
                     ---------
Affiliates and its own and its Affiliates' officers, directors, employees' and agents) (a) shall not have duties or responsibilities except those expressly set forth in this Agreement, the Letters of Credit and the other Loan Documents, and shall not by reason of this Agreement or any other Loan Document be a trustee for any Bank; (b) shall not be responsible to any Bank for any recitals, statements, representations or warranties contained in this Agreement, the Letters of Credit or any other Loan Document, or in any certificate or other document referred to or provided for in, or received by any of them under, this Agreement, the Letters of Credit or any other Loan Document, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, the Letters of Credit or any other Loan Document or any other certificate or document referred to or provided for herein or therein or any property covered thereby or for any failure by any Party or any other Person (other than the Agent) to perform any of its obligations hereunder or thereunder; (c) shall not be required to initiate or conduct any litigation or collection proceedings hereunder or under the Letters of Credit or any other Loan Document except to the extent requested by the Required Banks, provided that the Agent shall not be required to take any action which exposes the Agent to personal liability or which is contrary to this Agreement or any other Loan Documents or applicable law, and (d) shall not be responsible for any action taken or omitted to be taken by it hereunder or under the Letters of Credit or any other Loan Document or any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith, INCLUDING
                                                                       ---------
PURSUANT TO ITS OWN NEGLIGENCE, except for its own gross negligence or willful
------------------------------
misconduct. The Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by them with reasonable care. Without in any way limiting any of the foregoing, each Bank acknowledges that the Agent shall not have any greater responsibility in the operation of the Letters of Credit than is specified in the Uniform Customs and Practice for Documentary Credits (1993 Revision, International Chamber of Commerce Publication No. 500 or any successor publication). In any foreclosure proceeding concerning any collateral for the Notes, each holder of a Note if bidding for its own account or for its own account and the accounts of other Banks is prohibited from including in the amount of its bid an amount to be applied as a credit against its Note or the Notes of the other

Banks; instead such holder must bid in cash only. However, in any such foreclosure proceeding, the Agent may (but shall not be obligated to) submit a bid for all Banks (including itself) in the form of a credit against the Notes of all of the Banks, and the Agent or its designee may (but shall not be obligated to), with the consent of the Required Banks, accept title to such collateral for and on behalf of all Banks.

     9.2  Reliance.  The Agent shall be entitled to rely upon any certification,
          --------
notice or other communication (including any thereof by telephone, telex, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel (which may be counsel for the Borrower), independent accountants and other experts selected by the Agent. As to any matters not expressly provided for by this Agreement, the Letters of Credit or any other Loan Document, the Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and thereunder in accordance with instructions of the Required Banks, and any action taken or failure to act pursuant thereto shall be binding on all of the Banks.

     9.3  Defaults.  The Agent shall not be deemed to have knowledge of the
          --------
occurrence of a Default or Event of Default unless it has received notice from a Bank or the Borrower specifying such Default or Event of Default and stating that such notice is a "Notice of Default." The Agent shall (subject to Section
                                                                        -------
9.7 hereof) take such action with respect to such Default or Event of Default as
---
shall be directed by the Required Banks and within its rights under the Loan Documents and at law or in equity, provided that, unless and until the Agent
                                   --------
shall have received such directions, the Agent may (but shall not be obligated to) take any action, or refrain from taking any action, permitted or within its rights under any of the Loan Documents, under applicable law, by equity, or otherwise with respect to such Default or Event of Default.

     9.4  Rights as a Bank.  With respect to its Commitment, the Advances and
          ----------------
any Letter of Credit Exposure Amount, the Agent in its capacity as a Bank hereunder shall have the same rights and powers hereunder as any other Bank and may exercise the same as though it were not acting as the Agent, and the term "Bank" or "Banks" shall, unless the context otherwise indicates, includes the Agent in its individual capacity. The Agent may (without having to account therefor to any Bank) accept deposits from, lend money to and generally engage in any kind of banking, trust, letter of credit, agency or other business with the Borrower (and any of its Affiliates) as if it were not acting as the Agent, and the Agent may accept fees and other consideration from the Borrower (in addition to the fees heretofore agreed to between the Borrower and the Agent) for services in connection with this Agreement or otherwise without having to account for the same to the Banks.

     9.5  Indemnification. The Banks agree to indemnify the Agent (to the extent
          ---------------
not reimbursed under Section 2.10(h), Section 10.10 or Section 10.11 hereof, but
                     ---------------  -------------    -------------
without limiting the obligations of the Borrower under said Sections 2.10(h),
                                                            ----------------
10.10 and 10.11), ratably in accordance with their respective Commitments, for
-----     -----
any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever (INCLUDING THE CONSEQUENCES OF THE NEGLIGENCE OF SUCH INDEMNIFIED PERSON, but excluding the gross negligence or willful misconduct of such indemnified person) which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of this

Agreement, the Letters of Credit or any other Loan Document or any other documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or the enforcement of any of the terms hereof or thereof or of any such other documents (including the costs and expenses which the Borrower is obligated to pay under Sections 2.10(h), 10.10 and 10.11
                                       ----------------  -----     -----
hereof). The obligations of the Banks under this Section 9.5 shall survive the termination of this Agreement and the repayment of the Indebtedness arising in connection with this Agreement.

     9.6  Non-Reliance on Agent and Other Banks.  Each Bank agrees that it has
          -------------------------------------
received current financial information with respect to the Borrower, its Subsidiaries, the Foreign Affiliates and the other Parties and that it has independently and without reliance on the Agent or any other Bank and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Borrower, its Subsidiaries, the Foreign Affiliates and the other Parties and decision to enter into this Agreement and that it will, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or any of the other Loan Documents. The Agent shall not be required to keep itself informed as to the performance or observance by Borrower, any Subsidiary, any Foreign Affiliate or any other Party of this Agreement, the Letters of Credit or any of the other Loan Documents or any other document referred to or provided for herein or therein or to inspect the properties or books of the Borrower, any Subsidiary, any Foreign Affiliate or any other Party. Except for notices, reports and other documents and information expressly required to be furnished to the Banks by the Agent, under the Letters of Credit or the other Loan Documents, the Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the affairs, financial condition or business of the Borrower, any Subsidiary, any Foreign Affiliate or any other Party (or any of their Affiliates) which may come into the possession of the Agent.

     9.7  Failure to Act.  Except for action expressly required of the Agent
          --------------
hereunder, under the Letters of Credit and under the other Loan Documents, the Agent shall in all cases be fully justified in failing or refusing to act hereunder and thereunder unless it shall receive further assurances to its satisfaction by the Banks of their indemnification obligations under Section 9.5
                                                                     -----------
hereof against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

     9.8  Resignation or Removal of Agent.  Subject to the appointment and
          -------------------------------
acceptance of a successor Agent as provided below, the Agent may resign at any time by giving notice thereof to the Banks and the Borrower, and the Agent may be removed at any time with or without cause by the Required Banks. Upon any such resignation or removal, the Required Banks shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Required Banks and shall have accepted such appointment within 30 days after the retiring Agent's giving of notice of resignation or the Required Banks' removal of the retiring Agent, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent. Any successor Agent shall be a Bank which has an office in the United States with a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. Such successor Agent shall promptly specify by notice to the Borrower and the Banks its office for the purpose of any notices and payments hereunder. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Section 9
                                                                  ---------
shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Agent.

10.  Miscellaneous.
     -------------

     10.1 No Waiver.  No waiver of any Default or Event of Default shall be
          ---------
deemed to be a waiver of any other Default or Event of Default. No failure to exercise and no delay on the part of the Agent or any Bank in exercising any right or power under any Loan Document or at law or in equity shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or the abandonment or discontinuance of steps to enforce any such right or power, preclude any further or other exercise thereof or the exercise of any other right or power. No course of dealing between the Borrower and the Agent or any Bank shall operate as a waiver of any right or power of the Agent or any Bank. No notice to or demand on the Borrower or any other Person shall entitle the Borrower or any other Person to any other or further notice or demand in similar or other circumstances.

     10.2 Notices.  All notices under the Loan Documents shall be in writing and
          -------
either (i) delivered to the intended recipient, (ii) mailed by registered or certified mail, return receipt requested, or (iii) sent by telex, telecopy or telegram, in each case to the intended recipient at the "Address for Notices" specified below its name on the signature pages hereof; or, as to any Bank who is a signatory hereto, at such other address as shall be designated by such Bank in a notice to the Borrower and the Agent given in accordance with this Section
                                                                        -------
10.2 or to such other address as a party may designate in a notice given in
----
accordance with this Section 10.2.  The Borrower may change its address for
                     ------------
purposes hereof by providing written notice of such address change to the Banks and the Agent in accordance with the provisions of this Section 10.2, with any
                                                        ------------
such change in address only being effective ten (10) Business Days after such change of address has been deemed given in accordance with the provisions hereof. Notices shall be deemed to have been given (whether actually received or not) when delivered (or, if mailed, on the next Business Day after deposit of such notice into the mail); however, the notices required or permitted by

Sections 2.2(b) and 4.1(a) hereof shall be effective only when actually received
---------------     ------
by the Agent.

     10.3 Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN
          -------------
ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS AND THE APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. THIS AGREEMENT HAS BEEN ENTERED INTO IN DALLAS COUNTY, TEXAS. ANY ACTION OR PROCEEDING AGAINST THE BORROWER UNDER OR IN CONNECTION WITH ANY OF THE LOAN DOCUMENTS MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT IN DALLAS COUNTY, TEXAS. THE BORROWER HEREBY IRREVOCABLY (A) SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURTS, AND (B) WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT OR THAT ANY SUCH COURT IS AN INCONVENIENT FORUM. THE BORROWER AGREES THAT SERVICE OF PROCESS UPON IT MAY BE MADE BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, AT ITS ADDRESS SPECIFIED

OR DETERMINED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 10.2. NOTHING HEREIN
                                                   ------------
OR IN ANY OF THE OTHER LOAN DOCUMENTS SHALL AFFECT THE RIGHT OF THE AGENT OR ANY BANK TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF THE AGENT OR ANY BANK TO BRING ANY ACTION OR PROCEEDING AGAINST THE BORROWER OR WITH RESPECT TO ANY OF ITS RESPECTIVE PROPERTY IN COURTS IN OTHER JURISDICTIONS. ANY ACTION OR PROCEEDING BY THE BORROWER AGAINST THE AGENT OR ANY BANK SHALL BE BROUGHT ONLY IN A COURT LOCATED IN DALLAS COUNTY, TEXAS.

     10.4 Hedging Obligations; Cash Management Obligations.
          ------------------------------------------------

          (a) The term "Obligations," as defined and used in this Agreement, includes all Hedging Obligations and Cash Management Obligations of the Borrower or any of its Subsidiaries or Foreign Affiliates to the Agent, Chase or any other Bank. Accordingly, all such Hedging Obligations and Cash Management Obligations are secured by the Collateral and guaranteed by the Guarantors pursuant to the Guaranties.

          (b) The Borrower hereby irrevocably and unconditionally guarantees to each of the Agent, Chase, the other Banks and their respective affiliates and branches (each an "Obligee" and, collectively, the "Obligees"), the full and
                   -------                          --------
prompt payment and performance of any and all Hedging Obligations and Cash Management Obligations of each Subsidiary and each Foreign Affiliate to each Obligee and any and all Cash Management Obligations of each Subsidiary and each Foreign Affiliate to each Obligee (all such Hedging Obligations being hereinafter referred to as the "Guaranteed Obligations"). Such guaranty shall
                                ----------------------
be an absolute, continuing, irrevocable, and unconditional guaranty of payment and performance, and not a guaranty of collection, and the Borrower shall remain liable on its obligations hereunder until the payment and performance in full of the Guaranteed Obligations. No set-off, counterclaim, recoupment, reduction, or diminution of any obligation, or any defense of any kind or nature which the Borrower or any of its Subsidiaries or any of the Foreign Affiliates may have against any Obligee or any other party shall be available to, or shall be asserted by, the Borrower against any Obligee or any subsequent holder of the Guaranteed Obligations or any part thereof or against payment of the Guaranteed Obligations or any part thereof.

          (c) If the Borrower becomes liable for any obligations or indebtedness owing by any Subsidiary or Foreign Affiliate to any Obligee by endorsement or otherwise, other than under this Section 10.4, such liability shall not be in
                                 ------------
any manner impaired or affected hereby, and the rights of each Obligee shall be cumulative of any and all other rights that any Obligee may ever have against the Borrower.

          (d) In the event of default by any Subsidiary or Foreign Affiliate in payment or performance of any of the Guaranteed Obligations, or any part thereof, when any part of the Guaranteed Obligations becomes due, whether by its terms, by acceleration, upon demand or otherwise, the Borrower shall promptly pay the amount due thereon to the applicable Obligee without notice or demand in dollars and it shall not be necessary for any Obligee, in order to enforce such payment by the Borrower, first to institute suit or exhaust its remedies against any Subsidiary, any Foreign Affiliate or others liable on such Guaranteed Obligations, or to enforce any rights against any collateral which shall ever have been given to secure such Guaranteed Obligations. Notwithstanding anything to the contrary contained in this Section 10.4, the Borrower hereby irrevocably subordinates to the prior
        ------------
and defeasible payment in full of the Guaranteed Obligations, any and all rights the Borrower may now or hereafter have under any agreement or at law or in equity (including, without limitation, any law subrogating the Borrower to the rights of any of the Obligees) to assert any claim against or seek contribution, indemnification or any other form of reimbursement from any Subsidiary, any Foreign Affiliate or any other party liable for payment of any or all of the Guaranteed Obligations for any payment made by the Borrower under or in connection with this Section 10.4 or otherwise.
                     ------------

          (e) The Borrower hereby agrees that its obligations under this Section
                                                                         -------
10.4 shall not be released, discharged, diminished, impaired, reduced, or
----
affected for any reason or by the occurrence of any event, including, without limitation, one or more of the following events, whether or not with notice to or the consent of the Borrower: (i) the taking or accepting of collateral as security for any or all of the Guaranteed Obligations or the release, surrender, exchange, or subordination of any collateral now or hereafter securing any or all of the Guaranteed Obligations; (ii) any partial release of the liability of the Borrower hereunder, or the full or partial release of any other guarantor from liability for any or all of the Guaranteed Obligations; (iii) any disability of the Borrower or any of its Subsidiaries or Foreign Affiliates, or the dissolution, insolvency, or bankruptcy of the Borrower, any of its Subsidiaries, any Foreign Affiliates, any guarantor or any other party at any time liable for the payment of any or all of the Guaranteed Obligations; (iv) any renewal, extension, modification, waiver, amendment, or rearrangement of any or all of the Guaranteed Obligations or any instrument, document, or agreement evidencing, securing, or otherwise relating to any or all of the Guaranteed Obligations; (v) any adjustment, indulgence, forbearance, waiver, or compromise that may be granted or given by any Obligee to the Borrower, any of its Subsidiaries, any Foreign Affiliate, or any other party ever liable for any or all of the Guaranteed Obligations; (vi) any neglect, delay, omission, failure, or refusal of any Obligee to take or prosecute any action for the collection of any of the Guaranteed Obligations or to foreclose or take or prosecute any action in connection with any instrument, document, or agreement evidencing, securing, or otherwise relating to any or all of the Guaranteed Obligations;
(vii) the unenforceability or invalidity of any or all of the Guaranteed Obligations or of any instrument, document, or agreement evidencing, securing, or otherwise relating to any or all of the Guaranteed Obligations; (viii) any payment by any Subsidiary of the Borrower, any Foreign Affiliate or any other party to any Obligee is held to constitute a preference under applicable bankruptcy or insolvency law or if for any other reason any Obligee is required to refund any payment or pay the amount thereof to someone else; (ix) the settlement or compromise of any of the Guaranteed Obligations; (x) the non-perfection of any security interest or lien securing any or all of the Guaranteed Obligations; (xi) any impairment of any collateral securing any or all of the Guaranteed Obligations; (xii) the failure of any Obligee to sell any collateral securing any or all of the Guaranteed Obligations in a commercially reasonable manner or as otherwise required by law; (xiii) any change in the corporate existence, structure, or ownership of the Borrower, any of its Subsidiaries or any Foreign Affiliate; or (xiv) any other circumstance which might otherwise constitute a defense available to, or discharge of, the Borrower, any of its Subsidiaries or any Foreign Affiliate.

          (f) The Borrower hereby waives promptness, diligence, notice of any default under the Guaranteed Obligations, demand of payment, notice of acceptance of this guaranty, presentment, notice of protest, notice of dishonor, notice of the incurring by any Subsidiary of the Borrower or any Foreign Affiliate of additional obligations or indebtedness, and all other notices and demands with respect to the Guaranteed Obligations and this guaranty.

     10.5 Survival; Parties Bound.  All representations, warranties, covenants
          -----------------------
and agreements made by or on behalf of the Borrower in connection herewith shall survive the execution and delivery of the Loan Documents, shall not be affected by any investigation made by any Person, and shall bind the Borrower and its successors, trustees, receivers and assigns and inure to the benefit of the successors and assigns of the Agent and the Banks, provided that the undertaking
                                                   --------
of the Banks hereunder to make Advances to the Borrower and to issue Letters of Credit for the account or liability of the Borrower shall not inure to the benefit of any successor or assign of the Borrower. The term of this Agreement shall be until the final maturity of each Note and the payment of all amounts due under the Loan Documents.

     10.6 Counterparts. This Agreement may be executed in several identical
          ------------
counterparts, and by the parties hereto on separate counterparts, and each counterpart, when so executed and delivered, shall constitute an original instrument, and all such separate counterparts shall constitute but one and the same instrument.

     10.7 Limitation of Interest. The Borrower and the Banks intend to strictly
          ----------------------
comply with all applicable laws, including applicable usury laws, if any. Accordingly, the provisions of this Section 10.7 shall govern and control over
                                    ------------
every other provision of this Agreement or any other Loan Document which conflicts or is inconsistent with this Section, even if such provision declares that it controls. As used in this Section, the term "interest" includes the aggregate of all charges, fees, benefits or other compensation which constitute interest under applicable law, provided, that, to the maximum extent permitted
                               --------
by applicable law, (a) any non-principal payment shall be characterized as an expense or as compensation for something other than the use, forbearance or detention of money and not as interest, and (b) all interest at any time contracted for, reserved, charged or received shall be amortized, prorated, allocated and spread, in equal or unequal parts throughout the entire contemplated term of the Advances and the Commitments so that interest for the entire term does not exceed the Maximum Rate. In no event shall the Borrower or any other Person be obligated to pay, or the Agent or any Bank have any right or privilege to reserve, receive or retain, (i) any interest in excess of the maximum amount of nonusurious interest permitted under the laws of the United States or of any state, if any, which are applicable to the Agent or such Bank, respectively, or (ii) total interest in excess of the amount which the Agent or such Bank could lawfully have contracted for, reserved, received, retained or charged had the interest been calculated for the full term of the Advances at the Maximum Rate, if any, applicable to the Agent or such Bank. None of the terms and provisions contained in this Agreement or in any other Loan Document which directly or indirectly relate to interest shall ever be construed without reference to this Section 10.7, or be construed to create a contract to pay any
                  ------------
Bank for the use, forbearance or detention of money at an interest rate in excess of the Maximum Rate applicable to such Bank. If the term of any Advances or the Notes is shortened by reason of acceleration of maturity as a result of any Default or Event of Default or by any other cause, or by reason of any required or permitted prepayment, and if for that (or any other) reason the Agent or any Bank at any time is owed or receives (and/or has received) interest in excess of interest calculated at the Maximum Rate applicable to the Agent or such Bank, then and in any such event all of any such excess interest owed to or received by the Agent or such Bank shall be canceled automatically as of the date of such acceleration, prepayment or other event which produces the excess, and, if such excess interest has been paid to the Agent or such Bank, it shall be credited pro tanto against the then-outstanding principal balance of
                  ---------
the Borrower's obligations to the Agent or such Bank, effective as of the date or dates when the event occurs which causes it to be excess interest, until such excess is exhausted or all of such principal has been fully paid and satisfied, whichever occurs first, and any remaining balance of such excess shall be promptly refunded to its payor.

     10.8 Survival. The obligations of the Borrower under Sections 2.3, 2.9,
          --------                                        ------------  ---
2.10(h). 10.10, 10.11, 10.17 and 10.18 hereof shall survive the repayment of the
-------  -----  -----  -----     -----
Advances, the termination of the Commitments and the cancellation or expiration of the Letters of Credit.


     10.9 Captions. The headings and captions appearing in the Loan Documents
          --------
have been included solely for convenience and shall not be considered in construing the Loan Documents.

     10.10  Expenses, Etc. Whether or not any Advance is ever made or any
            -------------
Letter of Credit ever issued, the Borrower agrees to pay or reimburse on demand each of the Banks and the Agent for paying: (a) all reasonable costs and out-of-pocket expenses of the Agent, including the fees and expenses of Locke Liddell & Sapp LLP, counsel to the Agent, or any other legal counsel engaged by the Agent, in connection with (i) the preparation, execution and delivery of this Agreement (including the exhibits and schedules hereto) and the Loan Documents and the making of the Advances and the issuance of Letters of Credit hereunder and (ii) any modification, supplement or waiver of any of the terms of this Agreement, the Letters of Credit or any other Loan Document; (b) all out-of-pocket costs and expenses (including attorneys' fees) of the Banks and the Agent, or any of them, in connection with any Default or the enforcement of this Agreement, the Letters of Credit or any other Loan Documents; (c) all transfer, stamp, documentary or other similar taxes, assessments or charges levied by any governmental or revenue authority in respect of this Agreement, any Letter of Credit or any other Loan Document or any other document referred to herein or therein; (d) all out-of-pocket costs, expenses, taxes, assessments and other charges incurred in connection with any filing, registration, recording or perfection of any security interest contemplated by this Agreement, any other Loan Document or any document referred to herein or therein; and (e) expenses of due diligence incurred prior to or as of the Closing Date.

     10.11     Indemnification. The Borrower agrees to indemnify the Agent, the
               ---------------
Banks and each Affiliate thereof and their respective directors, officers, employees, counsel and agents from, and hold each of them harmless against, any and all losses, liabilities (including Environmental Liabilities), claims (including Environmental Claims) or damages to which any of them may become subject, insofar as such losses, liabilities, claims or damages arise out of or result from (a) the negotiation, execution, delivery, performance, administration, or enforcement of any of the Loan Documents, (b) any of the transactions contemplated by the Loan Documents, (c) any actual or proposed use by the Borrower of the proceeds of any extension of credit (whether an Advance or a Letter of Credit) by any Bank hereunder, (d) any breach by the Borrower or any Guarantor of any representation, warranty, covenant or other agreement contained in this Agreement or any other Loan Document, (e) any violation by the Borrower, any of its Subsidiaries or any Foreign

Affiliate of any law, rule, regulation or order including any Requirements of Environmental Law, (f) any Liens or security interests granted on any Property pursuant to or under the Loan Documents, to the extent resulting from any Hazardous Substance located in, on or under any such Property, (g) any ownership by the Banks or the Agent of any Property following foreclosure under the Loan Documents, to the extent such losses, liabilities, claims or damages arise out of or result from any Hazardous Substance, located in, on or under such Property prior to or at the time of such foreclosure, including losses, liabilities, claims or damages which are imposed upon Persons under laws relating to or regulating Hazardous Substances, solely by virtue of ownership, (h) any Bank or the Agent being deemed an operator of any such Property by a court or other regulatory or administrative agency or tribunal or other third party, to the extent such losses, liabilities, claims or damages arise out of or result from any Hazardous Substance, petroleum, petroleum product or petroleum waste located in on or under such Property at or prior to the of any foreclosure thereon under the Loan Document, or (i) any investigation, litigation or other proceeding (including any threatened investigation or proceeding) relating to any of the foregoing, and the Borrower agrees to reimburse the Agent and each Bank, and each Affiliate thereof and their respective directors, officers, employees, counsel and agents, upon demand for any out-of-pocket expenses (including legal fees) incurred in connection with any such investigation or proceeding, AND WHETHER ANY SUCH LOSS, LIABILITY, CLAIM OR DAMAGE RESULTS FROM THE NEGLIGENCE OF ANY SUCH INDEMNIFIED PERSON; provided that no Person to be indemnified hereunder shall have the right to be indemnified for its own gross negligence or willful misconduct.

     10.12  Amendments, Waivers, Etc.  No amendment, modification or waiver of
            ------------------------
any provision of this Agreement, the Notes or any other Loan Document, nor any consent to any departure by the Borrower or any of its Subsidiaries or Foreign Affiliates therefrom, shall in any event be effective unless the same shall be agreed or consented to in writing by the Required Banks and the Borrower, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, that no amendment, waiver or
                                          --------
consent shall, unless consented to in writing by each affected Bank, do any of the following: (a) increase any Commitment of any of the Banks or subject the Agent or any of the Banks to any additional obligations; (b) reduce the principal of, or interest on, any Advance, any Letter of Credit Exposure Amount or any fee hereunder; (c) waive or postpone any scheduled date fixed for any payment of principal of, or interest on, any Advance, any Letter of Credit Exposure Amount or any fee or other sum to be paid hereunder; (d) change the percentage of any of the Commitments or of the aggregate unpaid principal amount of any of the Advances, any Letter of Credit Exposure Amount, or the number of Banks which shall be required for the Banks or any of them to take any action under this Agreement; (e) increase any of the Borrowing Base advance rates above the respective percentages set forth in the definition of "Borrowing Base" in
Section 1.1 hereof, or make any change in the definition of Eligible Receivables
-----------
or Eligible Inventory that results in an increase in the assets or values of assets included in the Borrowing Base; (f) release the Borrower from liability for any of the Obligations; (g) release any Guarantor from any Guaranty; (h) other than as expressly permitted by this Agreement, release any Collateral for any of the Obligations; (i) waive any of the conditions specified in Section 4.1
                                                                     -----------
hereof; or (j) change the definition of "Required Banks" contained herein; and

provided further that nothing herein shall affect, limit or restrict the Agent's
-------- -------
right to establish, fix, reduce, increase
or otherwise revise any standards of eligibility for Receivables and inventory or any Reserves, from time to time solely in the Agent's exclusive judgment. Anything in this Section 10.12 to the contrary, no amendment, waiver or consent
                         -----
shall be made with respect to Section 9 without the written consent of the
                              ---------
Agent. Notwithstanding any contrary provision hereof, if any Bank fails to consent to any of the above-described items requiring the unanimous consent of the Banks when such consent has been requested by the Agent and the Required Banks, the Agent shall be entitled to cause such non-consenting Bank to be replaced hereunder by an Eligible Assignee. In such event, such non-consenting Bank agrees to abide by the relevant provisions of Section 10.13 hereof in
                                                   -------------
connection with the replacement of such non-consenting Bank by the Eligible Assignee secured by the Agent.

     10.13  Successors and Assigns.
            ----------------------

            (a) This Agreement shall be binding upon and inure to the benefit of the Borrower, the Agent and the Banks and their respective successors and permitted assigns. The Borrower may not assign or transfer any of its rights or obligations hereunder without the prior written consent of all of the Banks.

            (b) Each Bank may sell participations to any Person in all or part of any Advance, or all or part of its Notes, the Letter of Credit Exposure Amount or Commitments, to another bank or other entity, in which event, without limiting the foregoing, the provisions of Sections 10.11 and 10.17 shall inure
                                          --------------     -----
to the benefit of each purchaser of a participation and the pro-rata treatment of payments, as described in Section 2.11, shall be determined as if such Bank
                             ------------
had not sold such participation. In the event any Bank shall sell any participation, (i) the Borrower, the Agent and the other Banks shall continue to deal solely and directly with such selling Bank in connection with such selling Bank's rights and obligations under the Loan Documents (including the Note(s) held by such selling Bank), (ii) such Bank shall retain the sole right and responsibility to enforce the obligations of the Borrower relating to the Advances and Letter of Credit Exposure Amount, including the right to approve any amendment, modification or waiver of any provision of this Agreement other than (and then only if expressly permitted by the applicable participation agreement) amendments, modifications or waivers with respect to (A) any reduction of any fees payable hereunder to the Bank, (B) any reduction of the amount of principal or the rate of interest payable on the Advances and other sums to be paid to the Banks hereunder, and (C) any postponement of any date for the payment of any amount payable in respect of the Advances of such Bank, and
(iii) the Borrower agrees, to the fullest extent it may effectively do so under applicable law, that any participant of a Bank may exercise all rights of set-off, bankers' lien, counterclaim or similar rights with respect to such participation as fully as if such participant were a direct holder of Advances if such Bank has previously given notice of such participation to the Borrower.

            (c) Each Bank may assign to one or more Banks or Eligible Assignees all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of its Commitment and the same portion of the related Advances at the time owing to it, the related Note or Notes held by it and its Letter of Credit Exposure Amount) (a "Ratable Assignment"); provided,
                                              ------------------    ---------
however, that, (i) the Agent must give its prior written consent, which consent
-------
will not be unreasonably withheld, conditioned or delayed, (ii) the aggregate amount of the applicable

Commitment, Advances and Letter of Credit Exposure Amount (without duplication) of the assigning Bank subject to each such assignment (determined as of the date the Assignment and Acceptance (as defined below) with respect to such assignment is delivered to the Agent) shall in no event be less than $5,000,000 and shall be in an amount that is an integral multiple of $1,000,000 (unless all of the assigning Bank's applicable Commitment, Advances and Letter of Credit Exposure Amount is being assigned); (iii) the aggregate amount of the applicable Commitment and/or Advances of the assigning Bank immediately after each partial assignment must be at least $5,000,000 (except for certain exceptions approved by the Borrower and the Agent) and shall be in an amount which is an integral multiple of $1,000,000; provided, however, that upon the occurrence and during the continuance of any Event of Default, any Bank shall be entitled to assign to one or more Banks or Eligible Assignees all of such assigning Bank's Commitment, Advances and Letter of Credit Exposure Amount in accordance with the other terms of this Section 10.13; and (iv) the parties to each such assignment shall
        -------------
execute and deliver to the Agent, for its acceptance and recording in its records, an Assignment and Acceptance in a form required by the Agent (each an "Assignment and Acceptance") with blanks appropriately completed, together with
 -------------------------
any Note or Notes subject to such assignment and a processing and recordation fee of $3,500 (for which the Borrower shall have no liability). Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least ten (10) Business Days after the execution thereof, unless a shorter period of time may be agreed to by the Agent as its sole and absolute discretion, (A) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Bank hereunder and (B) the Bank thereunder shall, to the extent provided in such assignment, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Bank's rights and obligations under this Agreement, such Bank shall cease to be a party hereto).

            (d) By executing and delivering an Assignment and Acceptance, the Bank assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim, such Bank assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with any Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of any Loan Document or any other instrument or document furnished pursuant thereto; (ii) such assignor Bank makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or any of its Subsidiaries or Foreign Affiliates or the performance or observance by the Borrower or any of its Subsidiaries or Foreign Affiliates of any of its obligations hereunder or under any other Loan Document; (iii) such assignee confirms that it has received a copy of this Agreement and the other Loan Documents, together with copies of the financial statements of the Borrower previously delivered in accordance herewith and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee confirms that it will keep confidential all information with respect to the Borrower and any of its Subsidiaries or Foreign Affiliates furnished to it by the Borrower, any such Subsidiary, any Foreign Affiliate, such assignor Bank or the Agent (other than information generally available to the public or otherwise available to the Agent on a non-confidential basis or otherwise permitted pursuant to the terms of this Agreement); (v) such assignee will, independently and without reliance upon the Agent, such assignor Bank or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents; (vi) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Loan Documents as are delegated to the Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and
(vii) such assignee agrees that it will perform in accordance with their terms all obligations that by the terms of the Loan Documents are required to be performed by it as a Bank.

            (e) The Agent may maintain at its office a copy of each Assignment and Acceptance delivered to it and a record of the names and addresses of the Banks and the Commitments of, and principal amount of the Advances owing to, and the Letter of Credit Exposure Amount of, each Bank from time to time (the "Register"). The entries in the Register shall be conclusive, in the absence of
 --------
manifest error, and the Borrower, the Agent and the Banks may treat each Person the name of which is recorded therein as a Bank hereunder for all purposes of the Loan Documents. Such records shall be available for inspection by the Borrower or any Bank at any reasonable time and from time to the upon reasonable prior notice.

            (f) Upon its receipt of an Assignment and Acceptance executed by an assigning Bank and the assignee thereunder together with the Note(s) subject to such assignment, the written consent to such assignment and the fee payable in respect thereto, the Agent shall, if such Assignment and Acceptance has been completed with blanks appropriately filled, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and
(iii) give prompt notice thereof to the Borrower and the Banks. Contemporaneously with the receipt by the Borrower of such Assignment and Acceptance, the Borrower, at its own expense, shall execute and deliver to the Agent in exchange for the surrendered Note(s), a new Note or Notes payable to the order of such assignee in an amount equal to the applicable Commitment, Advances and Letter of Credit Exposure Amount (without duplication) assumed by it pursuant to such Assignment and Acceptance and, if the assigning Bank has retained Commitments, Advances and/or Letters of Credit hereunder, a new Note or Notes to the order of the assigning Bank in an amount equal to the applicable Commitment, Advances and/or Letters of Credit retained by it hereunder. Such new Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note(s), shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of the surrendered Note(s). Thereafter, such surrendered Note shall be marked canceled and returned to the Borrower.

            (g) Any Bank may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section
                                                                       -------
10.13, disclose to the assignee or participant or proposed assignee or
-----
participant, any information relating to the Borrower, the Subsidiaries of the Borrower or the Foreign Affiliates furnished to such Bank by or on behalf of the Borrower, such Subsidiaries or the Foreign Affiliates.

            (h) Notwithstanding anything herein to the contrary, each Bank may pledge and assign all or any portion of its rights and interests under the Loan Documents to any Federal Reserve Bank.

     10.14  ENTIRE AGREEMENT.  THIS AGREEMENT, THE NOTES, AND THE OTHER LOAN
            ----------------
DOCUMENTS REFERRED TO HEREIN REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES HERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES HERETO. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES. This Agreement amends and restates the Existing Credit Agreement.

     10.15  Severability.  If any provision of any Loan Documents shall be
            ------------
invalid, illegal or unenforceable in any respect under any applicable law, the validity, legality and enforceability of the remaining provisions shall not be affected or impaired thereby.

     10.16  Disclosures.  Every reference in the Loan Documents to disclosures
            -----------
of the Borrower to the Agent and the Banks in writing, to the extent that such references refer to disclosures at or prior to the execution of this Agreement, shall be deemed strictly to refer only to written disclosures delivered to the Agent and the Banks in an orderly manner prior to or concurrently with the execution hereof.

     10.17  Capital Adequacy.  If after the date of this Agreement, any Bank
            ----------------
shall have determined that the adoption or effectiveness (regardless of whether previously announced) of any applicable Legal Requirement or treaty regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank with any request or directive regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority, has or would have the effect of increasing the cost of, or reducing the rate of return on the capital of such Bank (or any holding company of which such Bank is a part) as a consequence of its obligations hereunder or under any Letter of Credit or its Note to a level below that which such Bank or holding company could have achieved but for such adoption, change or compliance by an amount deemed by such Bank to be material, then from time to time, upon demand by such Bank (with a copy to the Agent), the Borrower (subject to Section 10.7 hereof) agrees to pay
                                             ------------
to such Bank such additional amount or amounts as will compensate such Bank or holding company for such reduction. Such Bank will furnish to the Borrower, within 180 days after such Bank actually incurs such cost increase or reduction in its rate of return, a certificate of such Bank claiming compensation under this Section and setting forth the basis and the additional amount or amounts to be paid to it hereunder. Each such certificate shall be conclusive, provided that the determination of such amount or amounts is made on a reasonable basis. In determining such amount or amounts, such Bank may use any reasonable averaging and attribution methods. The Borrower shall pay such Bank the amount shown as due on any such certificate within five (5) days after such Bank delivers such certificate.

     10.18  Taxes.
            -----

            (a)  As used in this Section 10.18, the following terms shall have
                                 -------------
the following meanings:

                 (i)  "Indemnifiable Tax" means any Tax, but excluding, in any
                       -----------------
     case, any Tax that (a) would not be imposed in respect of a payment to a holder of any of the Notes under this Agreement, under the Notes held by such holder or under any of the other Loan Documents except for a present or former connection between the jurisdiction of the Governmental Authority imposing such Tax and such holder (or a shareholder or other Person with an interest in such holder), including a connection arising from such holder's (or shareholder of such holder or such other Person) being or having been a citizen or resident of such jurisdiction, or being or having been organized, present or engaged in a trade or business in such jurisdiction, or having or having had a permanent establishment or fixed place of business in such jurisdiction, but excluding a connection arising solely from such holder having executed, delivered, performed its obligations or received a payment under, or enforced, this Agreement, the Notes held by such holder or any other Loan Documents, or (b) is imposed under United States federal income tax law or any state income tax law.

                 (ii)  "Tax" means any present or future tax, levy, impost,
                        ---
     duty, charge, assessment or fee of any nature (including interest thereon and penalties and additions thereto) that is imposed by any Governmental Authority in respect of a payment to a holder of any of the Notes under this Agreement, under the Notes or under any of the other Loan Documents.

            (b) If the Borrower is required by any applicable Legal Requirement to make any deduction or withholding for or on account of any Tax from any payment to be made by it under this Agreement, under the Notes or under any other Loan Documents, then the Borrower shall (i) promptly notify the holder of Notes hereunder that is entitled to such payment of such requirement to so deduct or withhold such Tax, (ii) pay to the relevant Government Authorities the full amount required to be so deducted or withheld, (iii) promptly forward to such holder an official receipt (or certified copies thereof), or other documentation reasonably acceptable to such holder, evidencing such payment to such Governmental Authorities and (iv) if such Tax is an Indemnifiable Tax, pay, to the extent permitted by law to such holder, in addition to whatever net amount of such payment is paid to such holder, such additional amount as is necessary to ensure that the total amount actually received by such holder (free and clear of Indemnifiable Tax) will equal the full amount of the payment such holder would have received had no such deduction or withholding been required. If the Borrower pays any additional amount to a holder pursuant to the preceding sentence and such holder shall receive a refund of an Indemnifiable Tax with respect to which, in the good faith opinion of such holder, such payment was made, such holder shall pay to the Borrower the amount of such refund promptly upon receipt thereof.

            (c) In the event that any Governmental Authority notifies the Borrower that it has improperly failed to withhold or deduct any Tax from a payment received by any holder of Notes under this Agreement, under the Notes held by such holder or under any other Loan

Documents, the Borrower agrees to timely and fully pay such Tax to such Governmental Authority and such holder shall, upon receipt of written notice of such payment with respect to any Tax other than an Indemnifiable Tax, promptly pay to the Borrower, an amount necessary in order that the amount of such payment to the Borrower after payment of all Taxes with respect to such payment, shall equal the amount of any Tax other than an Indemnifiable Tax that the Borrower paid to such Governmental Authority pursuant to this clause (c).

            (d) Each holder of a Note shall, upon request by the Borrower, take requested measures to mitigate the amount of Indemnifiable Tax required to be deducted or withheld from any payment made by the Borrower under this Agreement, under the Notes or under any other Loan Documents if such measures can, in the sole and absolute opinion of such holder, be taken without such holder suffering any economic, legal, regulatory or other disadvantage (provided, however, that no such holder shall be required to designate a funding office that is not located in the United States of America).

            (e) Notwithstanding the foregoing, in no event shall the amount payable under this Section 10.18 (to the extent, if any, constituting interest
                   -------------
under applicable laws) together with all amounts constituting interest under applicable laws and payable in connection with this Agreement or the Notes, exceed the Maximum Rate or the maximum amount of interest permitted to be charged by applicable laws.

     10.19  Release of Claims.  The Borrower and the Guarantors (each by its
            -----------------
execution or ratification of a Guaranty or Joinder Agreement) each hereby acknowledge and agree that none of them has any and there are no defenses, counterclaims, offsets, cross-complaints, claims or demands of any kind or nature whatsoever to or against the Agent, the Syndication Agent, the Documentation Agent, any of the Banks or the terms and provisions of or the obligations of the Borrower, any Guarantor or any Subsidiary or Foreign Affiliate created or evidenced by the Agreement or any of the other Loan Documents, and that neither the Borrower nor any of the Guarantors has any right to seek affirmative relief or damages of any kind or nature from the Agent, the Syndication Agent, the Documentation Agent, any of the Banks or any of their respective predecessors, officers, directors, agents, attorneys, employees, Affiliates, successors or assigns. To the extent any such defenses, counterclaims, offsets, cross-complaints, claims, demands or rights exist, Borrower and the Guarantors (each by its execution or ratification of a Guaranty or Joinder Agreement) each hereby waives, and hereby knowingly and voluntarily releases and forever discharges the Agent, the Syndication Agent, the Documentation Agent, each of the Banks and their respective predecessors, officers, directors, agents, attorneys, employees, Affiliates, successors and assigns, from all possible claims, demands, actions, causes of action, defenses, counterclaims, offsets, cross-complaints, damages, costs, expenses and liabilities whatsoever, whether known or unknown, such waiver and release being with full knowledge and understanding of the circumstances and effects of such waiver and release and after having consulted legal counsel with respect thereto.

     10.20  Right of Setoff.  The Agent and the Banks each are hereby authorized
            ---------------
at any time and from time to time, without notice to the Borrower or any of the Guarantors (any such notice being expressly waived by the Borrower and by the Guarantors by their execution or ratification of a Guaranty or a Joinder Agreement), to setoff and apply any and all deposits (general or special, time or demand, provisional or final, whether or not such setoff results in any loss of interest or other penalty, and including without limitation all certificates of deposit) at any time held, and any other funds or property at any time held, and other Indebtedness at any time owing by Agent or such Bank to or for the credit or the account of the Borrower or any such Guarantor against any and all of the Obligations irrespective of whether or not any of the Obligations are then due and irrespective of whether or not such Bank shall have made any demand under this Agreement, the Notes or any other Loan Document. The Borrower and each of the Guarantors (by their execution or ratification of a Guaranty or a Joinder Agreement) also hereby grants to Agent and to each of the Banks a security interest in and hereby transfers, assigns, sets over, and conveys to Agent and to each of the Banks, as security for payment of all Obligations, all such deposits, funds or property of the Borrower or any such Guarantor or Indebtedness of Agent or any Bank to the Borrower or any such Guarantor. Should the right of Agent or any Bank to realize funds in any manner set forth hereinabove be challenged and any application of such funds be reversed, whether by court order or otherwise, the Banks shall make restitution or refund to the Borrower or such Guarantor, as applicable, pro rata in accordance with their respective Commitment Percentages. Each Bank agrees to promptly notify the Borrower and the Agent after any such setoff and application, provided that the failure to give such notice will not affect the validity of such setoff and application. The rights of the Agent and the Banks under this Section are in addition to other rights and remedies (including without limitation other rights of setoff) which the Agent or the Banks may have. This Section is subject to the terms and provisions of Section 2.11
                                                             ------------
hereof.

     10.21  Non-Application of Chapter 346 of Texas Finance Code.  The
            ----------------------------------------------------
provisions of Chapter 346 of the Texas Finance Code (Vernon's Texas Civil Statutes) are specifically declared by the parties hereto not to be applicable to this Agreement or any of the other Loan Documents or to the transactions contemplated hereby

     10.22  Waiver of Right to Jury Trial.  EXCEPT AS PROHIBITED BY APPLICABLE
            -----------------------------
LAW, EACH PARTY HERETO HEREBY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, THE NOTES, ANY OF THE OTHER LOAN DOCUMENTS OR ANY TRANSACTIONS EVIDENCED THEREBY.

     10.23  Additional Provisions Regarding Collection of Receivables: Control
            ------------------------------------------------------------------
Inventory and other Collateral.
------------------------------

            (a) The Borrower and each Guarantor (by its execution or ratification of a Guaranty or a Joinder Agreement) hereby designates and constitutes the Agent or the Agent's designee as the Borrower's and each Guarantor's attorney-in-fact with power to endorse the Borrower's or any Guarantor's name upon any notes, acceptances, checks, drafts, money orders or other evidence of payment of any Receivables or any other Collateral that may come into its possession; to sign or endorse the Borrower's or any Guarantor's name on any invoice, bill of lading or other title or ownership documents relating to any Receivables or inventory, drafts against any customers of the Borrower or any Guarantor, assignments and verifications of Receivables and notices to customers of the Borrower or any Guarantor; to send verifications of

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Receivables; to notify the U.S. Postal Service authorities to change the address for delivery of mail addressed to the Borrower or any Guarantor to such address as the Agent may designate at any time after the occurrence of any Event of Default which is continuing; and to do all other acts and things necessary to carry out this Agreement. All acts of said attorney or designee are hereby ratified and approved by the Borrower and each Guarantor (by its execution or ratification of a Guaranty or a Joinder Agreement), and said attorneys or designee shall not be liable for any acts of omission or commission, for any error of judgment or for any mistake of fact or law, provided that the Agent or its designee shall not be relieved of liability to the extent it is determined by a final judicial decision that its act, error or mistake constituted gross negligence or willful misconduct. The power of attorney granted under this subparagraph is coupled with an interest and is irrevocable until all of the Obligations are paid in full and this Agreement and the Total Commitment is terminated.

            (b) The Agent, without notice to or consent of the Borrower or any Guarantor, at any time after the occurrence and during the continuation of an Event of Default, (i) may sue upon or otherwise collect, extend the time of payment of, or compromise or settle for cash, credit or otherwise upon any terms, any of the Receivables or any instruments or insurance applicable thereto and/or release any account debtor thereon; (ii) is authorized and empowered to accept or direct shipments of inventory and accept the return of the goods represented by any of the Receivables; and (iii) shall have the right to receive, endorse, assign and/or deliver in its name or the name of the Borrower or any Guarantor any and all checks, drafts and other instruments for the payment of money relating to the Receivables, and the Borrower and each Guarantor (by its execution or ratification of a Guaranty or a Joinder Agreement) hereby waives notice of presentment, protest and non-payment of any instrument so endorsed.

            (c) Nothing herein contained shall be construed to constitute the Borrower or any Guarantor as agent of the Agent for any purpose whatsoever, and the Agent shall not be responsible or liable for any shortage, discrepancy, damage, loss or destruction of any part of the Collateral wherever the same may be located and regardless of the cause thereof. The Agent and the Banks shall not, under any circumstances or in any event whatsoever, have any liability for any error or omission or delay of any kind occurring in the settlement, collection or payment of any of the Receivables or any instrument received in payment thereof or for any damage resulting therefrom. The Agent and the Banks do not, by anything herein or in any assignment or otherwise, assume any of the Borrower's or any Guarantor's obligations under any contract or agreement assigned to the Agent or the Bank, and the Agent and the Banks shall not be responsible in any way for the performance by the Borrower or any Guarantor of any of the terms and conditions thereof.

            (d)  Upon the occurrence and during the continuation of any Event of
Default: (i) if any of the Receivables includes a charge for any tax payable to any governmental tax authority, the Agent is hereby authorized (but in no event obligated) in its discretion to pay the amount thereof to the proper taxing authority for, the account of the Borrower or any Guarantor and to charge the Borrower's or any Guarantor's account therefor; and (ii) the Borrower shall notify the Agent if any Receivables include any tax due to any such taxing authority and, in the absence of such notice, the Agent shall have the right to retain the full proceeds of such

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

Receivables and shall not be liable for any taxes that may be due from the Borrower or any Guarantor by reason of the sale and delivery creating such Receivables.

            (e) Upon the occurrence and continuation of any Event of Default, the Agent may at any time and from time to time employ and maintain in the premises of the Borrower or any Guarantor a custodian selected by the Agent who shall have full authority to do all acts necessary to protect the Agent's and Banks' interests and to report to the Agent thereon. The Borrower hereby agrees to cooperate with any such custodian and to do so whatever the Agent may reasonably request to preserve the Collateral. All costs and expenses incurred by the Agent by reason of the employment of the custodian shall be charged to the Borrower's or any Guarantor's account and added to the Obligations.

  10.24  Limitation of Liability.   None of the Agent, any Bank, or any
         -----------------------
Affiliate, officer, director, employee, attorney, or agent thereof shall have any liability with respect to, and the Borrower and each Guarantor (by its execution or ratification of a Guaranty or a Joinder Agreement) hereby waives, releases, and agrees not to sue any of them upon, any claim for any special, indirect, incidental, or consequential damages suffered or incurred by the Borrower, any of its Subsidiaries or any Foreign Affiliate in connection with, arising out of, or in any way related to, this Agreement or any of the other Loan Documents, or any of the transactions contemplated by this Agreement or any of the other Loan Documents. The Borrower and each Guarantor (by its execution or ratification of a Guaranty or a Joinder Agreement) hereby waives, releases, and agrees not to sue the Agent or any Bank or any of their respective Affiliates, officers, directors, employees, attorneys, or agents for punitive damages in respect of any claim in connection with, arising out of, or in any way related to, this Agreement or any of the other Loan Documents, or any of the transactions contemplated by this Agreement or any of the other Loan Documents.

  10.25  No Fiduciary Relationship.  The relationship between the Borrower and
         -------------------------
the Agent and between the Borrower and each Bank with respect to the Loan Documents and the transactions governed thereby is solely that of debtor and creditor, and neither the Agent nor any Bank has any fiduciary or other special relationship with the Borrower with respect to the Loan Documents and the transactions governed thereby, and no term or condition of any of the Loan Documents shall be construed so as to deem the relationship between the Borrower and the Agent or any Bank with respect to the Loan Documents and the transactions governed thereby to be other than that of debtor and creditor.

  10.26  Construction.  The Borrower, the Agent and each Bank acknowledge that
         ------------
each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Agreement and the other Loan Documents with its legal counsel and that this Agreement and the other Loan Documents shall be construed as if jointly drafted by the parties hereto.

     10.27  Joint and Several Obligations.  Notwithstanding anything to the
            -----------------------------
contrary contained herein or in any other Loan Documents, the Borrower and the Guarantors are jointly and severally responsible for their respective agreements, covenants, representations, warranties and obligations contained and set forth in this Agreement or in any other Loan Document to which they are a party.


        [REMAINDER OF PAGE INTENTIONALLY BLANK.  SIGNATURE PAGES FOLLOW]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.

                              CELLSTAR CORPORATION

                              By: /s/ Austin P. Young
                                  ----------------------------
                              Name:  Austin P. Young
                              Title: Sr. VP - CFO

                              Address for Notices:
                              -------------------
                              CellStar Corporation
                              1730 Briercroft
                              Carrollton, Texas 75006

                              Fax No.:  (972) 466-0288
                              Telephone No.:  (972) 466-5000
                              Attention:  General Counsel

                              THE CHASE MANHATTAN BANK (successor by merger to Chase Bank of Texas, National Association, formerly known as Texas Commerce Bank National Association), as a Bank and as Agent


                              By: /s/ R. Alan Green
                                 -----------------------
                              Name:  R. Alan Green
                              Title: Vice President

                              Addresses for Notices:
                              ---------------------
                              Via Mail:
                              The Chase Manhattan Bank
                              P.O. Box 660197
                              Dallas, Texas  75266-0197

                              or Hand Delivery:
                              The Chase Manhattan Bank
                              700 North Pearl, Suite 801
                              Dallas, Texas  75201

                              Fax No.:  214/965-2699
                              Telephone No.:  214/965-2668
                              Attention:  R. Alan Green

                              BANK ONE, NA (formerly known as The First National Bank of Chicago), as Syndication Agent and a Bank


                              By: /s/ William W. Clifford
                                 ------------------------------
                              Name:  William W. Clifford
                              Title: First Vice President

                              Addresses for Notices:
                              ---------------------
                              Bank One, NA
                              1717 Main Street
                              Managed Assets TX1-2454
                              Dallas, Texas  75201

                              Fax No.:  (312) 732-1158
                              Telephone No.:  (312) 732-4519
                              Attention:  Chris Fontaine


                              Domestic Lending Office:
                              -----------------------
                              Bank One NA
                              One Bank One Plaza
                              Chicago, Illinois  60670

                              NATIONAL CITY BANK,
                              as Documentation Agent and a Bank


                              By: /s/ Tom Gurbach
                                  ------------------------
                              Name:  Tom Gurbach
                              Title: Vice President

                              Addresses for Notices:
                              ---------------------
                              National City Bank
                              1900 East 9/th/ Street, Locator 2077
                              Cleveland, Ohio  44114

                              Fax No.:  (216) 222-0003
                              Telephone No.:  (216) 575-9324
                              Attention:  Tom Gurbach

                              CREDIT LYONNAIS NEW YORK BRANCH,
                              as a Bank


                              By: /s/ Anne G. Shean
                                  ----------------------------
                              Name:  Anne G. Shean
                              Title: Vice President

                              Addresses for Notices:
                              ---------------------
                              Credit Lyonnais
                              1301 Avenue of the Americas
                              New York, New York  10019

                              Fax No.:  (212) 261-3259
                              Telephone No.:  (212) 261-7097
                              Attention:  Coco Shean


                              Domestic Lending Office:
                              -----------------------
                              New York Branch

                              WELLS FARGO BANK TEXAS, NATIONAL ASSOCIATION
                              (formerly known as Wells Fargo Bank (Texas),
                              National Association)
                              as a Bank


                              By: /s/ Richard H. Pope
                                 --------------------------------
                              Name:  Richard H. Pope
                              Title: Assistant Vice President

                              Addresses for Notices:
                              ---------------------
                              Wells Fargo Bank
                              79 South Main Street, 8/th/ Floor
                              Salt Lake City, Utah  84128

                              Fax No.:  (801) 246-5779
                              Telephone No.:  (801) 246-5795
                              Attention:  Scott J. Manookin

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